UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the registrant [X]

Filed by a party other than the registrant [  ]

Check the appropriate box:

[ X ]     Preliminary proxy statement.

[   ]     Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2)).

[   ]     Definitive proxy statement.

[   ]     Definitive additional materials.

[   ]     Soliciting material pursuant toss. 240.14a-11(c) ofss. 240.14a-12.


                                DST SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[   ]     No fee required.

[ X ]     Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

          (1)  Title of each class of securities to which  transaction  applies:
               Common Stock, par value $0.01 per share, of DST Systems, Inc.

          (2) Aggregate number of securities to which transaction applies: 32.3 million shares of Common Stock of DST Systems, Inc.

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee only is $0. For purposes of determining the proposed maximum aggregate value of the transaction, Exchange Act Rule 0-11(c)(2) and telephone interpretation 1 for Rule 0-11 under paragraph M. "Exchange Act Rules" in the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations from July 1997 were reviewed. In the transaction, DST Systems, Inc. will be receiving only its own shares of Common Stock and no cash or other property. No cash, securities or other property is being distributed to DST security holders on a pro rata basis. Therefore, in following the calculation set forth in Exchange Act Rule 0-11, the proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $0, and the filing fee is calculated as $0.

          (4) Proposed maximum aggregate value of transaction: $0 (See (3) above).

          (5)  Total fee paid: $0

[   ]     Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[   ]     Checkbox if any part of the fee is offset as provided by Exchange  Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3)      Filing Party:
--------------------------------------------------------------------------------

         (4)      Date Filed:
--------------------------------------------------------------------------------

[DST LOGO]
333 WEST 11TH STREET
KANSAS CITY, MISSOURI  64105







                                DST SYSTEMS, INC.




                           NOTICE AND PROXY STATEMENT


                                       FOR


                        A SPECIAL MEETING OF STOCKHOLDERS


                                    [ ], 2003


                             YOUR VOTE IS IMPORTANT!


  Please vote by telephone or the Internet as described on the Voting Card or mark, date and sign the card and promptly return it in the envelope provided.
















MAILING OF THIS NOTICE AND PROXY STATEMENT AND THE ACCOMPANYING VOTING CARD
COMMENCED ON OR ABOUT [            ], 2003

                                DST SYSTEMS, INC.

                              333 WEST 11TH STREET
                           KANSAS CITY, MISSOURI 64105
                                 ---------------

                                 PROXY STATEMENT
                                       AND
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                    [ ], 2003
                                 ---------------

     You are hereby notified of and cordially invited to attend the Special Meeting of Stockholders of DST Systems, Inc., a Delaware corporation ("DST"), to be held at the offices of DST Systems, Inc., 333 West 11th Street, 3rd Floor, Kansas City, Missouri, 64105 at 8:30 AM, Central Time, on [date] 2003, to consider and vote upon the following matter:

     Approval of the Share Exchange Agreement, dated August 25, 2003, by and among DST Systems, Inc., DST Output Marketing Services, Inc., and Janus Capital Group Inc. and the transactions contemplated thereby.

     The Board of Directors has set the close of business on [date] as the record date for determining which stockholders are entitled to notice of and to vote at this meeting or any adjournment thereof. A list of such stockholders will be available during the Special Meeting for examination by any stockholder for any purpose germane to the meeting and will be available during regular business hours at the corporate offices of DST, 333 West 11th Street, Kansas City, Missouri, for the 10-day period prior to the Special Meeting. The Board of Directors recommends that you vote "for" approval of the Share Exchange Agreement and the transactions contemplated thereby.

     It is important that your shares be represented at the meeting. Please vote your shares, regardless of whether you plan to attend the Special Meeting. You may cast your votes by telephone or through the Internet as described on the Voting Card. Alternatively, please date the Voting Card, sign it and promptly return it in the envelope provided, which requires no postage if mailed in the United States.

     If you own shares registered in the name of a broker, you should receive a card from the broker on which you may direct the broker to vote such shares. Please promptly complete the card and return it to the broker.

     Any stockholder or stockholder's representative who may need special assistance or accommodation to participate in the Special Meeting because of a disability should contact DST's Corporate Secretary at the above address, or by phone at (816) 435-4636. To provide DST sufficient time to arrange for reasonable assistance, please submit all such requests by [date], 2003.

                                 By Order of the Board of Directors,


                                 Randall D. Young
                                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

The date of this Notice is [          ], 2003

                                DST SYSTEMS, INC.
                              333 WEST 11TH STREET
                           KANSAS CITY, MISSOURI 64105

                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                                    CONTENTS
                                                                           PAGE
                                                                           ----
PROXY STATEMENT............................................................   1

SUMMARY TERM SHEET FOR THE PROPOSAL........................................   1

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL...................................   3

INFORMATION ABOUT THE SPECIAL MEETING......................................   6

VOTING.....................................................................   7

BUSINESS OF DST SYSTEMS, INC...............................................   9

BUSINESS OF DST OUTPUT MARKETING SERVICES, INC.............................  10

BUSINESS OF JANUS CAPITAL GROUP INC........................................  11

BACKGROUND AND RECOMMENDATION..............................................  12
      Background...........................................................  12
      Reasons for the Proposal.............................................  16
      Opinion of Financial Advisor.........................................  17
      Recommendation.......................................................  24

PROPOSAL - APPROVAL OF THE SHARE EXCHANGE AGREEMENT AND THE
TRANSACTIONS CONTEMPLATED THEREBY..........................................  25
      Description of the Proposal..........................................  25
      Purposes and Effects of the Proposal.................................  25
      Summary of the Share Exchange Agreement .............................  25
      Regulatory Matters...................................................  39
      Requirement for Stockholder Approval.................................  39
      Required Vote and the DST Board's Recommendation.....................  39

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..................................  40

SELECTED FINANCIAL DATA....................................................  43

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS.........................  44

PRINCIPAL STOCKHOLDERS AND STOCK OWNED BENEFICIALLY BY DIRECTORS
   AND CERTAIN EXECUTIVE OFFICERS..........................................  52

OTHER MATTERS..............................................................  55

WHERE YOU CAN FIND MORE INFORMATION........................................  56

DOCUMENTS INCORPORATED BY REFERENCE........................................  56


APPENDICES:

Appendix A - Share Exchange Agreement, dated August 25, 2003, by
  and between DST, OMS and Janus..........................................   A-1
Appendix B - Proxy relating to shares of DST Common Stock retained
  by Janus................................................................   B-1
Appendix C - Fairness Opinion of U.S. Bancorp Piper Jaffray Inc...........   C-1
Appendix D - OMS Condensed Combined Financial Statements, June 30, 2003... D-1 Appendix E - OMS Combined Financial Statements, December 31, 2002 and
  2001....................................................................   E-1

                                 PROXY STATEMENT

     This proxy statement is being mailed on or about [DATE], 2003, to holders at the close of business on [DATE], 2003 (the "Record Date") of a total of [115,671,587] shares (the number outstanding as of the Record Date) of the common stock of DST Systems, Inc. ("DST Common Stock"). DST Common Stock has a par value of $.01 per share, and is the only outstanding class of voting securities of DST. Stockholders on the Record Date are entitled to vote on the proposal to be presented by the DST Board of Directors (the "DST Board") at the Special Meeting of Stockholders to be held at 8:30 AM Central Time, on [DATE], 2003, at the principal executive offices of DST Systems, Inc. ("DST"), 333 West 11th Street, 3rd Floor, Kansas City, Missouri 64105 ("Special Meeting"). The DST Board is soliciting your vote in favor of the proposal set forth in the accompanying notice.


                       SUMMARY TERM SHEET FOR THE PROPOSAL

     THIS SUMMARY TERM SHEET FOR THE PROPOSAL HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT REGARDING THE PROPOSAL AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU AS A DST STOCKHOLDER. ACCORDINGLY, WE ENCOURAGE YOU TO CAREFULLY READ THIS ENTIRE DOCUMENT, INCLUDING THE APPENDICES, AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. YOU MAY OBTAIN A COPY OF THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU WITHOUT CHARGE BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "DOCUMENTS INCORPORATED BY REFERENCE."

PURPOSE OF THE PROPOSAL

     On August 25, 2003, DST, DST Output Marketing Services, Inc., a New York corporation and wholly-owned subsidiary of DST ("OMS"), and Janus Capital Group Inc., a Delaware corporation ("Janus"), entered into a Share Exchange Agreement (the "Share Exchange Agreement"). Upon the terms and subject to the conditions set forth in the Share Exchange Agreement, DST will transfer to Janus all of the issued and outstanding shares of OMS common stock, par value $0.01 per share (the "OMS Shares") and Janus will transfer to DST 32.3 million shares of DST Common Stock owned by Janus (the "Janus DST Shares") in exchange for the OMS
Shares (such transfers collectively referred to as the "Exchange"). Upon completion of the Exchange, Janus will own approximately 7.4 million shares of DST Common Stock (or approximately 9% of the outstanding shares), but DST will hold a proxy to vote these shares. The proposal is for the purpose of allowing DST, OMS and Janus to consummate the transactions contemplated by the Share Exchange Agreement.

THE PROPOSAL

     You are being asked to consider and vote upon a proposal to approve the Share Exchange Agreement and the transactions contemplated thereby. The DST Board recommends that you vote "for" approval of the proposal. The Share Exchange Agreement and certain related ancillary agreements (the "Ancillary Agreements") are described in more detail below.


        SHARE EXCHANGE AGREEMENT (PAGES 25 THROUGH 39 AND APPENDIX A)


     DST has agreed that, prior to the closing of the Exchange, DST will, and will cause its respective subsidiaries to, transfer to OMS certain business assets, business liabilities, and additional assets consisting of cash (the "Reorganization"). In exchange for these transfers, OMS has agreed to accept, assume and pay, perform or otherwise discharge the liabilities transferred to it in accordance with their respective terms and conditions.


     Prior to the Reorganization, the assets and liabilities of the OMS business will be contained in four separate subsidiary corporations. The purpose of the Reorganization is to combine all of the assets and liabilities of OMS' business into a single corporate entity and to position that subsidiary so that it is a direct subsidiary of DST in order to facilitate the transfer of the OMS Shares from DST to Janus pursuant to the Exchange. As of June 30, 2003, the book value of the assets to be transferred to OMS was approximately $8.5 million and the book value of the liabilities to be transferred was approximately $2.5 million. See "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement--The Reorganization--Transactions in Reorganization."



     At the time of the Exchange, OMS will hold graphics design and sheet-fed offset commercial printing operations, the laser printing and fulfillment operations of the Marketing Services Division of DST's Output Solutions segment, and additional cash to approximately equalize the value of the OMS Shares to the Janus DST Shares being exchanged.

     The obligations of DST, OMS and Janus to complete the Exchange are subject, in addition to other conditions customary for transactions of this type, to the following conditions:

     o Approval by DST stockholders of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement (described in the proposal);

     o    Obtaining   required   consents  and   approvals   from   governmental
          authorities;

     o    Receipt of tax opinions;

     o    Execution and delivery of certain of the Ancillary Agreements;

     o    Obtaining certain consents and/or waivers from certain lenders;

     o Absence of any action taken by any governmental authority to prohibit, enjoin or restrain consummation of the transactions contemplated by the Share Exchange Agreement;

     o    Completion of the Reorganization; and

     o DST entering into customary agreements for financing a portion of the cash amount to be transferred to OMS as part of the Reorganization.

See "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement."

     At the Closing, the parties and their respective affiliates, as appropriate, will execute and deliver certain of the Ancillary Agreements, pursuant to which among other things, certain services and goods will be provided to the parties to the Share Exchange Agreement. In addition, Janus will execute and deliver to DST a proxy for voting the shares of DST Common Stock Janus will retain after the Exchange is consummated for so long as Janus owns or retains voting rights to such shares. See "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement--Ancillary Agreements."


FAIRNESS OPINION (PAGES 17 THROUGH 24 AND APPENDIX C)



     U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") acted as a financial advisor to DST in connection with the Exchange. At an August 25, 2003 meeting of the DST Board, Piper Jaffray made a fairness opinion presentation to the Board and delivered its opinion. The opinion was that the consideration to be exchanged in the Exchange is fair, from a financial point of view, to DST. Under the terms of the engagement letter, DST agreed to pay Piper Jaffray a retainer of $50,000, a fee of $600,000 for rendering its opinion and $25,000 for any updates, as well as reasonable out-of-pocket expenses of Piper Jaffray. As of the date of this Proxy Statement, DST has paid Piper Jaffray $[675,000] pursuant to the terms of the engagement letter. For a more detailed discussion of the fees paid or payable to Piper Jaffray and other relationships with Piper Jaffray and/or its affiliates existing prior to Piper Jaffray's engagement as financial advisor, see "Background and Recommendation--Opinion of Financial Advisor."



VOTE REQUIRED TO APPROVE THE PROPOSAL (PAGES 7 AND 39)


     Approval of the proposal will require the affirmative vote of the holders of a majority of the outstanding shares of capital stock that are entitled to vote.

     Pursuant to the Share Exchange Agreement, Janus has agreed to vote all shares of DST Common Stock beneficially owned by Janus at the time of the Special Meeting (approximately [34%] of the outstanding shares) in favor of approval of the Share Exchange Agreement and the transactions contemplated thereby.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

     This question-and-answer section highlights important information in this proxy statement but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the appendices, and the other documents we refer you to for a more complete understanding of the matters being considered at the Special Meeting. In addition, we incorporate by reference into this proxy statement important business and financial information about DST. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Documents Incorporated by Reference."

Q:   ON WHAT AM I BEING ASKED TO VOTE?

A: You are being asked to vote to approve the Share Exchange Agreement and the transactions contemplated thereby.

Q:   WHAT IS THE PURPOSE OF THE EXCHANGE?


A: The Exchange is intended to achieve important DST business objectives. We believe the removal of significant ownership by Janus, which is a competitor to our mutual fund customer base, will improve our competitive position in serving the mutual fund industry. DST's customers have expressed concern over Janus' significant ownership interest in DST, since Janus advises one of the largest mutual fund complexes in the industry. Through the Exchange, we hope to allay these concerns in order to retain the business of our current customers and possibly increase our mutual fund business customer base.



     In addition, we believe the substantial reduction in Janus' ownership of DST will improve our access to bank credit by eliminating aggregation of credit risks by lenders. Although DST has not experienced any material difficulty in accessing bank credit to date, DST was informed in December 2002 by one of its syndicated line of credit lenders which has extended a revolving credit line to one of DST's 50% owned affiliates and participated in the Janus syndicated line of credit that the 50% owned affiliate line of credit needed to be reduced by $10 million or 25%, upon renewal. The lending bank cited aggregation of credit risks with Janus as one of the reasons in making its recommendation for a decrease in the respective line of credit. Although the amount of this reduction did not, in and of itself, create a serious financing problem for DST, the possibility of future reductions in loan commitments could create extremely serious financing issues for DST. DST will most likely seek to replace its existing $315 million syndicated line of credit within the next 12 months, since it expires in December 2004. Assuming that the proposed Exchange transaction is consummated, DST does not expect any difficulty in replacing this revolving credit facility. In the event the Exchange transaction is not consummated, DST may need to address the issue of aggregation of credit risks with certain existing lending banks. If this becomes necessary, it may require DST to relocate certain of its fee based bank business to new lenders which could entail significant internal time and expense.



     The Exchange will also address certain of our concerns about the lack of desired fit of the OMS operations with those of our core Output Solutions business. DST originally anticipated that its Financial Services and Output Solutions segments would create synergies with the OMS business and provide a strong basis for expansion. However, despite our best efforts, DST believes that the strategy upon which the business of OMS was built has been ineffective. The OMS business is highly customized, labor intensive and the customer base is served by larger competitors who possess significant economies of scale compared with OMS' capabilities. In recognition of this fact, on two earlier occasions (1996 and 2001) DST unsuccessfully sought a joint venture partner with which to combine OMS' operations to achieve the scale necessary to become a market leader. Furthermore, OMS' business is far more cyclical and volatile than DST's core business during periods of stock market weaknesses and recoveries.



Q:   WHAT IS THE COST OF THE EXCHANGE AND HOW DO WE INTEND TO FINANCE IT?



A: Under the terms of the Share Exchange Agreement, the total cost of the Exchange could range from approximately $969 million to $1.1 billion. Assuming a total cost of approximately $1.1 billion, we intend to fund the cost through the OMS operating business with a fair market value of $115 million and cash contributed to OMS prior to the Exchange of approximately $1.0 billion. We intend to fund the cash portion of the cost through (i) $819 million from the net proceeds of our private placement of convertible debentures in August 2003, and (ii) approximately $180.4 million drawn from revolving credit facilities.


Q:   WHY IS DST STOCKHOLDER APPROVAL NECESSARY?

A: DST's Certificate of Incorporation requires stockholder approval of any transfer or exchange to or with any "Interested Stockholder," of any assets of DST having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of DST. Janus is considered an Interested
     Stockholder because it owns more than 10% of the voting power of DST's outstanding capital stock entitled to vote generally in the election of directors.

     Pursuant to the Share Exchange Agreement, DST will transfer to Janus all of the issued and outstanding shares of OMS. After taking into account the additional cash to be transferred to OMS in connection with the Exchange, the value of the assets to be transferred in connection with the proposed Exchange may exceed 25% of the combined assets of DST.

Q:   DO I HAVE APPRAISAL RIGHTS IF I OPPOSE THE PROPOSAL?

A: No. Under Delaware law, stockholders do not have the right to an appraisal of the value of their shares in connection with the proposal.

Q:   WHAT IS THE DST BOARD'S RECOMMENDATION ON HOW TO VOTE?

A:   The DST Board has unanimously recommended that you vote FOR the proposal.

Q:   WHAT WILL HAPPEN IF THE PROPOSAL IS NOT APPROVED?


A: DST will not be able to complete the Exchange. We are unable to predict the ultimate effect of the inability to complete the Exchange on DST. We have issued convertible debentures in order to partially finance the Exchange and will incur continuing significant costs from such issuance until the retirement of the debentures. In addition, DST would not be able to achieve the business objectives of the Exchange which could potentially have a harmful effect on DST's business. It is possible that there may be a decline in the market price of our common stock if the Exchange is not completed.


Q:   WHAT  ARE THE  EXPECTED  TAX  CONSEQUENCES  OF THE  REORGANIZATION  AND THE
     EXCHANGE?


A: DST will receive tax opinions (the "Tax Opinions") from PricewaterhouseCoopers LLP ("PWC") and Sonnenschein Nath & Rosenthal LLP ("Sonnenschein") to the effect that, although the matter is not free from doubt, the Reorganization and the Exchange should be tax free to DST. The Tax Opinions are not binding on the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position which is contrary to the Tax Opinions. If the IRS were to take such a contrary position and prevail, then DST could recognize gain on the Reorganization and the Exchange as if DST had sold the OMS Stock for fair market value. Under these circumstances, DST would recognize a gain of approximately $104 million and incur federal and state income tax liabilities of approximately $41.6 million. Neither DST nor Janus has any obligation to indemnify the other for tax liabilities arising from the Exchange. However, based on the Tax Opinions, DST believes that the Reorganization and Exchange should be tax free. DST does not expect any tax consequences to DST stockholders as a result of the Reorganization and Exchange. For a description of the material federal income tax consequences of the Reorganization and the Exchange, see "Material Federal Income Tax Consequences."


Q:   WHO CAN ANSWER OTHER QUESTIONS I MAY HAVE?

A: If you have any questions concerning the proposal or the Special Meeting, or if you would like additional copies of the proxy statement, please contact the DST Corporate Secretary's Office, 333 West 11th Street, Kansas City, Missouri 64105, telephone (816) 435-4636.

                      INFORMATION ABOUT THE SPECIAL MEETING

WHY WERE DST'S STOCKHOLDERS SENT THIS PROXY STATEMENT?

     DST is mailing this proxy statement on or about [DATE], 2003 to its stockholders of record on [DATE], 2003 in connection with the DST Board's solicitation of proxies for use at a Special Meeting of Stockholders and any adjournment thereof (the "Special Meeting"). The Special Meeting will be held at the principal executive offices of DST, 333 West 11th Street, 3rd Floor, Kansas City, Missouri, on [DATE], 2003 at 8:30 AM, Central Time. The Notice of Special Meeting of Stockholders and a voting card accompany this proxy statement.

     Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this notice and proxy statement and the voting card to the beneficial owners of DST's stock held of record by them. Upon request, DST will reimburse them for their reasonable expenses in completing the mailing of the materials to beneficial owners of our stock.

WHO WILL BEAR THE COST OF THE SPECIAL MEETING?

     DST will bear the cost of the Special Meeting, including the cost of mailing the proxy materials and any supplemental materials. Proxies may also be solicited by telephone, in person or otherwise by directors, officers and employees not specifically engaged or compensated for that purpose. DST has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost not expected to exceed $5,000 plus expenses. In addition, DST may reimburse brokerage firms and other persons representing beneficial owners of DST Common Stock for their expenses in forwarding this proxy statement and other DST soliciting materials to the beneficial owners.

WHO MAY ATTEND THE SPECIAL MEETING?

     Only DST stockholders or their proxies and guests of DST may attend the Special Meeting. Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Special Meeting may request reasonable assistance or accommodation from DST by contacting the office of the Corporate Secretary at DST's principal executive offices at (816) 435-4636. If written requests are made to the Corporate Secretary of DST, they should be mailed to 333 West 11th Street, Kansas City, Missouri 64105. To provide DST sufficient time to arrange for reasonable assistance, please submit all requests by [DATE], 2003.

WHAT MATTERS WILL BE CONSIDERED AT THE SPECIAL MEETING?

     At the Special Meeting, stockholders will consider and vote upon a proposal to approve the Share Exchange Agreement and the transactions contemplated thereby. These matters have been proposed by the DST Board. The DST Board knows of no other matters that will be presented or voted on at the Special Meeting.

                                     VOTING

PROPOSAL. At the Special Meeting, stockholders will consider and vote upon a proposal to approve the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement. The DST Board knows of no other matters that will be presented or voted on at the Special Meeting. Stockholders do not have any dissenters' rights of appraisal in connection with the proposal.

QUORUM. In order for any proposal to be approved at the Special Meeting, a quorum of DST stockholders must be present at the meeting, either in person or through a proxy, regardless of whether such stockholders vote their shares. The presence in person or by proxy of the holders of a majority of the shares of DST Common Stock outstanding on the Record Date constitutes a quorum. All DST shares held through a broker or other nominee that votes at least some of the shares are generally considered present at the Special Meeting.

TABULATION OF VOTES.  Each  stockholder  may cast one vote for each share of DST
Common Stock held by such stockholder on the Record Date on all matters to be voted on at the Special Meeting. The percentage of shares required to be voted for a proposal depends on the proposal. For the proposal presented at the Special Meeting, the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote is required for the approval of the proposal. The percentage of shares that have been affirmatively voted for a proposal is determined by dividing the affirmative votes by the total number of shares outstanding.

HOW STOCKHOLDERS VOTE. Stockholders holding DST Common Stock on the Record Date in their own names ("Record Holders"), persons who participate in certain benefit plans* of DST or its subsidiaries and indirectly hold DST Common Stock on the Record Date through such plans ("Plan Participants"), and investors holding DST Common Stock on the Record Date through a broker or other nominee ("Broker Customers") may vote such stock as follows:

     DST COMMON STOCK HELD OF RECORD. Record Holders may only vote their shares of DST Common Stock if they or their proxies are present at the Special Meeting. Record Holders, through the Voting Card or through Internet or telephone voting, may appoint as their proxy the Proxy Committee, which consists of officers of DST whose names are listed on the Voting Card. The Proxy Committee will vote as specified by the stockholders (either on the Voting Card or through Internet or telephone voting) all shares of DST Common Stock for which it is the proxy. A Record Holder desiring to name as proxy someone other than the Proxy Committee may do so by crossing out the names of the Proxy Committee members on the Voting Card and inserting the full name of such other person. In that case, the Record Holder must sign the Voting Card and deliver it to the person named, and the person named must be present and vote at the Special Meeting.

     If a stockholder does not specify when voting (either on the Voting Card or through Internet or telephone voting) how the shares of DST Common Stock represented thereby are to be voted, the Proxy Committee intends to vote such shares in accordance with the discretion of the Proxy Committee upon such other matters as may properly come before the Special Meeting.


-----------------
* The Employee Stock Ownership Plan of DST Systems, Inc. ("DST ESOP"), the DST Systems, Inc. 401(k) Profit Sharing Plan, and The DST Systems of California, Inc. 401(k) Retirement Plan (each, a "Plan").


     DST COMMON STOCK HELD UNDER THE PLANS. Plan Participants may, by using the Voting Card, Internet or telephone voting, instruct the trustee of the Plans how to vote the shares allocated to the respective participant accounts. The trustee will vote all shares allocated to the accounts of Plan Participants as instructed by such participants. With respect to any shares of DST Common Stock not allocated to Plan accounts or for which Plan Participants have not given instructions to the trustee, the trustee must vote such shares in the same proportion as those shares for which it received instructions. The trustee may vote Plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee upon other matters as may properly come before the Special Meeting.

     DST COMMON STOCK HELD THROUGH A BROKER OR OTHER NOMINEE. Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward soliciting materials to the Broker Customers, and, if requested, DST will reimburse their reasonable expenses in forwarding the materials. Whether brokers may vote the shares of Broker Customers when they have not received directions depends on the proposal and on the rules and procedures of the New York Stock Exchange ("NYSE"), which is the exchange that lists DST Common Stock for trading.

REVOKING PROXY AUTHORIZATIONS OR INSTRUCTIONS. Until the polls close (or, in the case of Plan Participants, until the trustee of the Plans votes), votes of Record Holders and Broker Customers and instructions of Plan Participants to the Plan trustee may be recast (a) by an Internet or telephone vote subsequent to the date shown on a previously executed and delivered Voting Card or to the date of a prior Internet or telephone vote or (b) with a later-dated, properly executed and delivered Voting Card. Otherwise, stockholders may not revoke their votes, even by attending the Special Meeting, unless (a) for Record Holders, they deliver written revocation to the Corporate Secretary of DST at any time before the Chairman of the Special Meeting closes the polls; (b) for Plan Participants, they follow the revocation procedures of the trustee; or (c) for Broker Customers, they follow the revocation procedures of the broker or nominee.

ATTENDANCE AND VOTING IN PERSON AT THE SPECIAL MEETING. Attendance at the Special Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of DST Common Stock having evidence of such ownership, and invited guests of DST. Plan Participants and Broker Customers, absent special direction to DST from the trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Special Meeting. Record Holders who have not appointed a proxy, or who have revoked the appointment of a proxy, may vote by casting a ballot at the Special Meeting.

                          BUSINESS OF DST SYSTEMS, INC.

     We have several operating business units that offer sophisticated information processing and software services and products. These business units are reported as three operating segments, Financial Services, Output Solutions and Customer Management. In addition, investments in equity securities and certain financial interests and our real estate subsidiaries and affiliates have been aggregated into an Investments and Other segment. A summary of each of our segments follows:

FINANCIAL SERVICES

     Our Financial Services segment provides sophisticated information processing and computer software services and products primarily to mutual funds, investment managers, corporations, insurance companies, banks, brokers and financial planners. Our proprietary software systems include mutual fund shareowner and unit trust recordkeeping systems for U.S. and international mutual fund companies, a defined-contribution participant recordkeeping system for the U.S. retirement plan market, securities transfer systems offered to corporations, corporate trustees and transfer agents, investment management systems offered to U.S. and international fund accountants and investment managers, and a workflow management and customer contact system offered to mutual funds, insurance companies, brokerage firms, banks, cable television operators and health care providers. We also provide design, management and transaction processing services for customized consumer equipment maintenance and debt protection programs.

     The segment distributes its services and products on a direct basis and through subsidiaries and joint venture affiliates in the U.S., United Kingdom ("U.K."), Canada, Europe, Australia, South Africa and Asia-Pacific and, to a lesser degree, distributes such services and products through various strategic alliances.

OUTPUT SOLUTIONS

     Our Output Solutions segment provides single source, integrated print and electronic communications solutions. In the U.S., DST Output, Inc. ("DST Output"), a wholly owned subsidiary, provides customized and personalized bill and statement processing services and electronic bill payment and presentment solutions which establish DST Output as a preferred service provider to customers of the Financial Services and Customer Management segments and other industries that value customer communications and require high quality, accurate and timely bill and statement processing.

     The segment also offers its services to the Canadian and U.K. markets. DST Output Canada Inc. offers customer communications and document automation solutions to the Canadian market. DST International Output Limited provides similar services in the U.K.

     The segment also offers a variety of complementary professional services, including communications design, direct marketing, fulfillment, assistance in stimulating consumer and consent adoption for electronic delivery as well as statement design and formatting services, that allow clients to use bills and statements as personalized communication and marketing tools.

     OMS is included in this segment and, at or before the time of the Exchange, certain of the business assets of this segment which are not assets of OMS will have been transferred to OMS and upon consummation of the Exchange will no longer be business assets of this segment. See "Business of OMS" and "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement--The Business."

CUSTOMER MANAGEMENT

     Our Customer Management segment provides customer management, billing and marketing solutions to the video/broadband, direct broadcast satellite, wire-line and Internet Protocol telephony, Internet and utility markets. The segment offers a comprehensive customer management and billing solution by providing core customer care products that are supplemented with the products and services offered from our other operating segments.

     The segment distributes its services and products on a direct basis, through subsidiaries in North America, the U.K. and parts of Europe and with international alliance partners in other regions of the world.

INVESTMENTS AND OTHER

     The Investments and Other segment holds investments in equity securities and certain financial interests and our real estate subsidiaries and affiliates. We hold investments in equity securities with a market value of approximately $982.0 million at June 30, 2003, including approximately 12.8 million shares of State Street Corporation with a market value of $504.0 million and 8.6 million shares of Computer Sciences Corporation with a market value of $329.1 million. Additionally, we own and operate real estate mostly in the U.S. and U.K., which is held primarily for lease to our other business segments.

     DST is incorporated in Delaware. Our principal executive offices are located at 333 West 11th Street, Kansas City, Missouri 64105. Our telephone number is 888-DST-INFO.

                 BUSINESS OF DST OUTPUT MARKETING SERVICES, INC.

     At the time of the Exchange, OMS will hold graphics design and sheet-fed offset commercial printing operations, the laser printing and fulfillment operations of the Marketing Services Division of the Output Solutions segment, and additional cash to approximately equalize the value of the OMS Shares to the Janus DST Shares being exchanged.

     For a more detailed discussion of the business of OMS, see "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement--The Business."

     OMS is incorporated in New York. Its principal executive offices are located at 525 Broadhollow, Melville, New York 11747. Any calls related to this proxy statement should be directed to Kenneth V. Hager at (816) 435-8603. DST is proposing to exchange all of the OMS Shares with Janus in exchange for the Janus DST Shares. See "Proposal - Approval of the Share Exchange Agreement and the Transactions Contemplated Thereby--Summary of the Share Exchange Agreement."

                      BUSINESS OF JANUS CAPITAL GROUP INC.

     Janus is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm's global distribution network. Janus consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH) and Bay Isle Financial LLC. As of August 31, 2003, Janus owned approximately 34% of DST. Janus also owns 30% of Perkins, Wolf, McDonnell and Company, LLC.

     Janus is incorporated in Delaware. Its principal executive offices are located at 100 Fillmore Street, Denver, Colorado 80206. Its telephone number is
(303) 333-3863.

                          BACKGROUND AND RECOMMENDATION

BACKGROUND

     On September 3, 2002, Stilwell Financial Inc. ("Stilwell") announced plans for a merger with its subsidiary Janus Capital Corporation ("JCC") for purposes of creating a new organization to be named Janus Capital Group Inc. Effective January 1, 2003, certain changes in the Board of Directors and executive management of Janus were also announced. In the announcement, and in the analysts' call held by Stilwell and JCC on September 3, 2002, Stilwell and JCC indicated that they would assess strategic alternatives for Stilwell's investment in DST stock.

     On September 11, 2002, Thomas McDonnell, CEO of DST, telephoned Mark Whiston, who had been named to become the new Janus CEO upon completion of the merger, to extend congratulations and to express DST's willingness to work with management of Stilwell and JCC as it explored alternatives for its investment in DST stock. Mr. McDonnell invited management of Stilwell and JCC to meet with DST representatives in Kansas City to discuss the current state of DST's business and answer questions that Janus management might have in relation to its investment in DST. Arrangements were made for a meeting on November 14, 2002 at the offices of DST. Before that meeting began, the parties executed a non-disclosure agreement for purposes of protecting the confidentiality of any information to be exchanged.


     At the November 14, 2002 meeting, DST management presented financial information about DST's operations and compared possible financial results to Stilwell and JCC of open market sales of DST shares over extended time periods. DST expressed its interest in acquiring a significant portion of the Janus DST Shares if a transaction could be structured in a fashion that would meet the business needs of both parties. Shortly after the meeting, representatives of Stilwell presented DST with a memorandum describing basic requirements for a tax free split-off, and inquired whether DST had considered such a transaction in light of DST's objectives. DST management reviewed the memorandum and discussed alternatives for exchanging a DST business unit for the Janus DST Shares and the benefits of such a transaction to DST. Later that day, Mr. McDonnell notified an officer of Stilwell that DST was considering strategic alternatives for one of its business units and that DST management would be open to further discussion of a split-off transaction.



     Between November 14 and December 18, 2002, DST management discussed alternatives for structuring a transaction to acquire the Janus DST Shares with its legal, accounting and tax advisors. DST management considered the differences between gradual acquisition of its shares over a long period of time versus a single transaction in which a large number of shares could be reacquired. DST management considered two alternatives for a single transaction in which the Janus position in DST shares could be significantly reduced, one of which consisted of a partnership structure pursuant to which the Janus DST Shares would be held by a partnership through which DST could indirectly exercise voting rights with respect to the Janus DST Shares, and the other consisting of a split-off transaction pursuant to which DST would acquire the Janus DST Shares in exchange for one of its business units. During this period, DST management also received information from Stilwell and JCC concerning these two alternative transaction structures being considered by their management.



     On December 16, 2002, DST management participated in a telephone conference with JCC officers, legal, accounting, and tax advisors of both companies and JCC financial advisors to discuss alternative transaction structures, including a possible split-off transaction. This discussion was followed by a December 18, 2002 meeting at JCC's offices in Denver attended by Stilwell, JCC and DST management, legal, accounting and tax advisors of the parties and investment banking and financial advisors invited by Janus. The outcome of this meeting was that the parties and their advisors would address numerous legal, accounting, financial, tax and other business issues required to be resolved before the parties could determine the type of transaction that would best meet the business needs of the parties. Among the issues considered by DST management were (i) the potential applicability of emerging accounting rules to a DST/Janus partnership structure, (ii) the ability, if any, of DST to ultimately acquire direct ownership of the Janus DST Shares through a termination of the partnership structure, (iii) the tax consequences of the formation, operation and termination of the partnership, (iv) the legal, accounting and tax requirements for any internal restructuring that would be required to combine the operations of a DST business unit into a single subsidiary in a split off transaction, (v) requirement for shareholder approval of the transaction, (vi) the over-all accounting and tax treatment of a split off transaction, (vii) the ability of DST to finance a contribution of cash for purposes of equalizing transaction values, (viii) the representations, warranties and covenants that could be requested by Janus with respect to the business to be split off, (ix) valuation of the Janus DST Shares and a DST business unit, (x) the effect of the transaction structure on the ability of DST to effectively address concerns of current and future customers about Janus ownership of DST Common Stock, (xi) the effect of the transaction on DST's debt arrangements and future borrowing, and
(xii) whether the transaction structure would address DST management's views about the lack of fit of the OMS business with its core Output Services operations.



     From December 18, 2002 to January 28, 2003, the parties participated in telephone conversations and meetings at Janus' offices attended by DST management and Janus officers, legal, accounting, and tax advisors of both parties and Janus financial advisors to resolve such issues. During this period, DST also identified OMS as the business unit that it would propose to exchange for the Janus DST Shares if a split-off transaction were to be pursued. DST management determined that OMS was the appropriate business unit based upon its views about the services provided by that unit as compared to those provided by DST's core Output Solutions segment, and the customer base (present and future) of the OMS business as compared to the markets served by the core Output Solutions segment. It was the view of DST management that the OMS business presented less opportunity for DST to leverage technology utilized in its core Output Solutions operations and very limited opportunity to leverage its Financial Services or other Output Solutions client relationships into the target markets for OMS' services. DST management also recognized that there was an opportunity for the OMS business to benefit from the substantial interaction between Janus and the current and potential customers of OMS. DST management also consulted with its advisors and determined the actions necessary to complete the Reorganization. On January 22, 2003, DST management engaged Standard and Poor's Corporate Value Consulting to provide a valuation analysis of the operations to be included in OMS. On January 28, 2003, the parties met at Janus' offices, agreed to focus further discussions upon a split-off transaction, and made arrangements for the preparation by DST management of a request for a private letter ruling to be submitted to the IRS. DST management determined that the Exchange was preferable to other alternatives because it would result in the acquisition of a substantial portion of the Janus DST Shares in a single transaction, thereby allowing DST to achieve its business objectives of (a) addressing customer concerns about Janus ownership (b) preventing aggregation of credit risk with Janus, and (c) obtaining value for a business unit that did not fit within the core Output Solutions business segment of DST.


     During the period from January 28, 2003 through February 7, 2003, the parties exchanged draft term sheets and drafts of DST's request for a private letter ruling and worked on arrangements for a due diligence review of the OMS operations by Janus.


     During February 2003, DST management provided Janus with customary financial, technical, legal and business information relating to the operations of OMS. During February 2003, DST management advised Janus that it believed the value of the OMS business was $130 million. Janus, however, indicated that it would not agree to allocate such amount to the value of the OMS business in negotiating the terms of the Exchange. During this time period representatives of Janus also personally toured each of the OMS operating facilities in Missouri, Illinois, New York and California. Through March 13, 2003, Janus
continued to conduct its diligence review and receive further written information from DST management about the OMS operations. During this period, Janus also interviewed OMS' president, conducted further diligence and performed its own financial analysis for purposes of arriving at its position as to an appropriate value to be allocated to the OMS business.



     On March 14, 2003, DST management and OMS' President Garet Hil met with Janus officers at Janus' offices to discuss the business of OMS and advantages of Janus ownership of that business.



     After that meeting and through April 21, 2003, the parties continued to meet in person and via telephone to discuss and negotiate the basic financial, legal and business terms of the proposed transaction and to work towards completion of the draft request for a private letter ruling. As a result of these negotiations, the parties reached agreement upon the most significant financial terms of the transaction including a value of $115 million to be allocated to the OMS business, the amount of cash and subordinated indebtedness to be held by OMS and the range of values for the Janus DST Shares. During this time DST management prepared a summary description of the proposed transaction and DST's business purposes relating to the transaction and submitted it to the IRS along with a request for a pre-submission conference. On April 21, 2003, Mr. McDonnell and legal and tax advisors to DST and Janus attended a pre-submission conference with representatives of the IRS in Washington, D.C.



     After April 21, 2003, representatives of management of DST and Janus, along with legal, accounting and tax advisors for both parties continued to discuss and negotiate the financial, legal and business terms of the proposed transaction via telephone and at meetings at Janus' offices. During this time, DST management also engaged in discussions with representatives of Bank of America concerning alternatives for financing a contribution of cash to OMS prior to closing of the proposed transaction. DST management also discussed the issuance of tax opinions relating to the proposed transaction with its legal and accounting tax advisors. As DST management neared completion of the draft request for a private letter ruling, it was advised by legal counsel that it would be required to obtain customer letters and affidavits relating to its business purposes for the proposed transaction in connection with the submission of the request for a private letter ruling. DST management determined that certain limited information would be required to be disclosed in the process of obtaining such documents. On April 29, 2003, prior to discussions with customers to obtain letters and affidavits, DST issued a press release disclosing the necessary information.



     On June 11, 2003, the parties began reviewing draft definitive agreements for the Exchange. The parties also continued to work on the preparation of the request for a private letter ruling. In preliminary conversations between representatives of DST management and the IRS, and without a review of the specific facts and circumstances of the Exchange, representatives of the IRS indicated that it would be unlikely that the IRS would issue a favorable private letter ruling on a transaction with the amount of cash present in the Exchange. On June 24, 2003, the IRS issued Revenue Procedure 2003-48 announcing a new policy for the issuance of private letter rulings relating to transactions under
Section 355 of the Internal Revenue Code. This new policy indicated that the IRS would no longer provide guidance on requests for the type of private letter ruling DST management would have been seeking. Although DST management could have filed a request for private letter ruling before the new policy became effective, the new policy was a further indication to DST management of the IRS' preference not to issue private letter rulings under circumstances similar to those upon which DST management would have requested a private letter ruling. In light of the IRS' prior comment, DST management determined that it would not proceed with the request for a private letter ruling and that it would rely upon written opinions from its legal and accounting tax advisors as to the tax treatment of the Exchange. See "Material Federal Income Tax Consequences--No Private Letter Ruling."


     On June 23, 2003, Mr. McDonnell and Mr. Hil met with Janus officers at Janus' offices to discuss transition matters, including benefit plans and future employment arrangements for Mr. Hil and other key OMS management personnel.


     During the remainder of June and into July, 2003 the parties continued to negotiate terms of definitive agreements for the Exchange, and DST management continued discussions with its lenders and investment banking contacts concerning alternatives for financing the cash contribution to OMS. These alternatives consisted of a convertible debt offering, expansion or restatement of DST's syndicated lending arrangements, monetization of investment securities, or a combination of one or more of such transactions. On July 22, 2003, during a meeting at Janus' offices, representatives of DST management advised Janus that DST would proceed with a convertible debt offering, the proceeds of which could be used to finance a portion of the cash contribution to OMS in the event the parties were able to agree upon and consummate the Exchange.



     In July 2003, DST engaged Piper Jaffray to provide an opinion on the fairness of the Exchange to DST from a financial point of view. On July 25, 2003, representatives of Piper Jaffray met with DST management in Kansas City and reviewed historical and projected financial information relating to the OMS business and collected factual information about the terms of the Exchange for purposes of their analysis of the fairness of the transaction. Representatives of Piper Jaffray toured OMS operating facilities at Kansas City on July 25, 2003 and at Chicago on July 29, 2003. During July and August 2003 DST management responded to numerous telephone inquiries from Piper Jaffray for purposes of supplying Piper Jaffray with financial and other factual information about the OMS business and the terms of the Exchange.



     During the period from July 28 through August 10, 2003, DST management worked with its legal, accounting and investment banking advisors in preparation for the issuance of convertible debt securities. On August 5, 2003, DST issued press releases announcing the offering of up to $840 million of convertible debt securities and describing additional details relating to its ongoing discussions with Janus about the Exchange. During this period, DST management and Janus management also continued to negotiate definitive agreements for the Exchange. On August 13, 2003, the CFO of Janus notified DST that it would be preferable to eliminate the $150 million of subordinated debt that DST planned to contribute to OMS and to contribute such amount in cash. DST management promptly commenced discussions with representatives of its syndicated lending facility, led by Bank of America, concerning the terms upon which that facility could be expanded or restated to enable DST to replace the subordinated debt with cash. After concluding those initial discussions, and further negotiation of transaction terms with Janus, DST management agreed to continue efforts to finalize definitive agreements for the Exchange. DST management and representatives of Janus held a final meeting at Janus' offices on August 22, 2003 to complete drafting of the definitive agreements for the Exchange.



     DST management updated the DST Board on the status of negotiations with Janus and all significant financial, legal, tax and business issues relating to the Exchange and the financing of the cash contribution to OMS, including the convertible debt offering, at nine separate regular and special meetings occurring from September 4, 2002 through August 3, 2003. At the regular meeting of the DST Board on August 3, 2003, representatives of Piper Jaffray presented their analysis of the Exchange transaction and advised the DST Board that the transaction was fair to DST from a financial point of view. On August 25, 2003, representatives of Piper Jaffray presented the DST Board with an updated analysis of the Exchange transaction and confirmed again that the transaction was fair to DST from a financial point of view. After further discussion at that meeting, the DST Board unanimously approved the Share Exchange Agreement and the Ancillary Agreements and authorized appropriate officers of DST to take all actions necessary to complete the Exchange. After the completion of the DST Board meeting, the parties executed final definitive agreements for the Exchange at DST's offices in Kansas City, Missouri. After the close of business on August 25, 2003, both parties issued press releases announcing the execution of the Share Exchange Agreement.


REASON FOR THE PROPOSAL


     The Exchange is intended to achieve important DST business objectives. We believe the removal of significant ownership by Janus, which is a competitor to our mutual fund customer base, will improve our competitive position in serving the mutual fund industry. DST's customers have expressed concern over Janus' significant ownership interest in DST, since Janus advises one of the largest mutual fund complexes in the industry. Through the Exchange, we hope to allay these concerns in order to retain the business of our current customers and possibly increase our mutual fund business customer base.



     In addition, we believe the substantial reduction in Janus' ownership of DST will improve our access to bank credit by eliminating aggregation of credit risks by lenders. Although DST has not experienced any material difficulty in accessing bank credit to date, DST was informed in December 2002, by one of its syndicated line of credit lenders which has extended a revolving credit line to one of DST's 50% owned affiliates and participated in the Janus syndicated line of credit that the 50% owned affiliate line of credit needed to be reduced by $10 million or 25%, upon renewal. The lending bank cited aggregation of credit risks with Janus as one of the reasons in making its recommendation for a decrease in the respective line of credit. Although the amount of this reduction did not, in and of itself, create a serious financing problem for DST, the possibility of future reductions in loan commitments could create extremely serious financing issues for DST. DST will most likely seek to replace its existing $315 million syndicated line of credit within the next 12 months, since it expires in December 2004. Assuming that the proposed Exchange transaction is consummated, DST does not expect any difficulty in replacing this revolving credit facility. In the event the Exchange transaction is not consummated, DST may need to address the issue of aggregation of credit risks with certain existing lending banks. If this becomes necessary, it may require DST to relocate certain of its fee based bank business to new lenders which could entail significant internal time and expense.



     The Exchange will also address certain of our concerns about the lack of desired fit of the OMS operations with those of our core Output Solutions business. DST originally anticipated that its Financial Services segment would create synergies with the OMS business and provide a strong basis for expansion. However, despite our best efforts, DST believes that the strategy upon which the business of OMS was built has been ineffective. The OMS business is highly customized, labor intensive and the customer base is served by larger competitors who possess significant economies of scale compared with OMS' capabilities. In recognition of this fact, on two earlier occasions (1996 and 2001) DST unsuccessfully sought a joint venture partner with which to combine OMS' operations to achieve the scale necessary to become a market leader. Furthermore, OMS' business is far more cyclical and volatile than DST's core business during periods of stock market weaknesses and recoveries.

     The reason for the proposal is to allow DST, OMS and Janus to consummate the transactions contemplated by the Share Exchange Agreement.

     In arriving at its decision to approve the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement and in making its recommendation discussed below under "--Recommendation," the DST Board considered the following material factors:

     o The firm of Piper Jaffray, a financial advisor to DST in connection with the Exchange has delivered a written opinion to the DST Board dated August 25, 2003. Piper Jaffray made an initial presentation of its analysis at an August 3, 2003 meeting of the DST Board, and subsequently made another presentation to the DST Board prior to execution of the Share Exchange Agreement on August 25, 2003. The opinion was that the consideration to be exchanged in the Exchange is fair, from a financial point of view, to DST;

     o The concerns expressed by DST customers about significant Janus ownership of DST Common Stock, competitive conditions of the financial services industry markets in which DST operates and the expected positive effect on DST's relationship with its mutual fund customers resulting from the removal of significant ownership of DST by Janus;

     o The expected improvement in DST's access to bank credit by eliminating aggregation of credit risks by lenders;

     o The desirability of separating the businesses that will be included in OMS's business from the rest of DST's core Output Solutions segment;


     o The effect of the Exchange upon DST's business, results of operations and financial condition; including, but not limited to, its current and projected debt levels;


     o The terms of the Share Exchange Agreement, including among other things, the conditions to Closing, the exchange of the OMS Shares for the Janus DST Shares, the rights of termination set forth in the Share Exchange Agreement, and the terms of the Ancillary Agreements;


     o The financial impact of the Exchange on the financial condition of DST, including the effect on earnings per share which, on a pro forma basis, would have increased basic earnings per share from $0.88 to $1.05 and diluted earnings per share from $0.87 to $1.03 for the six months ended June 30, 2003;


     o The likelihood of receiving the requisite regulatory approvals in a timely manner; and

     o Receipt of opinions of tax advisors that the Reorganization and the Exchange should be tax-free transactions.

OPINION OF FINANCIAL ADVISOR

     Pursuant to an engagement letter dated July 24, 2003, DST engaged Piper Jaffray to act as a financial advisor to DST and to render a fairness opinion in connection with the Exchange. At an August 25, 2003 meeting of the DST Board, Piper Jaffray made a fairness opinion presentation to the DST Board and delivered its opinion. The opinion was that as of its date and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Piper Jaffray, the consideration to be exchanged in the Exchange is fair, from a financial point of view, to DST.

     THE FULL TEXT OF PIPER JAFFRAY'S WRITTEN OPINION, DATED AUGUST 25, 2003, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY PIPER JAFFRAY IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. DST STOCKHOLDERS ARE URGED TO READ PIPER JAFFRAY'S OPINION IN ITS ENTIRETY. THE SUMMARY OF PIPER JAFFRAY'S OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF PIPER JAFFRAY'S OPINION.

     While Piper Jaffray rendered its opinion and provided certain analyses to the DST Board, Piper Jaffray was not requested to and did not make any recommendation to the DST Board as to the specific form or amount of the consideration to be received by DST in the proposed Exchange. Piper Jaffray's opinion, which was directed to the DST Board, addresses only the fairness, from a financial point of view, of the proposed consideration to be exchanged in the proposed Exchange, does not address our underlying business decision to proceed with or effect the Exchange or the relative merits of the Exchange compared to any alternative business strategy or transaction in which we might engage, and does not constitute a recommendation to any of our stockholders as to how to vote regarding the Exchange.

     In arriving at its opinion, Piper Jaffray's review included:

     o    a draft of the Share Exchange Agreement dated August 21, 2003;
     o certain publicly available financial, operating and business information related to DST and Janus;
     o valuation of the operations of OMS subsequent to the Reorganization, but excluding the "Additional Assets" (defined below) (referred to herein as "OMS Post Reorganization") prepared by Standard & Poors Corporate Value Consulting dated June 13, 2003;
     o certain publicly available market and securities data of DST and of selected public companies deemed comparable to DST and OMS;


     o    to the extent  publicly  available,  financial terms of certain merger
          and  acquisition   transactions  involving  acquired  entities  deemed
          comparable to DST's business; and



     o certain internal financial information of DST and OMS prepared for financial planning purposes and furnished by its management.


     In addition, Piper Jaffray visited our headquarters in Kansas City, Missouri and OMS's operations in Kansas City, Missouri and Chicago, Illinois and conducted discussions with members of senior management of DST and OMS concerning the financial condition, current operating results and business outlook for DST and OMS.

     The following is a summary of certain material analyses and other information that Piper Jaffray prepared and relied on in delivering its opinion to the DST Board and does not purport to be a complete description of the analysis performed by Piper Jaffray:

     SELECT MARKET INFORMATION

     Piper Jaffray reviewed the stock trading history of DST Common Stock at the dates or for the periods indicated below:

         Closing price on August 21, 2003                        $37.90
         20 Trading Day Average                                  $36.75
         90 Trading Day Average                                  $35.01
         5 Days Prior to Announcement (April 23, 2003)           $28.24
         52 Week Low                                             $24.30
         52 Week High                                            $39.84
         Average Daily Share Volume                             586,892

     ANALYSIS OF OMS OPERATIONS


     Piper Jaffray reviewed and compared certain financial, operating and stock market information for OMS and a group of publicly traded companies deemed similar to OMS. In determining selected public companies that were deemed comparable to OMS, Piper Jaffray considered the types of operations conducted by these companies. This group was comprised of the following ten companies operating within the commercial printing, computer programming, data processing and other computer related services industries: Advo Inc.; Automatic Data Processing, Inc.; Banta Corp.; Bowne & Company, Inc.; Consolidated Graphics; Ennis Business Forms, Inc.; Harte-Hanks, Inc.; Moore Wallace Inc.; RR Donnelley & Sons Co.; and The Standard Register Company. Although no company included in the analysis was identical to OMS, the selected companies provided one or more of the following products or services:

     o    Full-service, targeted direct mail marketing services;

     o    Computerized   transaction   processing,    data   communication   and
          information services;

     o Printing and digital imaging solutions and global supply chain management;

     o    Document management and outsourcing services;

     o    Commercial printing, fulfillment and mailing services;

     o Printing and constructing business forms and other business products for national distribution;

     o    Direct marketing and shopper advertising opportunities;

     o Diversified printing services, print fulfillment, print-on-demand, packaging or kitting and electronic print management solutions;

     o    Comprehensive,   integrated  communications  solutions  that  produce,
          manage and deliver customer content; and

     o Document management, label solutions, consulting and fulfillment services and e-procurement services.


     This analysis produced multiples of selected valuation data as follows(1):


                               OMS @
                              $115.0             COMPARABLE COMPANIES
                            MILLION (2)   MEDIAN     MEAN      LOW      HIGH
                            --------------------------------------------------
Price/LTM Earnings              45.6x      19.6x     21.1x     14.5x    38.9x
Price/2003 Earnings             31.9x      18.7x     20.8x     13.5x    37.0x
Price/2004 Earnings             14.8x      15.8x     16.4x     12.6x    24.7x
Company Value/LTM Revenue        1.2x       0.9x      4.4x      0.5x    33.4x
Company Value/2003 Revenue       1.1x       0.9x      4.5x      0.5x    30.8x
Company Value/2004 Revenue       0.9x       0.9x      4.1x      0.6x    27.7x
Company Value/LTM EBITDA        14.8x       6.8x      8.5x      5.3x    16.0x

(1) Based on historical and projected financial statements. Historical company information based on most recent filings. Projected comparable company information provided as of August 21, 2003 as reported by FirstCall.


(2) The $115 million valuation of OMS Post Reorganization was agreed upon by the parties. DST believes that this negotiated value is no different than the value which would have been negotiated with an unaffiliated party.


     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

     Piper Jaffray performed a merger and acquisition multiple analysis that encompassed a review of transactions involving acquired entities deemed similar to the business of OMS Post Reorganization. Based upon its analysis, Piper Jaffray was unable to identify transactions for which meaningful data was available.

     DISCOUNTED CASH FLOW ANALYSIS

     Piper Jaffray used a discounted cash flow analysis to calculate a range of theoretical values for OMS Post Reorganization based on the present value of future projected cash flows through year 2005 and a terminal value for OMS Post Reorganization at calendar year-end 2005 calculated based upon a multiple of projected estimated earnings before interest, taxes, depreciation and amortization ("EBITDA"). Piper Jaffray's discounted cash flow analysis was based on the following key assumptions:

     o theoretical value of OMS Post Reorganization calculated as of June 30, 2003;
     o EBITDA multiples were used to calculate terminal values in the analysis;
     o terminal value was based upon multiples ranging from 6.0x to 8.0x OMS Post Reorganization's fiscal 2005 EBITDA;
     o    discount rates applied to the cash flow ranged from 15% to 18%; and
     o cash flows assumed to occur evenly throughout the period, and mid-year discounting methodology applied.

     The table below shows the results of the discounted cash flow analysis for OMS Post Reorganization (dollars in millions):

                                                  DISCOUNT RATE
                                     15.0%        16.0%      17.0%      18.0%
                                  --------------------------------------------

     EBITDA MULTIPLE      6.0x      $109.9       $107.7     $105.5     $103.4
                          7.0x      $125.1       $122.5     $120.0     $117.6
                          8.0x      $140.3       $137.4     $134.6     $131.9

     ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES COMPARABLE TO DST

     Piper Jaffray reviewed and compared certain financial, operating and stock market information for DST and the following thirteen publicly traded companies deemed similar to DST: Affiliated Computer Services; Automatic Data Processing, Inc.; Bisys Group Inc.; Checkfree Corporation; Electronic Data Systems Corporation; Fiserv, Inc.; Intercept Inc.; Jack Henry & Associates Inc.; Moore Wallace Inc.; RR Donnelley & Sons Co.; SEI Investments Company; SunGuard Data Systems Inc.; and State Street Corporation.

     This analysis produced multiples of selected valuation data as follows:

                                  DST @ PER
                                 SHARE PRICES       COMPARABLE COMPANIES
                               $30.00  $34.50   MEDIAN    MEAN     LOW    HIGH
                               --------------  -------------------------------
Price/LTM Earnings(1)           17.2x   19.8x   22.8x    23.5x   16.9x   35.1x
Price/2003 Earnings(2)          16.1x   18.5x   22.1x    22.3x   15.8x   31.7x
Price/2004 Earnings(2)          15.9x   18.3x   19.3x    19.4x   12.6x   25.1x
Company Value/LTM Revenue(3)     1.6x    1.8x    2.8x     2.7x    0.7x    5.8x
Company Value/2003 Revenue(2)    1.6x    1.8x    2.9x     2.6x    0.7x    5.6x
Company Value/2004 Revenue(2)    1.5x    1.7x    2.7x     2.4x    0.7x    5.1x
Company Value/LTM EBIT(3)       12.0x   13.6x   14.1x    16.3x   11.7x   30.2x
Company Value/LTM EBITDA(3)      8.3x    9.4x   10.9x    10.9x    5.7x   16.0x

(1) Based on fully diluted earnings per share for the twelve monthriod ending June 30, 2003 as reported by FirstCall.
(2) Company estimates based on projected financial information provided by management. Projections for comparable group based on estimates as of August 21, 2003 as reported by FirstCall.
(3)  Historical information based on most recent filings.

     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

     Piper Jaffray reviewed eight acquisition transactions involving acquired entities that it deemed comparable to DST's business. It selected these transactions by Securities and Exchange Commission ("SEC") filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

     o transactions analyzed were announced from January 1, 1999 through present;
     o    merger  transactions  where the target company's primary SIC code was:
          2759, 2754, 7374, 7375, 7372 or 6099;
     o    deals with publicly available information on terms;
     o    targets which Piper Jaffray deemed similar to DST's business; and
     o    targets in which 100% of the company was acquired.

     Piper Jaffray compared the resulting multiples of selected valuation data to multiples for DST derived from the consideration to be exchanged by DST in the Exchange.

                              DST @ PER
                            SHARE PRICES         COMPARABLE TRANSACTIONS
                           $30.00   $34.50  MEDIAN    MEAN      LOW      HIGH
                           ---------------  ----------------------------------

Price/Net Income            17.2x   19.8x    38.0x    40.3x    21.4x     67.2x
Company Value/Revenue        1.6x    1.8x     2.8x     2.8x     1.4x      4.7x
Company Value/LTM EBIT      12.0x   13.6x    23.7x    23.2x    11.2x     37.5x
Company Value/LTM EBITDA     8.3x    9.4x    12.2x    13.8x     9.5x     22.2x

         DISCOUNTED CASH FLOW ANALYSIS

     Piper Jaffray performed a discounted cash flow analysis for DST, without taking into account the Exchange, in which it calculated the present value of the projected hypothetical future cash flows of DST using internal financial planning data prepared by DST management. Piper Jaffray estimated a range of theoretical values for DST, without taking into account the Exchange, based on the present value of future projected cash flows through the year 2005 and a terminal value for DST at calendar year end 2005 calculated based upon a multiple of projected EBITDA. Piper Jaffray applied a range of discount rates of 9.0% to 12.0% and a range of EBITDA multiples of 9.0x to 11.0x to derive a present value. This analysis yielded the following results:

                                              DISCOUNT RATE
                                   9.0%       10.0%       11.0%       12.0%
                               ---------------------------------------------
                       9.0x      $38.37      $37.45      $36.55      $35.67
   EBITDA MULTIPLE    10.0x      $42.58      $41.56      $40.57      $39.61
                      11.0x      $46.79      $45.67      $44.59      $43.54

     In reaching its conclusion as to the fairness to DST, from a financial point of view, of the consideration to be exchanged in the Exchange and in its presentation to the DST Board, Piper Jaffray did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion.

     The analyses of Piper Jaffray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to DST or the Exchange. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which DST and OMS were compared and other factors that could affect the trading value of the companies.

     For purposes of its opinion, Piper Jaffray relied upon and assumed the accuracy and completeness of the financial statements and other information provided to it by DST, or otherwise made available to it, and did not assume responsibility for the independent verification of that information. Piper Jaffray relied upon the assurances of the management of DST that the information provided to it by DST was prepared on a reasonable basis in accordance with industry practice, and the financial planning data and other business outlook information reflects the best currently available estimates and judgment of management of DST and OMS, and such management was not aware of any information or facts that would make the information provided to Piper Jaffray incomplete or misleading. Piper Jaffray assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of DST and OMS Post Reorganization since the date of the last financial statements made available to it. Piper Jaffray also assumed that neither DST, nor OMS Post Reorganization, are parties to any material pending transactions, other than the Exchange, anticipated changes to the DST syndicated credit facility and other transactions in the ordinary course of business.

     In arriving at its opinion, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the Exchange would be obtained and that no limitations, restrictions or conditions would be imposed that would have a material adverse effect on DST or the contemplated benefits to DST of the Exchange or will otherwise change the consideration to be received by DST. Piper Jaffray assumed that the Exchange would qualify as a tax-free exchange under the United States Internal Revenue Code. Piper Jaffray also assumed that the final form of the Share Exchange Agreement would be substantially similar to the last draft reviewed by it, without modification of material terms or conditions.

     In arriving at its opinion, Piper Jaffray has not performed, nor been furnished any appraisals or valuations of the specific assets or liabilities of DST other than the valuation of OMS Post Reorganization prepared by Standard & Poor's Corporate Value Consulting dated June 13, 2003. Piper Jaffray expressed no opinion regarding the liquidation value of DST or OMS. The analyses Piper Jaffray performed in connection with this opinion were going concern analyses. Piper Jaffray was not requested to opine, and no opinion was rendered, as to whether any analyses of an entity, other than as a going concern, was appropriate in the circumstances and, accordingly, Piper Jaffray performed no such analyses. The DST Board did not request that Piper Jaffray solicit, and Piper Jaffray did not solicit, any expression of interest from any other parties with respect to any alternative transaction.

     Piper Jaffray undertook no independent analysis of any pending or threatened litigation, material claims, possible unasserted claims or other contingent liabilities, to which DST or its affiliates is a party or may be subject, or of any other governmental investigation of any possible unasserted claims or other contingent liabilities to which either DST or its affiliates is a party or may be subject. At DST's direction and with its consent, Piper Jaffray's opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

     Piper Jaffray's opinion is based upon the information available to it, facts and circumstances and economic, market and other conditions as they existed, and is subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. Except as provided in the engagement letter between DST and Piper Jaffray, Piper Jaffray has not undertaken to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the opinion and it does not have any obligation to update, revise or reaffirm its opinion. Piper Jaffray expressed no opinion as to the prices at which DST Common Stock has traded or may trade at any future time.

     Piper Jaffray, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of DST for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

     Under the terms of the engagement letter dated July 24, 2003, DST agreed to pay Piper Jaffray, whether or not the transaction is consummated, a retainer of $50,000, a fee of $600,000 for rendering its opinion and $25,000 for any updates.  In  addition,  DST  has  agreed  to pay the  reasonable  out-of-pocket expenses of Piper Jaffray and to indemnify Piper Jaffray against certain liabilities incurred. Management of DST is not aware of any material relationship between Janus and Piper Jaffray.

     In addition, Piper Jaffray will receive approximately $375,000 in selling concessions, in connection with DST's private offering of convertible senior debentures in August 2003.

     Prior to the engagement of Piper Jaffray to provide the fairness opinion, the following relationships existed between DST and/or its Affiliates and Piper Jaffray and/or its Affiliates:

     o DST has agreed to pay a $100,000 fee to U.S. Bancorp, the parent of Piper Jaffray, for referring Piper Jaffray for purposes of providing a fairness opinion to DST.

     o U.S. Bank, a subsidiary of U.S. Bancorp, is a participant in DST's syndicated credit facilities and receives a portion of the fees paid to the syndicate based upon an allocation formula negotiated by the syndicate;

     o U.S. Bank is a direct lender to one of DST's 50% owned Affiliates and receives interest on amounts loaned to such Affiliate;

     o    DST provides U.S. Bancorp with the following services:

          o TA2000 remote services to mutual funds sponsored by U.S. Bancorp and for mutual funds for which U.S. Bancorp acts as a servicing agent;

          o    Print mail services through DST's Output Solutions segment; and

          o    DST's AWD(TM)software product through a licensing agreement; and

     o DST is currently soliciting additional service work and business relationships with U.S. Bancorp and Piper Jaffray.

RECOMMENDATION


     The DST Board has unanimously determined that the Share Exchange Agreement is in the best interests of DST and its stockholders. The DST Board unanimously recommends a vote FOR the approval of the Share Exchange Agreement and the transactions contemplated thereby.

               PROPOSAL - APPROVAL OF THE SHARE EXCHANGE AGREEMENT
                   AND THE TRANSACTIONS CONTEMPLATED THEREBY.

DESCRIPTION OF THE PROPOSAL

     The proposal being submitted to DST stockholders is for the approval of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement.

PURPOSES AND EFFECTS OF THE PROPOSAL

     We are seeking your approval of the proposal in order to allow us to consummate the transactions contemplated by the Share Exchange Agreement upon receipt of all regulatory approvals and satisfactions of the conditions to Closing. At the time of the Exchange, OMS will hold graphics design and sheet-fed offset commercial printing operations, the laser printing and fulfillment operations of the Marketing Services Division of DST's Output Solutions segment, and additional cash to approximately equalize the value of the OMS Shares to the Janus DST Shares being exchanged. The Exchange is intended to achieve important DST business objectives. We believe the removal of significant ownership by Janus, which is a competitor to our mutual fund customer base, will improve our competitive position in serving the mutual fund industry. In addition, we believe the substantial reduction in Janus' ownership of DST will improve our access to bank credit by eliminating aggregation of credit risks by lenders. The Exchange will also address certain of our concerns about the lack of desired fit of the OMS operations with those of our core output business. If the proposal is approved, OMS will become a wholly-owned subsidiary of Janus and the business operations of OMS will no longer be part of DST's business. See "--Summary of the Share Exchange Agreement--The Business."

SUMMARY OF THE SHARE EXCHANGE AGREEMENT

     The following  summary of the terms and  provisions  of the Share  Exchange
Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which has been attached hereto as Appendix A. You should read this Share Exchange Agreement carefully for more details regarding the provisions described below and for other provisions that may be important to you. Capitalized terms used, and not otherwise defined, in this summary will have the meanings given to them in the Share Exchange Agreement.

THE EXCHANGE AND THE CLOSING

     On August 25, 2003, DST, OMS, and Janus entered into the Share Exchange Agreement. Upon the terms and subject to the conditions set forth in the Share Exchange Agreement, DST will transfer to Janus the OMS Shares and Janus will transfer to DST the Janus DST Shares in exchange for the OMS Shares. The Closing will take place on the third business day following the date on which the last of the unsatisfied or unwaived conditions specified in the Share Exchange Agreement have been satisfied or waived (other than those conditions contemplated to be satisfied at, or only capable of being satisfied at, the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time and place as agreed in writing by Janus and DST (the date of the Closing is herein referred to as the "Closing Date").

THE REORGANIZATION

     DST has agreed that, prior to the Closing, DST will, and will cause its respective Subsidiaries to, transfer to OMS: (i) the "Non-OMS Business Assets";
(ii) the "Additional Assets"; and (iii) the "Non-OMS Business Liabilities" (the "Reorganization"). In exchange for these transfers, OMS has agreed to accept, assume and pay, perform or otherwise discharge the Non-OMS Business Liabilities in accordance with their respective terms and conditions.

     For purposes of the Share Exchange Agreement:

     (i)  "Non-OMS  Business  Assets" means all of the  "Business  Assets" other
          than  those   Business   Assets   owned  by  OMS  both  prior  to  the
          Reorganization and as of the Closing.

     (ii) "Business Assets" means all of the assets, properties, rights, agreements and other interests identified by DST pursuant to the Share Exchange Agreement;

     (iii)"Non-OMS Business Liabilities" means all of the Business Liabilities other than those Business Liabilities already owed or assumed by OMS both prior to the Reorganization and as of the Closing;

     (iv) "Business Liabilities" means all liabilities (other than the "Excluded Liabilities") to the extent related to the Business (as defined below) or the Business Assets;

     (v) "Excluded Liabilities" means any liabilities of DST or any of its Affiliates (including OMS) which are specifically excluded pursuant to the Share Exchange Agreement or which do not relate more closely to the Business than to the businesses of DST other than the Business, except to the extent of any such liabilities that are reflected in the Closing Date Balance Sheet and are comparable in nature and amount to those reflected in the Business financial statement for December 31, 2002;

     (vi) "Additional Assets" means an amount in cash equal to (i) the product of thirty two million three hundred thousand (32,300,000) and the DST Share Value less (ii) one hundred fifteen million dollars ($115,000,000); and

     (vii)"DST Share Value" means the average of the per share closing prices of DST Common Stock on the NYSE for the 20 consecutive trading days ending on the day prior to the Closing Date, subject to a minimum average price of $30.00 per share and a maximum average price of $34.50 per share as the DST Share Value if the average price is less than $30.00 or more than $34.50 per share, respectively.

     REASONS FOR REORGANIZATION. There are certain assets, liabilities and employees that prior to the reorganization are located in certain other wholly-owned subsidiaries. The purpose of the Reorganization is to place within a single entity all of the assets, liabilities and employees of the OMS business. Additionally, these actions streamline the DST corporate structure to enable it to operate more efficiently.

     TRANSACTIONS IN REORGANIZATION. The Reorganization will involve transactions that will place the graphics design and sheet-fed offset commercial printing operations and the laser printing and fulfillment operations of the Marketing Services Division of DST, together with the Additional Assets, within a single entity, OMS.


     The Reorganization will involve the following transactions:

     o OTS Group, Inc., a Missouri corporation and 100% owned subsidiary of DST, will be merged into DST, with DST as the surviving corporation.

     o    DST  Output   East,   Inc.,  a  Delaware   corporation   and  indirect
          wholly-owned subsidiary of DST, will be converted into a Delaware limited liability company to be known as DST Output East, LLC.

     o DST Output, Inc., a Missouri corporation and indirect wholly-owned subsidiary of DST, will create a single member limited liability company under Delaware law to be known as DST Output Central, LLC. DST Output SRI, Inc., a Missouri corporation and indirect wholly-owned subsidiary of DST, will be merged into DST Output Central, LLC.

     o DST Output East LLC will convey its 100% ownership of OMS to DST Output, Inc.

     o DST Output Illinois, Inc., an Illinois corporation and indirect wholly-owned subsidiary of DST, will be merged into OMS, with OMS as the surviving corporation.

     o DST Systems of California, Inc., a Delaware corporation and indirect wholly-owned subsidiary of DST, will create a single member limited liability company under Delaware law to be known as DST Output, LLC. DST Output, Inc., a wholly-owned subsidiary of DST Systems of California, Inc., will then be merged into DST Output, LLC.

     o DST Systems of California, Inc. will be converted into a Delaware limited liability company to be known as DST Systems of California, LLC.

     o DST Systems of California, LLC will convey its 100% ownership of DST Output, LLC to DST.

     o DST Output Central, LLC will convey its 100% ownership of DST Output Graphic Resources, Inc., a Missouri corporation, to DST Output, LLC.

     o DST Output, LLC will convey its 100% ownership of (i) OMS, (ii) DST Output of California, Inc., a California corporation, (iii) DST Output Graphic Resources, Inc., (iv) DST Output East, LLC and (v) DST Output Central, LLC to DST.

     o DST will create a single member limited liability company under Delaware law to be known as DST Output West, LLC. DST Output of California, Inc. will then be merged into DST Output West, LLC.

     o DST will create a single member limited liability company under Delaware law to be known as DST Output Graphics, LLC. DST Output Graphics Resources, Inc. will be merged into DST Output Graphics, LLC.

     o DST Output West, LLC will transfer to OMS its "graphics division" assets and liabilities in exchange for stock of OMS. DST Output West, LLC will convey the stock of OMS to DST.

     o In one transaction, DST Output Graphics, LLC will (i) transfer to OMS all of its assets and liabilities, except for retained assets that are not part of the OMS Business, in exchange for stock of OMS and (ii) transfer the retained assets to DST Output West, LLC. DST Output Graphics, LLC will convey the stock of OMS to DST.

     All of the assets, liabilities and substantially all of the employees of those organizations that were not part of the Marketing Services Division of DST and are merged into OMS will become a part of OMS as a result of the Reorganization. For a more detailed discussion of the products and services to be offered by OMS post-Reorganization, see "--The Business" below.


     DST will receive Tax Opinions from Sonnenschein and PWC.

THE BUSINESS

     The "Business" is the business of providing the products and services described below.

     The Business products and services include:

     o RAPID FULFILLMENT. Rapid Fulfillment is digital printing or electronic delivery of materials that are (i) printed in connection with the acquisition of a new customer by a client of the Business or in response to an inquiry from an existing customer of a client of the Business, and (ii) usually individually personalized with client-supplied name, address and demographic information utilizing a proprietary compilation software application and distributed production sites owned by OMS in New York and Chicago and sites owned by DST and its Affiliates. Rapid Fulfillment services may also include Integrated Fulfillment Services;

     o INTEGRATED FULFILLMENT. Integrated Fulfillment is the combination of pick and pack services with Rapid Fulfillment, eLLITE Suite and On-demand services. Pick and pack is the pulling of externally supplied and internally pre-printed materials from inventory and insertion into a mailing with On-demand materials;

     o RAPID PUBLISHER. Rapid Publisher is a Web-enabled database publishing solution used by clients that offer 403(b) and 401(k) plan administration to their customers. The service utilizes a licensed software application that allows the client to customize participant communication materials based upon the specific plan, and personalize the materials to the specific plan participant;

     o RAPID COMPLIANCE. This service consists of the production of prospectuses, supplements, annual reports and semi-annual reports supplied by customers or third parties for printing and mailing and electronic delivery to meet the regulatory requirements of the 401(k), 403(b), non-variable annuity and mutual fund markets;

     o RAPID CONFIRM. Rapid Confirm utilizes the Mail Net software application for distribution of brokerage trade confirmations, margin notices and address changes to distributed print production sites, including those of DST Affiliates, for printing and mailing at those sites for brokerage firm customers;

     o RAPID PROXY. This product utilizes offset and On-demand capabilities to combine documents such as proxy statements, annual reports, proxy voting cards, business reply envelopes and other materials selected by the client, and bound into a single book that can be personalized to the recipient;

     o ELLITE SUITE. A service that utilizes the eLLITE software application to support order management, inventory management, fulfillment management and document management of documents such as mutual fund fact sheets, prospectuses and other pre-sale and post-sale materials, none of which are personalized documents such as statements;

     o RAPID PORTFOLIO SERVICES. This service consists of the printing of portfolio reports for high net worth individuals in digital four color format and bound using one of the following: perfect bind, spiral or tape (but for purposes of clarity, portfolio reports bound by other methods, e.g. stapling, are excluded from the definition of this service); and

     o COMMERCIAL PRINTING SERVICES. These services consist of graphics design; plate production; offset printing of Static, Nonrecurring documents utilizing sheet press printing machines; bindery services; envelope printing utilizing jet press machinery; and procurement of the foregoing services from third party commercial printers and resale of such services to clients.

     For purposes of the foregoing description of Business products and services:

     (i) "On-demand," means the printing of Static, documents that were historically offset printed. Documents can be printed On-demand from files stored in electronic databases because the contents of such documents are not altered by the printer except for the recipient's name, address and limited demographic information that is sometimes used to personalize the document. On-demand documents are prepared in print ready formats and do not require the use of software that formats the document except to the extent necessary to facilitate the insertion of certain variable demographic data unique to a transaction, external event or other action of the recipient. By way of example, account applications and prospectuses are printed On-demand, whereas, mutual fund account statements are not;

     (ii) "Static," means that the information in the document does not change or fluctuate based upon the occurrence of any transaction, recent event, or action taken by the ultimate recipient of the document, except that the name, address and other personal demographic information of the recipient may be different in each document. By way of illustration, an account application or a prospectus is a Static document, while a mutual fund account statement is not Static because the information varies from document to document based upon various factors such as financial performance and actions of the recipient during the period reflected in the statement; and

     (iii)"Nonrecurring," means that the event giving rise to the printing of the document is of a type that does not usually occur on a repetitive basis when the use of the document by the specific end user is considered. By way of illustration, a Nonrecurring event is the submission by a client to its customer or potential customer of a set of brochures, account applications or other pre-sale marketing materials or fact sheets, or the fulfillment of orders for technical materials that are requested by purchasers or potential purchasers of a client's goods or services, such as engineering schematics or instructions. In such cases, the end user does not typically need or receive such a document more than once. In contrast, "Nonrecurring" does not include documents of a type that are printed for events or reports such as periodic account statements and confirmations of transactions in mutual fund, brokerage, or other financial accounts, monthly billing for television or utility services, the utilization of insurance benefits or tax reports.

REPRESENTATIONS AND WARRANTIES

     The Share Exchange Agreement contains representations and warranties of DST and Janus that are customary for transactions of this type. DST made representations and warranties with respect to, among other matters, the following:

     o    corporate organization and good standing;
     o    capitalization of OMS;
     o    corporate power and authority;
     o    absence of conflicts that would affect the Exchange;
     o    consents required in connection with the Exchange;
     o stockholder vote to approve the transactions contemplated by the Share Exchange Agreement;
     o    the absence of material adverse effects to the Business or OMS;
     o    compliance with laws;
     o    intellectual property;
     o title to real estate and other assets, and condition and sufficiency of such assets;
     o    pending litigation;
     o    employee benefit plans;
     o    contracts to which OMS is, or will be, a party;
     o    labor and employment matters;
     o    financial statements; and
     o    relationships with customers.

     Janus made representations and warranties with respect to, among other matters, the following:

     o    corporate organization and good standing;
     o    corporate power and authority;
     o    absence of conflicts that would affect the Exchange;
     o    title to Janus DST Shares;
     o    board  and  stockholder   approvals  to  approve  the  Share  Exchange
          Agreement and the transactions contemplated thereby;
     o    pending litigation;
     o    the  absence of  material  adverse  effects on the ability of Janus to
          consummate  the  transactions   contemplated  by  the  Share  Exchange
          Agreement; and
     o    consents required in connection with the Exchange.

CONDITIONS TO CLOSING OBLIGATIONS

     The obligations of each of DST, OMS and Janus to complete the Closing are subject to the satisfaction or waiver of a number of conditions, including, among others:

     o DST must have obtained approval of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement by the affirmative vote of the holders of a majority of the outstanding shares of DST Common Stock;

     o No action shall have been taken by any governmental authority of competent jurisdiction to prohibit, enjoin or restrain the consummation of the transactions contemplated by the Share Exchange Agreement;

     o DST must have received the Tax Opinions of each of Sonnenschein and PWC, and Janus must have received a tax opinion of each of Wachtell, Lipton, Rosen & Katz and Ernst & Young LLP, in each case in form and substance substantially as set forth in exhibits to the Share Exchange Agreement, dated as of the Closing Date;

     o The consents and approvals of governmental authorities required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") must have been obtained (or any applicable waiting period will have expired or been terminated);


     o Certain ancillary agreements to be entered into by and among DST and/or its Affiliates (other than OMS), on the one hand, and OMS and/or Janus, on the other hand, on or prior to the Closing, pursuant to which, among other things, certain services and goods will be provided to the parties to the Share Exchange Agreement (the "Ancillary Agreements") must be executed and entered into by each of the parties to such agreements and delivered at the Closing. For a more detailed description of the Ancillary Agreements, see "--Certain Ancillary Agreements;


     o Truth and accuracy of the other's representations and warranties, except for inaccuracies that would not have a material adverse effect on the party making the representations; and

     o Performance in all material respects by the other parties of their obligations under the agreement.

     In addition, the obligations of Janus to complete the Closing are subject to the satisfaction or waiver of a number of conditions, including among others:

     o    DST must have obtained certain Required Consents;

     o Since the date of the Share Exchange Agreement, there must not have been any Material Adverse Effect with respect to the Business or OMS;

     o Janus must have obtained the waiver or consent required under Janus' revolving credit facility to consummate the Exchange (the "Janus Consent"); provided that Janus must have used its reasonable commercial efforts to obtain the such consent; and

     o Prior to or at the Closing, the Reorganization must have been completed.

     In addition, the obligations of DST and OMS to complete the Closing are subject to the satisfaction or waiver of a number of conditions, including among others;

     o DST must have entered into customary agreements providing for the receipt by DST of the financing necessary to permit the funding of at least $150 million of the Additional Assets. However, DST may not assert this condition in the event that it has breached its obligations with respect to obtaining the financing. See "--Certain Covenants and Agreements--Financing"; and

     o DST must have received the waiver or consent required under certain credit facilities; provided that DST shall have used its reasonable commercial efforts to obtain the waivers or consents.


     In any transaction of this type, management of either party to the transaction generally may waive a condition precedent to closing. The DST Board has given that authority to authorized DST officers. DST will recirculate revised proxy materials and resolicit proxies if there are any material changes in the terms of the Exchange, including those that result from waivers.


POST CLOSING ADJUSTMENTS

     Within 30 days after the Closing Date, DST will deliver to Janus an unaudited balance sheet of OMS dated as of the Closing Date (the "Closing Date Balance Sheet"). In the event that the Adjusted Shareholder's Equity (defined as total shareholder's equity of OMS as of the Closing Date less the Additional Assets) reflected on the Closing Date Balance Sheet is less than $12 million, DST will pay to OMS on a dollar-for-dollar basis, the amount necessary to achieve Adjusted Shareholder's Equity of $13 million as of the Closing Date. In the event the Adjusted Shareholder's Equity is greater than $14 million, Janus will cause OMS to pay to DST, on a dollar-for-dollar basis, the amount necessary to reduce Adjusted Shareholder's Equity to $13 million as of the Closing Date. Any required payments must be made within 30 days after receipt by Janus of the Closing Date Balance Sheet, unless a Dispute Notice (defined below) is delivered.

     If Janus disputes the amount of Adjusted Shareholder's Equity reflected in the Closing Date Balance Sheet, Janus will give written notice to DST within 30 days after Janus' receipt of the Closing Date Balance Sheet specifying in reasonable detail Janus' basis for its dispute (a "Dispute Notice"). If Janus submits a Dispute Notice within such 30-day period, DST and Janus will work together in good faith to seek to resolve the dispute. However, if Janus and DST are unable to resolve their disagreement within 15 calendar days after DST's receipt of a Dispute Notice from Janus, the dispute will be referred for determination to a nationally known firm of independent public accountants mutually selected by DST and Janus (the "Dispute Accountants") as promptly as practicable. If DST and Janus are unable to agree on the Dispute Accountants, then the parties agree to retain KPMG LLP. The Dispute Accountants will make a written determination as to the correct amount of Adjusted Shareholder's Equity, which will be conclusive and binding, and will prepare a final Closing Date Balance Sheet. DST and Janus will use reasonable commercial efforts to cause the Dispute Accountants to render their decision within 30 days of submitting the dispute. Any payments required upon the determination by the Dispute Accountants will be made within 10 days following the determination.

     Janus will pay the fees and expenses charged by the Dispute Accountants unless any payment required to be made by DST is greater than $500,000, in which case DST will pay such fees and expenses.

CERTAIN COVENANTS AND AGREEMENTS

     JANUS VOTE

     Janus has agreed to vote all shares of DST Common Stock beneficially owned by Janus in favor of approval of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement at the Special Meeting.

     EFFORTS TO CONSUMMATE TRANSACTIONS

     Subject to the terms and conditions of the Share Exchange Agreement from time to time whether before, at or for a period of two years following the Closing, each of Janus and DST will, and will cause their respective Affiliates to, make reasonable commercial efforts to do all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Share Exchange Agreement, including completion of transfers of assets contemplated to make the Exchange complete.

     OPTIONS TO PURCHASE DST STOCK HELD BY BUSINESS AND FORMER BUSINESS EMPLOYEES ACCOUNTS

     DST or its relevant Affiliate will take all steps necessary or appropriate to cause all unexercised options to purchase shares of DST's or its Affiliates' stock held by Business Employees or Former Business Employees that are outstanding as of the Closing Date (the "DST Options") not to terminate due to or on account of the Closing and will cause the DST Options to become fully vested in such Business Employees or Former Business Employees effective as of the Closing. DST will cause the DST Options to remain outstanding and exercisable pursuant to their terms until their normal expiration date, unless such treatment is otherwise not permitted by applicable law.

     NON-SOLICITATION OF EMPLOYEES

     For three years after the Closing, DST and Janus will not and will cause each of their respective Subsidiaries not to, directly or indirectly, solicit the employment of any employee of the other or of its Subsidiaries, without the other's prior written consent. This non-solicitation covenant does not apply to
(i) a general advertisement or solicitation program that is not specifically targeted at such persons or (ii) the solicitation of any employee after their employment has been terminated.

     NO SOLICITATION

     From the date of the Share Exchange Agreement until the Closing or the earlier termination of the Share Exchange Agreement:

     o other than in the Ordinary Course of Business, DST will not, and will not authorize or permit any of the DST Entities or OMS to, solicit the submission of any offers or proposals for the Business, OMS, the Business Assets or the Business Liabilities from any third party or otherwise pursue any offer or proposal received; and

     o Janus will not, and will not authorize or permit any of its Subsidiaries to, solicit the submission of offers or proposals for the sale of the Janus DST Shares from any third party or otherwise pursue any offer or proposal received.

     USE OF NAMES

     Within 30 days after the Closing:

     o Janus will cause OMS to change its corporate name to a name that does not include the name of DST or any of its Subsidiaries; and

     o Janus will have no right to use the name of DST or of any of its Subsidiaries, except that, for a period ending 45 days after the Closing, Janus will have the right to use any catalogues, sales and promotional materials and printed forms that use such name and are included in the Intellectual Property as of the Closing, or that were ordered prior to the Closing for use in the Business.

     Promptly after the Closing Date, Janus will make all filings with the appropriate governmental authorities to effectuate such name changes. Janus will use its reasonable commercial efforts to minimize the usage of such names, and to discontinue it as soon as practicable after the Closing. To the extent any approvals of governmental authorities are necessary to effectuate the name change, the time limits specified above will be extended by the time period necessary to obtain such approvals, so long as Janus begins the process of seeking such approval within 30 days after the Closing.

     DST SHARE VALUE DETERMINATION PERIOD

     During the 20-day period used to calculate the DST Share Value:

     o DST will not, and will cause its Subsidiaries not to, sell or offer to sell any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, DST Common Stock), or solicit or induce other persons to sell or offer to sell any such securities, except that this provision will not apply to transactions with participants in DST's employee stock option or stock purchase plans in a manner consistent with past practice; and

     o Janus will not, and will cause its Subsidiaries (other than Subsidiaries involved in the investment advisory business, to the extent of its activities in connection with the investment advisory business (in such capacity, the "IAB Subsidiaries")) not to, purchase or offer to purchase any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, DST Common Stock), or solicit or induce other persons (other than in connection with the investment advisory business of the IAB Subsidiaries) to purchase or offer to purchase any such securities.

     WAIVER

     In consideration of the transactions contemplated by the Share Exchange Agreement, as of the Closing, DST, on behalf of itself and each of its Subsidiaries and Affiliates (other than OMS) and their respective heirs, executors, successors and assigns (the "Waiving Parties"), waives from and after the Closing all Claims that the Waiving Parties had, have or may have against OMS and its officers, directors, employees or agents in connection with or arising out of any act or omission of OMS or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing. This waiver is not deemed a waiver by the Waiving Parties of any rights under the Share Exchange Agreement or any of the other agreements contemplated in connection with the Share Exchange Agreement.

     DST SHARES RETAINED BY JANUS

     From and after the Closing Date until the tenth anniversary of the Closing:

     o Janus will not, and will cause each of its Subsidiaries (other than the IAB Subsidiaries) not to, directly own or acquire or agree to acquire (other than in the course of the investment advisory business of the IAB Subsidiaries) any shares of DST Common Stock, which will have the effect of increasing the number of shares of DST Common Stock that Janus and its Subsidiaries (other than the IAB Subsidiaries) will own, in the aggregate, following the Closing above 7,424,052 shares (the "Share Limit"), subject to certain adjustments and exceptions in the event of certain business combinations; and

     o Janus will not, and will cause each of its Subsidiaries (other than the IAB Subsidiaries) not to, sell or otherwise dispose of any shares of DST Common Stock, to certain specified persons (other than in the course of the investment advisory business of the IAB Subsidiaries), except for sales made on the New York Stock Exchange, or on any other national securities exchange on which the DST Common Stock is listed, or if not so listed, on the Nasdaq National Market or the Nasdaq Smallcap Market if DST Common Stock is admitted for trading, or if not so listed, on any other exchange or inter-dealer quotation system in which the purchasers and sellers are anonymous with respect to one another.

     FINANCING

          DST will use its reasonable best efforts to secure as promptly as practicable, the financing necessary to permit the funding of at least $150 million of the Additional Assets at an initial interest rate of 4% per annum or less and a maturity of not less than 364 days and otherwise on reasonable and customary terms and conditions for a financing of comparable size and form (the "Financing").

TERMINATION

     The Share Exchange Agreement may be terminated prior to consummation of the Closing as follows:

     o    By mutual written consent of DST and Janus;

     o By either DST or Janus upon written notice to the other if the Closing has not been consummated on or before January 30, 2004; except where the willful act or willful failure to act of the party wishing to terminate the Share Exchange Agreement or its Affiliate has been the cause of or resulted in the failure of the Closing to be consummated on or before January 30, 2004;

     o By either DST or Janus upon written notice to the other if DST does not obtain the required stockholder approval, except, in the case of DST, if it has breached its obligations under the Share Exchange Agreement with respect to preparing and filing a proxy statement, convening a meeting of DST stockholders and the DST Board recommending approval of the Share Exchange Agreement and the transactions contemplated by the Share Exchange Agreement, and such breach has been the cause of or resulted in the failure to obtain stockholder approval;

     o By Janus upon written notice to DST, if any of the conditions to the obligations of Janus to consummate the Closing shall have become incapable of fulfillment by January 30, 2004 and have not been waived in writing by Janus;

     o By DST upon written notice to Janus, if any of the conditions to the obligations of DST and OMS to consummate the Closing shall have become incapable of fulfillment by January 30, 2004 and have not been waived in writing by DST;

     o By either DST or Janus upon written notice to the other that the conditions regarding the receipt of the Tax Opinions required by the Share Exchange Agreement have become incapable of fulfillment by January 30, 2004 due to changes in the law, regulations or interpretations of the Internal Revenue Service;

     o By Janus, if DST has not obtained the Credit Facilities Consent or the Financing within 90 days from the date of the Share Exchange Agreement;

     o By DST, if Janus has not obtained the Janus Consent within 90 days from the date of the Share Exchange Agreement; or

     o By either Janus or DST upon written notice to the other, if there is in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated by the Share Exchange Agreement.

     In the event of a final judicial determination that termination of the Share Exchange Agreement was caused by an intentional and deliberate breach of the Share Exchange Agreement, then, in addition to other remedies at law or equity for breach of the Share Exchange Agreement, the party found to have intentionally and deliberately breached the Share Exchange Agreement will indemnify and hold harmless the other parties to the Share Exchange Agreement for their respective out-of-pocket costs, including the reasonable fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as reasonable fees and expenses incident to the negotiation, preparation and execution of the Share Exchange Agreement and related documentation.

REQUIRED REGULATORY CONSENTS, APPROVALS AND FILINGS

     Certain  regulatory  consents,   approvals  and  filings  are  required  in
connection with the Closing. These include, among others:

     o HSR Act filing by Janus with respect to the proposed transfer of OMS from DST to Janus and expiration of the applicable waiting period;

     o Filings with the Secretary of State of each applicable state, the appropriate merger or other organizational documents to accomplish the Reorganization;

For a discussion of the filings made and the status of such filings, see "--Regulatory Matters" below.

OPINION OF FINANCIAL ADVISOR

     Piper Jaffray has delivered its written opinion to the DST Board that, as of the date of such opinion, the consideration to be exchanged in the Exchange is fair, from a financial point of view, to DST. See "Background and Recommendation - Opinion of Financial Advisor."

TAX CONSEQUENCES

     The parties have acknowledged and agreed that no party has made, or is making in the Share Exchange Agreement, any representation or warranty regarding the tax effects or tax consequences, if any, of the transactions contemplated in the Share Exchange Agreement or in the Ancillary Agreements and that each party has consulted with and is relying upon its own tax advisors with respect to such effects and consequences. Neither DST nor Janus has any obligation to indemnify the other for tax liabilities arising from the Exchange.

INDEMNIFICATION

     INDEMNIFICATION BY DST

     Subject to certain limitations set forth in the Share Exchange Agreement, subsequent to the Closing, DST will indemnify Janus and its respective Subsidiaries and Affiliates, and their respective officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns (collectively, the "Representatives") against Damages arising out of, resulting from or incurred in connection with or relating to:

     o any breach of a representation or warranty made by DST or OMS in the Share Exchange Agreement or any other document delivered in connection with the Share Exchange Agreement;

     o any breach of any agreement or covenant of DST or OMS contained in the Share Exchange Agreement;

     o the Excluded Liabilities, the Excluded Assets, the Retained Business and any legal, administrative or arbitration proceeding, suit or action of any nature with respect thereto;

     o    any Restrictions;


     o a certain claim by a former employee of a DST Affiliate filed with the U.S. EEOC and the Missouri Commission on Human Rights for Damages (which would include all costs and expenses that Janus may incur in connection with the claim) relating to alleged discrimination against such employee in the workplace; and


     o the failure of DST to obtain certain consents to the continuation of contract rights in light of the transfer of ownership of OMS from DST to Janus.

     However, DST will not be liable for indemnification with respect to certain Damages or for certain other pre-closing tax liabilities of OMS agreed upon by the parties unless and until the aggregate amount of these Damages and other pre-closing tax liabilities of OMS exceeds $5 million (the "DST Basket"). Janus will be entitled to indemnification for all Damages and other tax liabilities in excess of the DST Basket, subject to a limit on DST's aggregate liability, with respect to the Damages and other pre-closing tax liabilities covered by the DST Basket, of $115 million (the "DST Cap"). Neither the DST Basket nor the DST Cap apply to pre-closing income tax liabilities of OMS agreed upon by the parties or certain other Damages as set forth in the Share Exchange Agreement.

     INDEMNIFICATION BY JANUS

     Subject to certain limitations set forth in the Share Exchange Agreement, subsequent to the Closing, Janus will indemnify DST and its Representatives, against Damages arising out of, resulting from or incurred in connection with or relating to:

     o any breach of a representation or warranty made by Janus in the Share Exchange Agreement or any other document delivered in connection with the Share Exchange Agreement;

     o any breach of any agreement or covenant of Janus contained in the Share Exchange Agreement;

     o    any Business Liability; or

     o Janus' operation of the Business after Closing, but not to the extent resulting from DST's or any of its Affiliates' (including OMS's) actions or operations prior to the Closing.

     However, Janus will not be liable for this indemnification with respect to certain Damages unless and until the aggregate amount of these Damages exceeds $5 million (the "Janus Basket"). DST will be entitled to indemnification for all Damages in excess of the Janus Basket, subject to a limit on Janus' aggregate liability, with respect to the Damages covered by the Janus Basket, of $115 million (the "Janus Cap"). Neither the Janus Basket nor the Janus Cap apply to certain other Damages as set forth in the Share Exchange Agreement.

CERTAIN ANCILLARY AGREEMENTS

     DST and/or its Affiliates, on the one hand, and OMS and/or Janus and/or their respective Affiliates, on the other hand, will enter into a number of Ancillary Agreements in connection with the consummation of the transactions contemplated by the Share Exchange Agreement. Under these Ancillary Agreements:

     o Janus is assuming DST's obligations under certain existing lease guaranties and guaranteeing to DST OMS's obligations under certain subleases and certain other Ancillary Agreements;

     o Each of DST and OMS may provide certain services as a subcontractor to the other for their respective customers;

     o DST is subleasing to OMS certain space, OMS is assuming obligations under certain existing leases being assigned to OMS by DST, and notice letters will be provided to certain landlords as required by the terms of the applicable leases;

     o    OMS will enter into an employment agreement with the President of OMS;

     o    OMS will grant a license to DST for certain software;

     o OMS and an Affiliate of DST will exclusively recommend certain services of the other party to potential customers, and DST will be paid certain commissions;

     o OMS will serve as DST's subcontractor for certain services rendered to a customer of DST and DST Output and will reimburse DST for its share of royalties DST must pay to such entity for access to such entity's databases. DST Output will pay OMS its share of any royalties DST Output may receive based on certain relationships of such entity;

     o DST will assign to OMS and OMS will assume DST's obligations under a certain agreement for software and under a lease for certain equipment and software and DST will sublease to OMS certain copiers and products leased by DST;

     o DST will continue to provide to OMS certain data processing services on agreed upon service levels, will provide to OMS certain transitional services for a limited period of time to assist in the transition of OMS to Janus, and an Affiliate of DST will provide certain statement printing services to Janus;

     o Responsibilities will be allocated for the handling of certain tax matters and liabilities between DST and OMS post Closing; and

     o An agreement will be entered into between OMS and an Affiliate of DST regarding continuation of certain services in support of an OMS product.

JANUS PROXY

     In addition, Janus will provide an irrevocable and continuing proxy to DST to vote the shares of DST Common Stock retained by Janus upon consummation of the Exchange for so long as Janus owns or retains voting rights to such shares. A copy of this proxy is attached to this proxy statement as Appendix B.

REGULATORY MATTERS

     As discussed in "--Summary of the Share Exchange Agreement" above, certain regulatory approvals and filings are required in connection with the closing of the Exchange. The following actions have occurred to date:


     o DST filed its HSR notification on September 22, 2003. Under the HSR process, the United States Department of Justice ("DOJ") has 30 days after notice is filed to issue a second request asking for various documents and information from the HSR parties. The waiting period under the HSR officially expired on October 22, 2003, with no request for additional information from the DOJ.

     o Numerous formation, conversion and merger filings are being prepared in connection with the Reorganization and DST intends to file these with the appropriate Secretary of State's offices immediately prior to the Exchange.


REQUIREMENT FOR STOCKHOLDER APPROVAL

     DST's Certificate of Incorporation requires stockholder approval of any transfer or exchange to or with any "Interested Stockholder," of any assets of DST having an aggregate fair market value equaling or exceeding 25% or more of the combined assets of DST. Janus is considered an Interested Stockholder because it owns more than 10% of the voting power of DST's outstanding capital stock entitled to vote generally in the election of directors. After taking into account the additional cash to be transferred to OMS in connection with the Exchange, the value of the assets to be transferred in connection with the proposed Exchange may exceed 25% of the combined assets of DST.

REQUIRED VOTE AND THE DST BOARD'S RECOMMENDATION

     In accordance with the Delaware Corporation Law and DST's Certificate of Incorporation, approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock that are entitled to vote.

            THE DST BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
             THE PROPOSAL - APPROVAL OF THE SHARE EXCHANGE AGREEMENT
                   AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The material U.S. federal income tax consequences to DST with respect to the Reorganization and the Exchange are summarized below. The tax consequences of the Reorganization and the Exchange will only apply to DST, OMS and Janus, and will not apply to any other stockholder of DST. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, the interpretive guidance of the IRS and the decisions of various courts, all as they exist as of the date hereof. It is possible that Congress could enact new law, the Department of Treasury or the IRS could issue new authorities, or a court could issue a new decision after the date hereof, which would be inconsistent with this summary. Any such changes could have retroactive effect.

     DST's obligations to complete the Closing are conditioned upon receipt by DST of Tax Opinions from Sonnenschein and PWC to the effect that, although the matter is not free from doubt, the Reorganization and the Exchange should qualify as reorganizations pursuant to Code ss.ss. 368 and 355, and that DST should recognize no gain or loss pursuant to the Reorganization and Exchange. These Tax Opinions will be subject to certain factual representations and assumptions provided by DST and Janus. If those factual representations and assumptions are incorrect in a material respect, the Tax Opinions could become inoperative. DST and Janus have reviewed those facts and assumptions on which the Tax Opinions will be based and are not aware of any facts or circumstances that would cause the representations and assumptions to be untrue.

     Certain of the Code ss. 355 requirements such as (i) the active trade or business requirement; (ii) the non-device requirement; and (iii) the business purpose requirement were considered in light of the Reorganization and the Exchange which includes a significant cash contribution to OMS just prior to the Exchange. These requirements are set forth below followed by certain considerations related to such cash contribution.

     DST and OMS must have been engaged in the active conduct of a trade or business continuously throughout the five-year period prior to Exchange, and must be engaged in the active conduct of such trade or business immediately after the Exchange. DST and OMS have engaged in the active conduct of a trade or business directly and/or through predecessor organizations for more than five years, and will continue to provide such services after the Exchange. There is no requirement that a specific percentage of OMS's assets be devoted to the active conduct of a trade or business. Nevertheless, as further set forth below, the IRS may consider DST's contribution of cash to OMS in determining whether OMS continues the active conduct of its trade or business after the Exchange. Notwithstanding the contribution of cash to OMS, because DST and OMS will continue the active conduct of their respective trades or businesses, the active trade or business requirement should be satisfied.

     The Exchange must not be used principally as a device for the distribution of DST's earnings and profits or OMS's earnings and profits. The determination of whether a transaction is used principally as a device for the distribution of earnings and profits is made from all the facts and circumstances. One of the facts and circumstances is the cash contributed to OMS, and the resulting difference in the ratios of the value of the assets not used in the active trade or business to the value of the assets used in the active trade or business in OMS and DST. OMS will have a considerably higher ratio of assets not used in its active trade or business than will DST. However, this difference in ratios is ordinarily not evidence of device if the difference is attributable to the need to equalize the value of the OMS Shares distributed in the Exchange to the value of the Janus DST Shares received in the Exchange. In addition, the Exchange will ordinarily be considered not to have been used principally as a device if, in the absence of Code ss. 355, the distribution of the OMS Shares would have been treated as a redemption under Code ss. 302. In the absence of Code ss. 355, the Exchange would be treated as a redemption under Code ss. 302. Because the contribution of cash is necessary to equalize the value of the OMS Shares and the Janus DST Shares, and because the transaction would be treated as a redemption under Code ss. 302 in the absence of Code ss. 355, the Exchange should satisfy the nondevice requirement.

     The Exchange must be carried out for one or more real and substantial non-federal income tax purposes germane to the business of DST. There are real, substantial non-federal income tax purposes of the Exchange which are set forth in "Background." Accordingly, the Exchange should satisfy the business purpose requirement.

     Notwithstanding the foregoing, the amount of cash contributed to OMS is a "fact or circumstance" which may be taken into account in the determination of whether the active trade or business requirement and the nondevice requirement have been satisfied, and for purposes of assessing the strength of DST's independent corporate business purpose for the Exchange. The amount of cash included in OMS may also affect the substance of the Exchange. A transaction will be taxed in accordance with its substance, and a transaction which meets the literal requirements of Code ss. 355 may be taxed otherwise if the substance of the transaction is not within the intent of Code ss. 355.

     There is authority under Code ss. 355 that a distributing corporation may contribute cash to a controlled corporation prior to a split-off in amounts sufficient to equalize the fair market values of the stock to be exchanged in the split-off. Revenue Ruling 64-102 approved a split-off after a cash contribution representing 54% of the total value of the controlled corporation, where the cash contribution did not cause changes in the controlled corporation's business of such character as to constitute the acquisition of a new or different business. Revenue Ruling 71-383 approved a "substantial capital contribution" prior to a split-off that did not cause a change in the character of the controlled corporation's business. Thus, in Revenue Ruling. 64-102 and 71-383, the IRS permitted the contribution of substantial amounts of cash to the controlled corporation that was not to be used in the controlled corporation's active trade or business. Similarly, Revenue Ruling 73-44 held that a transaction qualified under Code ss. 355 where the active trade or business represented less than 50% of the total value of the controlled corporation, although the nonactive trade or business assets were not investment assets. Based on current law, the amount of cash present here should not disqualify DST from nonrecognition treatment under Code ss. 355 upon the Exchange. However, there is no specific authority that approves a cash contribution in excess of 54% of the total value of the controlled corporation.

     Certain actions of Janus and OMS after the Closing of the Exchange could adversely affect the tax-free status of the Exchange to DST. In this regard, Janus will receive opinions from Wachtell, Lipton, Rosen & Katz and Ernst & Young LLP to the effect that, although the matter is not free from doubt, the Exchange should be treated as a tax-free reorganization under ss. 355, taking into account representations made by OMS and Janus as to their intentions for use of the cash contributed to OMS and other post-Closing activities. However, DST will have no control over actions taken by OMS and Janus after the Closing of the Exchange that might adversely affect the tax treatment of the Exchange to DST.

NO PRIVATE LETTER RULING

     DST did not and will not request a Private Letter Ruling from the IRS concerning the federal tax consequences of the Reorganization and the Exchange. In preliminary conversations with representatives of PWC and Sonnenschein, and without a review of the specific facts and circumstances of the Exchange, representatives of the IRS indicated that it would be unlikely that the IRS would issue a favorable Private Letter Ruling on a transaction with the amount of cash present in the Exchange. DST did not submit the information necessary to obtain a Private Letter Ruling, and the IRS did not have all of the facts and circumstances concerning the Exchange.

     The IRS may examine DST's U.S. federal income tax return for the taxable year in which the Reorganization and the Exchange occur at any time during the three years after DST files such tax return. DST may under certain circumstances agree to extend this three-year period. In such an examination, the IRS may examine DST's reporting of the Exchange as a tax-free reorganization under Code ss.355. The preliminary conversation with the IRS described above neither limit nor expand the legal requirements for the timing or scope of, or the procedures used in, any such IRS examination of DST.

TAX OPINIONS

     As set forth above, DST will receive the Tax Opinions to the effect that, although the matter is not free from doubt, the Reorganization and the Exchange should be tax free to DST. The Tax Opinions are based upon PWC's and Sonnenschein's evaluation of facts under the applicable Treasury Regulations which require consideration of "all the facts and circumstances" and which provide that certain requirements will "ordinarily" be satisfied by facts which are present in the Exchange. There are, however, no Code provisions, Treasury Regulations, IRS rulings or guidelines or other authorities approving a transaction under Code ss. 355 with the amount of cash present in the Exchange. In the absence of any such authorities or a Private Letter Ruling, the tax-free treatment of the Exchange is not free from doubt, and PWC and Sonnenschein are unable to issue unqualified tax opinions that the Exchange will be tax-free to DST.

     The Tax Opinions are not binding on the IRS. As a result, it is possible that the IRS could take a position which is contrary to the Tax Opinions. If the IRS were to take such a contrary position and prevail, then DST could recognize gain on the Reorganization and Exchange as if DST sold the OMS Shares for fair market value to Janus. DST estimates, that under those circumstances, it would recognize a gain of approximately $104 million and incur federal and state income tax liabilities of approximately $41.6 million.

                             SELECTED FINANCIAL DATA


SELECTED COMBINED FINANCIAL DATA

     The following table sets forth selected combined financial data of OMS. The selected combined balance sheet data as of December 31, 2002 and 2001 and the selected combined income statement data for the years ended December 31, 2002, 2001 and 2000 were derived from OMS's audited combined financial statements and the related notes thereto which are included in Appendix E of this proxy statement. The selected combined balance sheet data as of December 31, 2000 and 1999 were derived from OMS's audited combined financial statements, not included herein. The selected combined balance sheet data as of December 31, 1998 and the selected combined income statement data for the years ended December 31, 1999 and 1998 were derived from OMS's unaudited combined financial statements, not included herein. The data for the six months ended June 30, 2003 and 2002 has been derived from OMS's unaudited condensed combined financial statements also included herein as Appendix D and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. This selected combined financial data should be read in conjunction with and is qualified by reference to OMS's audited combined financial statements, including the notes thereto, and the report of independent accountants thereon.

                                  FOR THE SIX MONTHS
                                      ENDED JUNE 30,                                   YEAR ENDED DECEMBER 31,
                               ------------- -------------    ------------------------------------------------------------------
                                   2003          2002            2002          2001          2000          1999          1998
                                   ----          ----            ----          ----          ----          ----          ----
                                                                    (dollars in thousands)
Total revenues                 $   44,524    $   56,065       $  105,698    $  112,032    $  120,986    $   95,234   $   68,792

Cost and expenses                  41,278        50,961           95,844       102,643       110,152        85,424       61,154
Depreciation and
  Amortization                      1,808         2,173            5,249         4,550         3,966         2,989        2,304
                               ----------    ----------       ----------    ----------    ----------    ----------   ----------
Income from operations              1,438         2,931            4,605         4,839         6,868         6,821        5,334

Interest expense                       (1)          (83)            (113)         (816)         (821)         (839)        (561)
Other income (expense,)
  Net                                  97        (1,133)               2          (103)         (170)          (52)           7
                               ----------    ----------       ----------    ----------    ----------    ----------   ----------
Income before income
  Taxes                             1,534         1,715            4,494         3,920         5,877         5,930        4,780

Income taxes                          606           705            1,846         1,559         2,501         2,440        1,968
                               ----------    ----------       ----------    ----------    ----------    ----------   ----------
Net income                     $      928    $    1,010       $    2,648    $    2,361    $    3,376    $    3,490   $    2,812
                               ==========    ==========       ==========    ==========    ==========    ==========   ==========
Total assets                   $   22,428    $   23,619       $   23,239    $   23,084    $   29,839    $   24,916   $   16,048
Long-term obligations                 392           196                0         7,244         9,616         4,887          690

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements are based on the historical consolidated balance sheets and statements of income of DST and OMS, adjusted to give effect to the Exchange.

     The unaudited pro forma condensed statements of income for the six months ended June 30, 2003 and for the year ended December 31, 2002 reflect the historical results of operations of DST less the historical operations of OMS as if the Exchange occurred at the beginning of the earliest period presented. The unaudited pro forma condensed statements of income for the years ended December 31, 2001 and 2000 reflect OMS as a discontinued operation and do not reflect the Exchange.

     The unaudited pro forma condensed combined balance sheet as of June 30, 2003 assumes that the Exchange occurred as of that date.

     The following unaudited pro forma condensed financial statements have been prepared from, and should be read in conjunction with the historical consolidated financial statements and notes thereto of DST appearing in its Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, which are incorporated in this proxy statement by reference, and the historical combined financial statements and notes of OMS for the six months ended June 30, 2003 and the three years ended December 31, 2002 included in this proxy statement as Appendices D and E, respectively. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Exchange been consummated on the dates indicated in the preceding paragraphs, and are not necessarily indicative of the future operating results or financial position of DST.


                                       DST
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                                  JUNE 30, 2003
                 (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                     ADJUSTMENTS
                                                                            -----------------------------
                                                                                              ADDITIONAL
                                                             DST               OMS              ASSETS            PRO FORMA
                                                         ------------       -----------       -----------       ------------
ASSETS
Current Assets
   Cash and cash equivalents                             $      72.6        $                 $                  $      72.6
   Transfer agency investments                                  59.3                                                    59.3
   Accounts receivable                                         405.4               12.8                                392.6
   Other current assets                                        119.1                3.5                                115.6
                                                         -----------        -----------       -----------        -----------
                                                               656.4               16.3                                640.1
Investments                                                  1,191.9                                                 1,191.9
Properties                                                     588.4                5.0                                583.4
Goodwill                                                       261.2                                                   261.2
Intangibles                                                    128.3                                                   128.3
Other assets                                                    34.2                1.1              21.2(3)(6)         54.3
                                                         -----------        -----------       -----------        -----------
   Total assets                                          $   2,860.4        $      22.4       $      21.2        $   2,859.2
                                                         ===========        ===========       ===========        ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Debt due within one year                              $     126.4        $                 $                  $     126.4
   Transfer agency deposits                                     59.3                                                    59.3
   Accounts payable                                            119.3                3.0                                116.3
   Accrued compensation and benefits                            92.7                1.6                                 91.1
   Deferred revenues and gains                                  94.4                                                    94.4
   Other liabilities                                           109.6                5.4              12.7(3)(4)        116.9
                                                         -----------        -----------       -----------        -----------
                                                               601.7               10.0              12.7              604.4
Long-term debt                                                 408.2                              1,020.4(3)         1,428.6
Deferred income taxes                                          330.8                                                   330.8
Other liabilities                                               93.8                0.4                                 93.4
                                                         -----------        -----------       -----------        -----------
                                                             1,434.5               10.4           1,033.1            2,457.2
                                                         -----------        -----------       -----------        -----------
Commitments and contingencies                            -----------        -----------       -----------        -----------

Stockholders' equity
  Common stock, $0.01 par; 300 million shares
     authorized, 127.6 million shares issued                     1.3                                                     1.3
  Additional paid-in capital                                   362.8                                  0.6(6)           363.4
  Retained earnings                                          1,273.6               12.0             101.9(6)         1,363.5
  Treasury stock (44.3 million and 8.0 million
    shares, respectively), at cost                            (458.3)                            (1,114.4)(1)       (1,572.7)
  Accumulated other comprehensive income                       246.5                                                   246.5
                                                         -----------        -----------       -----------        -----------
    Total stockholders' equity                               1,425.9               12.0          (1,011.9)             402.0
                                                         -----------        -----------       -----------        -----------
    Total liabilities and stockholders' equity           $   2,860.4        $      22.4       $      21.2        $   2,859.2
                                                         ===========        ===========       ===========        ===========

  See accompanying notes to unaudited pro forma condensed financial statements.



                                                              DST
                                      UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
                                           FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                             ADJUSTMENTS
                                                                    -----------------------------
                                                                                       ADDITIONAL
                                                     DST               OMS(2)            ASSETS          PRO FORMA
                                                 -----------        -----------       -----------        ----------


Total revenues                                   $   1,236.8        $      44.5       $                  $   1,192.3

Costs and expenses                                   1,013.9               41.5                                972.4
Depreciation and amortization                           71.7                1.6                                 70.1
                                                 -----------        -----------       -----------        -----------
Income from operations                                 151.2                1.4                                149.8

Interest expense                                        (6.5)                               (20.8)(3)          (27.3)
Other income, net                                       10.1                0.1                                 10.0
Equity in earnings of unconsolidated affiliates          3.4                                                     3.4
                                                 -----------        -----------       -----------        -----------
Income (loss) before income taxes                      158.2                1.5             (20.8)             135.9
Provision (benefit) for income taxes                    53.8                0.6              (8.1)(4)           45.1
                                                 -----------        -----------       -----------        -----------
Net income (loss) from continuing operations     $     104.4        $       0.9       $     (12.7)       $      90.8
                                                 ===========        ===========       ===========        ===========

Average common shares outstanding                      119.0                                (32.3)(5)           86.7
Diluted shares outstanding                             120.2                                (32.3)(5)           87.9

Basic earnings per share                         $      0.88        $                 $       0.39(7)    $      1.05
Diluted earnings per share                       $      0.87        $                 $       0.39(7)    $      1.03



  See accompanying notes to unaudited pro forma condensed financial statements.


                                                                  DST
                                           UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                                                     FOR YEAR ENDED DECEMBER 2002
                                                (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                              ADJUSTMENTS
                                                                     ----------------------------
                                                                                       ADDITIONAL
                                                       DST              OMS(2)           ASSETS           PRO FORMA
                                                   ------------      -----------       ----------         ---------


Total revenues                                     $   2,383.8       $     105.7                         $   2,278.1

Costs and expenses                                     1,936.7              95.8                             1,840.9
Depreciation and amortization                            143.8               5.3                               138.5
                                                   -----------       -----------       -----------       -----------
Income from operations                                   303.3               4.6                               298.7

Interest expense                                         (13.4)             (0.1)            (41.5)(3)         (54.8)
Other income, net                                         20.2                                                  20.2
Equity in earnings of unconsolidated affiliates            6.5                                                   6.5
                                                   -----------       -----------       -----------       -----------
Income (loss) before income taxes                        316.6               4.5             (41.5)            270.6
Provision (benefit) for income taxes                     107.6               1.9             (16.2)(4)          89.5
                                                   -----------       -----------       -----------       -----------
Net income (loss) from continuing operations       $     209.0       $       2.6       $     (25.3)      $     181.1
                                                   ===========       ===========       ===========       ===========

Average common shares outstanding                        120.0                               (32.3)(5)          87.7
Diluted shares outstanding                               121.7                               (32.3)(5)          89.4

Basic earnings per share                           $      1.74       $                 $      0.78(7)    $      2.06
Diluted earnings per share                         $      1.72       $                 $      0.78(7)    $      2.03


  See accompanying notes to unaudited pro forma condensed financial statements.

                                       DST
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          FOR YEAR ENDED DECEMBER 2001
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                     ADJUSTMENTS
                                                     -----------
                                            DST         OMS(2)       PRO FORMA
                                       -----------    ----------     ----------

Total revenues                         $  2,380.7     $    112.0     $  2,268.7

Costs and expenses                        1,927.8          102.6        1,825.2
Depreciation and amortization               159.4            4.6          154.8
                                       ----------     ----------     ----------

Income from operations                      293.5            4.8          288.7

Interest expense                             (7.5)          (0.8)          (6.7)
Other income, net                            36.2                          36.2
Gain on sale of PAS                          32.8                          32.8
Equity in earnings of
 unconsolidated affiliates                   (1.5)                         (1.5)
                                       ----------     ----------     ----------
Income before income taxes                  353.5            4.0          349.5
Income taxes                                125.3            1.6          123.7
                                       ----------     ----------     ----------

Net income from continuing operations  $    228.2     $      2.4     $    225.8
                                       ==========     ==========     ==========

Average common shares outstanding           122.6                         122.6
Diluted shares outstanding                  126.0                         126.0

Basic earnings per share               $     1.86     $              $     1.84
Diluted earnings per share             $     1.81     $              $     1.79



  See accompanying notes to unaudited pro forma condensed financial statements.

                                       DST
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          FOR YEAR ENDED DECEMBER 2000
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)



                                                     ADJUSTMENTS
                                                     -----------
                                            DST         OMS(2)       PRO FORMA
                                       -----------    ----------     ----------

Total revenues                         $  1,968.7     $    121.0     $  1,847.7

Costs and expenses                        1,575.5          110.1        1,465.4
Depreciation and amortization               128.6            4.0          124.6
                                       ----------     ----------     ----------
Income from operations                      264.6            6.9          257.7

Interest expense                             (5.6)          (0.8)          (4.8)
Other income, net                            66.3           (0.2)          66.5
Equity in earnings of
 unconsolidated affiliates                   11.4                          11.4
                                       ----------     ----------     ----------
Income before income taxes                  336.7            5.9          330.8
Income taxes                                120.9            2.5          118.4
                                       ----------     ----------     ----------
Net income from continuing operations  $    215.8     $      3.4     $    212.4
                                       ==========     ==========     ==========

Average common shares outstanding           125.3                         125.3
Diluted shares outstanding                  129.4                         129.4

Basic earnings per share               $     1.72     $              $     1.70
Diluted earnings per share             $     1.67     $              $     1.64


  See accompanying notes to unaudited pro forma condensed financial statements.

                                       DST

           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


1. On August 25, 2003, DST, OMS (a wholly-owned subsidiary of DST) and Janus entered into a Share Exchange Agreement that provides for the exchange of all of the outstanding shares of OMS owned by DST for 32.3 million shares of DST Common Stock owned by Janus. The Exchange has been designed to comply with Section 355 of the Internal Revenue Code, accordingly, DST should not incur income tax relating to the split-off of OMS. Under the terms of the Share Exchange Agreement, the Janus DST Shares will be valued at a price ranging from $30.00 to $34.50 per share, based on the average closing price for the 20 trading days preceding the Closing of the Exchange. DST will equalize the difference between the negotiated value of OMS of $115.0 million and the gross transaction value, which can range from $969.0 million to $1,114.4 million, with cash ranging from $854.0 million to $999.4 million (Additional Assets). The pro forma financial statements are prepared assuming a $34.50 share price.



     DST will contribute cash sufficient to equalize the difference between the negotiated value of OMS of $115 million and the final transaction value determined for the Exchange. Following is a summary of the different amounts of Additional Assets that will be contributed to OMS using different DST Common Stock share prices to value the transaction (dollars in millions, except share prices):


      DST COMMON STOCK                       ADDITIONAL     TOTAL EXCHANGE
        SHARE PRICE        FMV OF OMS          ASSETS           VALUE
     -----------------     ----------        ----------     --------------
            $30.00           $115.0            $854.0             $969.0
            $32.25           $115.0            $926.7           $1,041.7
            $34.50           $115.0            $999.4           $1,114.4

2. Reflects the historical operations of OMS for the six months ended June 30, 2003 and for the years ended December 31, 2002, 2001 and 2000 and the financial position of OMS at June 30, 2003, respectively. The OMS divestiture is considered a discontinued operation.

3. Reflects the annual interest expense of $41.5 million resulting from funding the contribution of the Additional Assets ($999.4 million) to OMS assuming a transaction value based on $34.50 per share of DST Common Stock at Closing. The interest expense for the six month period ended June 30, 2003 is $20.8 million based on the following calculation. DST will fund the Additional Assets as follows (dollars in millions):

                                                PRINCIPAL  INTEREST     INTEREST
                   DEBT ISSUED                   AMOUNT      RATE       EXPENSE
                   -----------                  ---------  --------     --------
     Convertible notes                           $840.0     3.95%       $  33.2
     Unsecured revolving credit facility draws    180.4     2.75%           4.9
                                                -------                 -------
       Total                                    1,020.4                    38.1
     Less debt issuance costs                     (21.0)  5-7 years         3.4
                                                -------                 -------
       Net                                       $999.4                   $41.5
                                                =======                 =======

     The debt issuance costs represents 2.5% of the offering paid to the underwriters. The DST unsecured revolving credit facility is subject to a variable interest rate. It should be noted that the unsecured revolving credit facility would be $107.7 million and $35.0 million based on a transaction value of $32.25 and $30.00 per DST Common Stock share, respectively. The effect of a 1/8% variance in the interest rate on net income is $0.2 million, $0.1 million, and $0 million based on a transaction value of $34.50, $32.25 and $30.00 per share, respectively.

4. Reflects the income tax effects of the pro forma adjustments for the Additional Assets at DST's statutory income tax rate of 39%.

5. Reflects the reduction in average and diluted shares outstanding of 32.3 million shares in accordance with the Share Exchange Agreement.

6. The accompanying pro forma income statements do not reflect a $102.6 million gain expected to be realized from the Share Exchange Agreement. The gain has not been reflected in the pro forma income statements given the non-recurring nature of the gain. The accompanying pro forma balance sheet reflects the net gain in retained earnings as of June 30, 2003 and reflects the following (in millions):


                   DESCRIPTION                                AMOUNT
                   -----------                                ------

     FMV of OMS                                              $  115.0
     Investment in OMS basis                                    (12.0)
     Stock option compensation expense ($0.6), net of
     tax 39% ($0.2)                                              (0.4)
                                                             --------
        Net gain on transaction                              $  102.6
                                                             ========

     The $0.2 million deferred tax asset is shown as an adjustment to other assets in the accompanying pro forma balance sheet.

7. The debentures are convertible under certain circumstances into shares of DST Common Stock per $1,000 original principal amount of debentures at an initial conversion rate of 20.3732 shares, each subject to adjustment in certain events. This is equivalent to an initial conversion price of $49.08 per share for the debentures. Upon conversion, DST has the right to deliver, in lieu of DST Common Stock, cash or any combination of cash and DST Common Stock. If the conversion criteria were met, the debentures would be convertible to 17,113,488 shares of DST Common Stock. Since the conversion criteria is not met, the shares are not reflected in the earnings per share. Management currently intends to pay cash in the event the debt is put.

             PRINCIPAL STOCKHOLDERS AND STOCKHOLDINGS OF MANAGEMENT

     As of the Record Date, DST had outstanding [115,671,587] shares of DST Common Stock. The following table sets forth information as of the Record Date concerning the beneficial ownership of DST Common Stock by: (i) stockholders who have publicly filed a report acknowledging ownership of more than 5% of the outstanding DST Common Stock; (ii) the directors and certain executive officers of DST; and (iii) all of DST's executive officers and directors as a group. Except as otherwise noted, the holders have sole power to vote and dispose of the shares. For purposes of incorporating a DST subsidiary in a foreign country, each of several DST officers holds a single share of such subsidiary's stock. Such holdings constitute less than 1% of the subsidiary's stock. No officer or director of DST owns any equity securities of any other subsidiary of DST.

[TABLE TO BE UPDATED AS OF RECORD DATE]

---------------------------------------------------- ------------ ------------
                NAME AND ADDRESS                      SHARES OF
                                                         DST
                                                       COMMON      PERCENT OF
                                                       STOCK(1)     CLASS(2)
---------------------------------------------------- ------------ ------------
Janus Capital Group Inc. ("Janus")(3)
---------------------------------------------------- ------------ ------------
George L. Argyros(4)
---------------------------------------------------- ------------ ------------
A. Edward Allinson(5)
     DST Director
---------------------------------------------------- ------------ ------------
Michael G. Fitt(6)
     DST Director
---------------------------------------------------- ------------ ------------
Donald J. Kenney(7)
     President and Chief Executive Officer
     ("CEO") of EquiServe, Inc. ("EquiServe")(8)
---------------------------------------------------- ------------ ------------
Thomas A. McCullough(9)
     Executive Vice President and Chief
     Operating Officer ("COO") of DST,
     DST Director
---------------------------------------------------- ------------ ------------
Thomas A. McDonnell(10)
     President and CEO of DST, DST Director
---------------------------------------------------- ------------ ------------
William C. Nelson(11)
     DST Director
---------------------------------------------------- ------------ ------------
Travis E. Reed(12)
     DST Director
---------------------------------------------------- ------------ ------------
Charles W. Schellhorn(13)
     President and CEO of DST Output(14);
     President of Argus Health Systems, Inc.
     ("Argus")(15)
---------------------------------------------------- ------------ ------------
M. Jeannine Strandjord(16)
     DST Director
---------------------------------------------------- ------------ ------------
J. Michael Winn
     Managing Director of DST International
     Limited ("DSTi")(17)
---------------------------------------------------- ------------ ------------
All Executive Officers and Directors as a Group
 (16 Persons)(18)
---------------------------------------------------- ------------ ------------

-----------------
*        Less than 1% of outstanding DST Common Stock

(1) Pursuant to Rule 13d-3 under the Exchange Act, as amended, share amounts shown for DST's executive officers and directors include shares of DST Common Stock they may acquire upon the exercise of options which are exercisable at the Record Date or will become exercisable within 60 days of such date and shares of DST Common Stock they hold indirectly under the Plans or otherwise. An executive officer has disclaimed beneficial ownership of certain shares which are owned by a family member.

(2) The percentage for each person or group is based on the number of shares outstanding as of the Record Date plus securities of such stockholder(s) deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act.

(3) The address of Janus is 100 Fillmore Street, Suite 300 Denver, Colorado 80206-4923. The information is based on Amendment No. 3 filed September 10, 2003, to Schedule 13D filed July 10, 2000.

(4) Mr. Argyros formerly served as a director of DST. Mr. Argyros' address is 949 South Coast Drive, Suite 600, Costa Mesa, California 92626. The number of shares of DST Common Stock is based on information in a Form 4 for
     November 2001 filed by Mr. Argyros, and on information provided by Mr. Argyros to DST on February 27, 2002. The shares consist of 4,679,152 shares held by Mr. Argyros, 900 shares held by the Leon and Olga Argyros 1986 Trust, 536,502 shares held by the Argyros Foundation, 4,261,000 shares held by HBI Financial, Inc., and 1,686 shares held by GLA Financial Corporation. Mr. Argyros disclaims beneficial ownership of the shares held by the Argyros Foundation and the Leon and Olga Argyros 1986 Trust.

(5) Mr. Allinson's beneficial ownership includes 14,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(6) Mr. Fitt's beneficial ownership includes 7,500 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 27,327 shares held in a trust.

(7) Mr. Kenney's beneficial ownership includes 100,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(8)  EquiServe is a wholly-owned subsidiary of DST.

(9) Mr. McCullough's beneficial ownership includes 204,668 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date.

(10) Mr. McDonnell's beneficial ownership includes 365,215 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 41,022 shares allocated to his account in the DST ESOP.

(11) Mr. Nelson's beneficial ownership includes 30,294 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 200 shares held in an individual retirement account.

(12) Mr. Reed's beneficial ownership includes 5,000 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date, 2,500 shares held in a trust, and 675 shares held by Glendon Triverton, Inc. of which Mr. Reed is the president and sole shareholder.

(13) Mr. Schellhorn's beneficial ownership includes 223,806 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 27,206 shares allocated to his account in the DST ESOP.

(14) DST Output is a wholly-owned subsidiary of DST.

(15) DST is a 50% owner of Argus.

(16) Ms. Strandjord's beneficial ownership includes 7,500 shares that may be acquired through options that are exercisable or will become exercisable within 60 days of the Record Date and 1,000 shares held in a trust.

(17) DSTi is a wholly-owned subsidiary of DST.

(18) The beneficial ownership of all executive officers and directors as a group includes 1,375,795 shares that may be acquired by the executive officers and directors through options that are exercisable or will become exercisable within 60 days of the Record Date. It also includes 126,458 shares allocated to the DST ESOP accounts of executive officers and the spouse of an executive officer, and 37,835 shares otherwise held indirectly. Individuals in the group have disclaimed beneficial ownership as to a total of 5,385 of the shares.

                                  OTHER MATTERS

STOCKHOLDER PROPOSALS. Stockholders may as described below submit proposals for consideration at a stockholders' meeting. No stockholder proposals are being considered at this Special Meeting.

     INCLUSION OF STOCKHOLDER PROPOSALS IN THE 2004 ANNUAL MEETING PROXY STATEMENT. If a stockholder desires to have a proposal included in DST's proxy statement for the annual meeting of stockholders to be held in 2004, the Corporate Secretary of DST must receive such proposal on or before November 28, 2003, and the proposal must comply with the applicable SEC laws and rules and the procedures set forth in the DST By-laws. DST will require any proposed nominee for election as a director or stockholder proposing a nominee to furnish a consent of the nominee and may reasonably require other information to determine the eligibility of a proposed nominee to serve as a director or to properly complete any proxy or information statement used for the solicitation of proxies.

     TIMELY NOTICE TO DST OF NOMINATIONS FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS. The DST By-laws provide that a stockholder proposal (other than a proposal requested to be set forth in the proxy statement, as noted above) may not be made at an annual meeting unless the Corporate Secretary of DST has timely received it. A proposal to nominate a director is timely if received not less than 60 days nor more than 90 days prior to the meeting, and any other proposal is timely if received not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that the DST Board designates the meeting to be held at a date other than the second Tuesday in May and gives notice of or publicly discloses the date of the meeting less than 60 days prior to its occurrence, the Corporate Secretary of DST must receive the written proposal not later than the close of business on the 15th day following the date of the notice or public disclosure of the meeting date, whichever first occurs.

     Under these requirements, proposals (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2004 annual meeting must be received by the Corporate Secretary of DST no earlier than February 11, 2004 and no later than March 12, 2004 if they pertain to nominees for director and no earlier than January 12, 2004 and no later than February 11, 2004 if they pertain to proposals other than director nominations.

     CONTENTS OF NOTICE OF PROPOSAL. A stockholder proposal must be in the form of a written notice of proposal. The required contents of the notice depend on whether the proposal pertains to nominating a director or to other business. A stockholder's notice pertaining to the nomination of a director shall set forth:
(a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of DST that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

     A stockholder's notice concerning business other than nominating a director shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the class and number of shares of capital stock of DST that are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (d) any material interest of the stockholder in such business. The Chairman of the annual meeting has the power to determine whether the proposed business is an appropriate subject for and was properly brought before the meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Exchange Act requires DST's directors and certain of its officers, and each person, legal or natural, who owns more than 10% of DST Common Stock (each, a "Reporting Person"), to file reports of such ownership with the SEC, the NYSE, and DST. Based solely on review of the copies of such reports furnished to DST, and written representations relative to the filing of certain forms, no person other than James P. Horan, a DST senior vice president, was late in filing such a report for fiscal year 2002. Mr. Horan exercised options for 60,000 shares on February 7, 2002 and reported the exercise on a Form 4 for March 2002.

HOUSEHOLDING FOR BROKER CUSTOMERS. Pursuant to the rules of the SEC, services that deliver DST's communications to Broker Customers may deliver to multiple stockholders sharing the same address a single copy of DST's proxy statement. DST will promptly deliver upon written or oral request a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the documents was delivered. Written requests may be made to the DST Corporate Secretary, 333 West 11th Street, Kansas City, Missouri 64105, and oral requests may be made by calling the DST Corporate Secretary's Office at (816) 435-4636. Any stockholder who wants to receive separate copies of the proxy statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker or other nominee holder of record.

                       WHERE YOU CAN FIND MORE INFORMATION

     DST files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of such information can be obtained by mail from the public reference room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The reports and other information filed by DST can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. DST's Internet address is WWW.DSTSYSTEMS.COM . Through this website, DST makes available, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this proxy statement, except to the extent that this proxy statement updates or supersedes the information. We incorporate by reference the documents listed below which we have previously filed with the SEC (SEC File No. 1-14036):

     o    Our Annual Report on Form 10-K for the year ended December 31, 2002;

     o Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

     o Our Current Reports on Form 8-K filed on April 29, 2003 and August 13, 2003 and our amended Current Report on Form 8-K/A filed on March 17, 2003.

     We also incorporate by reference the information contained in all other documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this proxy statement and before the date of the Special Meeting. The information will be considered part of this proxy statement from the date of the document filed and will supplement or amend the information contained in this proxy statement.

     We will provide you, without charge, a copy of the documents we incorporate by reference in this proxy statement upon your request. To request a copy of any or all of these documents, you should write or telephone us at DST Systems, Inc., 333 West 11th Street, Kansas City, Missouri 64105, Attention: Corporate Secretary, or if by telephone at 816-435-4636.

     You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different.


                             By Order of the Board of Directors,



                             Randall D. Young
                             VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Kansas City, Missouri
[          ], 2003

                                                                      APPENDIX A



Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation "[***]".








                  --------------------------------------------


                            SHARE EXCHANGE AGREEMENT

                                  by and among

                                DST SYSTEMS, INC.

                       DST OUTPUT MARKETING SERVICES, INC.

                                       and

                            JANUS CAPITAL GROUP INC.



                  --------------------------------------------

                              As of August 25, 2003

                  --------------------------------------------

                                TABLE OF CONTENTS



                                                                           PAGE
ARTICLE I.            Certain Definitions and Other Matters...................2
         Section 1.1       Certain Definitions................................2
         Section 1.2       Terms Defined in Other Sections....................9
         Section 1.3       Interpretation....................................10

ARTICLE II.           Exchange of Stock; Closing; Consideration
                        Adjustment...........................................10
         Section 2.1       Exchange of Stock.................................10
         Section 2.2       Closing...........................................11
         Section 2.3       DST's Deliveries at the Closing...................11
         Section 2.4       Janus' Deliveries at the Closing..................12
         Section 2.5       Post-Closing Adjustments..........................12

ARTICLE III.          Reorganization.........................................13
         Section 3.1       Reorganization....................................13
         Section 3.2       Assets and Liabilities............................14

ARTICLE IV.           Representations and Warranties of DST..................15
         Section 4.1       Organization and Standing.........................15
         Section 4.2       Capitalization of OMS.............................16
         Section 4.3       Corporate Power and Authority.....................16
         Section 4.4       Conflicts; Consents and Approvals.................17
         Section 4.5       Proxy Statement...................................18
         Section 4.6       Board Approval....................................18
         Section 4.7       Required Vote.....................................18
         Section 4.8       No Material Adverse Effect........................19
         Section 4.9       Taxes.............................................19
         Section 4.10      Compliance with Law...............................20
         Section 4.11      Intellectual Property.............................20
         Section 4.12      Title to Assets; Condition and Sufficiency
                             of Assets.......................................21
         Section 4.13      Environmental Matters.............................21
         Section 4.14      Litigation........................................22
         Section 4.15      Employee Benefit Plans............................23
         Section 4.16      Contracts.........................................24
         Section 4.17      Labor and Employment Matters......................26
         Section 4.18      Financial Statements..............................27
         Section 4.19      Permits; Compliance...............................27
         Section 4.20      Real Estate.......................................27
         Section 4.21      Intercompany Services.............................28
         Section 4.22      Relationships with Customers......................28
         Section 4.23      Guaranties........................................29
         Section 4.24      Certain Other Tax Matters.........................29

ARTICLE V.            Representations and Warranties of Janus................29
         Section 5.1       Organization and Standing.........................29
         Section 5.2       Corporate Power and Authority.....................29
         Section 5.3       Conflicts; Consents and Approvals.................30
         Section 5.4       Janus DST Shares..................................30
         Section 5.5       Board and Stockholder Approval....................31
         Section 5.6       Litigation........................................31
         Section 5.7       No Material Adverse Effect........................31
         Section 5.8       Investment Representation.........................31
         Section 5.9       Certain Tax Matters...............................31
         Section 5.10      Governmental Actions..............................31

ARTICLE VI.           Covenants and Agreements...............................32
         Section 6.1       Proxy Statement...................................32
         Section 6.2       Stockholder Meeting; Board Recommendation.........32
         Section 6.3       Access and Information............................33
         Section 6.4       Conduct of Business...............................33
         Section 6.5       Closing Documents.................................33
         Section 6.6       Efforts to Consummate; Further Assurances.........34
         Section 6.7       Certain Covenants.................................35
         Section 6.8       Notification by the Parties.......................36
         Section 6.9       Additional Covenants..............................36
         Section 6.10      [Reserved]........................................36
         Section 6.11      Insurance Policies................................36
         Section 6.12      Confidentiality; Access to Records after
                             Closing.........................................37
         Section 6.13      Release of Restrictions; Intercompany
                             Accounts........................................38
         Section 6.14      Options to Purchase DST Stock Held By
                             Business and Former Business Employees
                             Accounts........................................38
         Section 6.15      Cooperation with Respect to Financial
                             Reporting.......................................39
         Section 6.16      Non-Solicitation of Employees.....................39
         Section 6.17      [***].............................................39
         Section 6.18      [Reserved]........................................41
         Section 6.19      No Solicitation...................................42
         Section 6.20      Use of Names......................................42
         Section 6.21      [Reserved]........................................42
         Section 6.22      DST Share Value Determination Period..............42
         Section 6.23      Waiver............................................43
         Section 6.24      Certain Tax Matters...............................43
         Section 6.25      DST Shares Retained by Janus......................43
         Section 6.26      Financing.........................................44


ARTICLE VII.          Tax Matters............................................44

ARTICLE VIII.         Conditions to Closing..................................44
         Section 8.1       Mutual Conditions.................................44
         Section 8.2       Conditions to Janus' Obligations..................45
         Section 8.3       Conditions to DST's and OMS's Obligations.........46
         Section 8.4       Frustration of Closing Conditions.................47

ARTICLE IX.           Termination............................................47
         Section 9.1       Termination.......................................47
         Section 9.2       Effect of Termination.............................48

ARTICLE X.            Survival of Representations and Warranties;
                        Indemnification......................................48
         Section 10.1      Survival of Representations and Warranties........48
         Section 10.2      Indemnification by DST............................48
         Section 10.3      Indemnification by Janus..........................50
         Section 10.4      Definition of Damage; Determination of
                             Indemnification.................................50
         Section 10.5      Notice............................................52
         Section 10.6      Third Party Claim.................................52
         Section 10.7      Exclusivity.......................................53

ARTICLE XI.           Miscellaneous..........................................53
         Section 11.1      Notices...........................................53
         Section 11.2      Expenses..........................................54
         Section 11.3      Governing Law; Consent to Jurisdiction............54
         Section 11.4      Waiver of Jury Trial..............................54
         Section 11.5      Assignment; Successors and Assigns; No
                             Third Party Rights..............................54
         Section 11.6      Counterparts......................................54
         Section 11.7      Titles and Headings...............................55
         Section 11.8      Entire Agreement..................................55
         Section 11.9      Amendment and Modification........................55
         Section 11.10     Publicity; Public Announcements...................56
         Section 11.11     Waiver............................................56
         Section 11.12     Severability......................................56
         Section 11.13     No Strict Construction............................56
         Section 11.14     Knowledge.........................................56
         Section 11.15     Affiliate Status..................................56
         Section 11.16     Tax Consequences..................................56


Exhibit A  -  [***]

Exhibit B  -  Forms of Tax Opinions

                            SHARE EXCHANGE AGREEMENT

     This  SHARE  EXCHANGE  AGREEMENT,   dated  as  of  August  25,  2003  (this
"AGREEMENT"), is entered into by and among DST SYSTEMS, INC., a Delaware corporation having its principal place of business at 333 West 11th Street, Kansas City, Missouri, 64105 ("DST"), DST OUTPUT MARKETING SERVICES, INC., a New York corporation and an indirect wholly owned subsidiary of DST having its principal place of business at 333 West 11th Street, Kansas City, Missouri, 64105 ("OMS"), and JANUS CAPITAL GROUP INC., a Delaware corporation having its principal place of business at 100 Fillmore Street, Denver, Colorado 80206 ("JANUS").

                              W I T N E S S E T H:

     WHEREAS, the Business (as defined in Article I) is conducted by OMS and the DST Entities (as defined in Article I);

     WHEREAS, prior to the Closing (as defined in Section 2.2), DST will complete the Reorganization (as defined in Section 3.1), pursuant to which the Business as a going concern and the Additional Assets (as defined in Article I) will be consolidated, whether by merger or contribution or otherwise, into OMS, and thereafter at the Closing the Business will be operated solely by OMS and OMS will hold the Additional Assets;

     WHEREAS, immediately following the Reorganization, OMS shall be a direct, wholly owned subsidiary of DST;

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (a) DST desires to exchange the OMS Shares (as defined in Article I) for the Janus DST Shares (as defined in Article I), and (b) Janus desires to exchange the Janus DST Shares for the OMS Shares;

     WHEREAS, immediately following the Exchange, Janus shall continue to own, subject to certain restrictions, the shares of DST Common Stock (as defined in Article I) (other than the Janus DST Shares) which Janus owned immediately prior to the Closing;

     WHEREAS, the parties hereto intend the Exchange (as defined in Section 2.1) to qualify as a tax-free exchange under Section 355(a) of the Code (as defined in Article I); and

     WHEREAS, the Boards of Directors of DST and Janus have, in each case, determined that it is in the best interests of their respective corporations to enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE I.

                      CERTAIN DEFINITIONS AND OTHER MATTERS

     Section 1.1 CERTAIN DEFINITIONS.

     As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

     "ACTION" means any administrative, regulatory, judicial or other formal proceeding by or before any Governmental Authority or arbitrator.

     "ADDITIONAL ASSETS" means the Cash Amount.

     "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms "CONTROLLED" and "CONTROLLING" have correlative meanings. For purposes of this Agreement, Janus shall be deemed not to be an "AFFILIATE" of DST or any of its Subsidiaries and DST or any of its Subsidiaries shall be deemed not to be an "AFFILIATE" of Janus; PROVIDED, HOWEVER, that following the Closing, OMS shall be an "AFFILIATE" of Janus and shall not be an "AFFILIATE" of DST.

     "ANCILLARY AGREEMENTS" means the agreements to be entered into by and among DST and/or its Affiliates (other than OMS), on the one hand, and OMS and/or Janus, on the other hand, on or prior to the Closing, pursuant to which, among other things, certain services and goods will be provided to the parties to this Agreement, including, but not limited to the agreements described in Section 1.1 of DST's Disclosure Schedule, which agreements include the terms that have been agreed to by DST and Janus prior to the date of this Agreement.

     "ANTITRUST DIVISION" means the Antitrust Division of the United States Department of Justice.

     "BUSINESS" means the business of providing the products and services described in Exhibit A to DST's Disclosure Schedule.

     "BUSINESS CONTRACTS" mean the Contracts of the Business (other than Employment Agreements, Employee Benefit Plans and other Contracts primarily related to employee compensation or benefits, but including, to the extent assignable, all non-disclosure or confidentiality, non-compete or non-solicitation Contracts with Business Employees and agents or representatives of the Business).

     "BUSINESS EMPLOYEES" means individuals who provide employment or employment-type services primarily to the Business as of the date hereof, other than any such individuals who cease employment with the applicable DST Entity prior to the Closing, but including any such individuals hired after the date hereof and prior to the Closing.

     "BUSINESS DAY" means a day on which national banks are open for business in New York, New York.

     "CASH AMOUNT" means an amount in cash equal to (i) the product of thirty two million three hundred thousand (32,300,000) and the DST Share Value less
(ii) one hundred fifteen million dollars ($115,000,000).

     "CLAIMS" means any and all (i) claims, (ii) demands or (iii) causes of action (in the case of clause (iii), relating to or resulting from an Action).

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL BUSINESS INFORMATION" shall mean marketing data, financial information, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals and other non-technical proprietary business information.

     "CONFIDENTIALITY AGREEMENT" means the Mutual Non-Disclosure Agreement, dated November 11, 2002, among DST, Janus and Stilwell Financial Inc.

     "CONTRACT" means any contract, agreement, indenture, deed of trust, license, note, bond, mortgage, lease, guarantee and any similar understanding or arrangement, whether written or oral.

     "CONTROLLED GROUP LIABILITY" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of Section 601 ET SEQ. of ERISA and Section 4980B of the Code or the group health plan requirements of sections 701 ET SEQ. of the Code and section 701 ET SEQ. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations.

     "CREDIT FACILITIES" means (i) the Credit Agreement dated as of December 9, 2001 among DST Systems, Inc., the lenders party thereto and Bank of America, N.A. as Administrative Agent, as amended, and (ii) the Credit Agreement between Broadway Square Partners LLP and Firstar Bank, N.A. dated December 28, 2000, as amended.

     "CREDIT FACILITIES CONSENT" means the waiver or consent required under the Credit Facilities in connection with the Exchange.

     "DST COMMON STOCK" means the Common Stock, $0.01 par value per share of DST.

     "DST ENTITIES" means each Affiliate of DST (other than OMS) that is engaged in the operation or conduct of the Business or that has title to any asset which constitutes a Business Asset or is subject to a liability which constitutes a Business Liability, in each case, as of the date hereof or at any time prior to the Closing.

     "DST'S DISCLOSURE SCHEDULE" means the disclosure schedule that DST has delivered to Janus on the date of this Agreement prior to the execution hereof.

     "DST SHARE VALUE" means the average (arithmetic mean) of the per share closing prices of the DST Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the day prior to the Closing Date, or, if such common stock is not listed on such exchange, on any other national securities exchange on which such common stock is listed or, if not so listed and such common stock is admitted for trading on the Nasdaq National Market or the Nasdaq Smallcap Market, on such Nasdaq market; PROVIDED, HOWEVER, that if such average price is less than thirty dollars ($30.00) per share, the DST Share Value shall be deemed equal to thirty dollars ($30.00) per share, and, if such average price is greater than thirty-four dollars and fifty cents ($34.50) per share, the DST Share Value shall be deemed equal to thirty-four dollars and fifty cents ($34.50) per share.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, program, policy, practices, or other arrangement providing benefits to any current or former employee, officer or director of DST, the DST Entities or OMS or any beneficiary or dependent thereof that is sponsored or maintained by DST, the DST Entities or OMS or to which DST, the DST Entities or OMS contribute or are obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

     "EMPLOYMENT AGREEMENT" means a written Contract or offer letter of DST or any of its Affiliates with or addressed to any Business Employee or Former Business Employee pursuant to which OMS shall, directly or indirectly, have any actual or contingent liability or obligation to provide compensation and/or benefits on or after the Closing Date in consideration for past, present or future services.

     "ENCUMBRANCES" means security interests, liens, Claims, charges, title defects, deficiencies or exceptions (including, with respect to Real Property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges, easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever.

     "ENVIRONMENTAL LAWS" means all Laws relating to pollution or protection of human health and safety or the environment (including ambient air, surface water, groundwater, land surface, natural resources or subsurface strata), including all such Laws relating to Releases or threatened Releases of Regulated Substances into the environment or work place, or otherwise relating to the environmental or worker health and safety aspects of manufacturing, processing, distribution, importation, use, treatment, storage, disposal, transport or handling of Regulated Substances, including, but not limited to, chemical inventories in all relevant jurisdictions, and all such Laws relating to the registration of products of the Business or OMS under the Federal Insecticide, Fungicide and Rodenticide Act, the Food Drug and Cosmetic Act, the Toxic Substances Control Act, the European List of Notified Chemical Substances, the European Inventory of Existing Commercial Chemical Substances or similar Laws.

     "ENVIRONMENTAL   PERMIT"   means  any   permit,   registration,   approval,
identification number, license or other authorization or filing required under or issued pursuant to any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" means any entity which would be aggregated with DST under
Section 414 of the Code or Section 4001(b) of ERISA.

     "FLSA" means the Fair Labor Standards Act, 29 U.S.C. Section 201, as amended.

     "FORMER BUSINESS EMPLOYEE" means individuals who, prior to the Closing, provided employment or employment-type services primarily to the Business.

     "FTC" means the United States Federal Trade Commission.

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL AUTHORITY" means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

     "HSR AUTHORITY" means the FTC and/or the Antitrust Division.

     "INDEBTEDNESS" of any Person means, without duplication, (i) all obligations of such Person for money borrowed; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, as consistently applied by such Person, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantees or similar credit transaction, excluding in all cases in clauses (i) through (v) current accounts payable, trade payables and accrued liabilities incurred in the Ordinary Course of Business.

     "INSURANCE POLICIES" means each insurance policy (other than relating to Employee Benefit Plans), which, as of the date hereof or hereinafter until the Closing, is maintained by or on behalf of or provides coverage primarily to (a) OMS with respect to the Business businesses and properties, or (b) the Business.

     "IRS" means the Internal Revenue Service of the United States of America.

     "JANUS CONSENT" means the waiver or consent required under the Janus Credit Facility to consummate the Exchange.

     "JANUS CREDIT FACILITY" means the Five-Year Competitive Advance and Revolving Credit Facility, dated as of December 7, 2000, by and among Stillwell Financial Inc., Janus Capital Corporation, the Lenders named therein, Wells Fargo Bank West, N.A. (as Documentation Agent), the Chase Manhattan Bank (as Syndication Agent) and Citibank, N.A. (as Administrative Agent and Swingline Lender), as amended from time to time.

     "JANUS' DISCLOSURE SCHEDULE" means the disclosure schedule that Janus has delivered to DST on the date of this Agreement prior to the execution hereof.

     "JANUS DST SHARES" means the thirty-two million three hundred thousand (32,300,000) shares of DST Common Stock owned by Janus as of the date hereof, appropriately adjusted for any stock dividend, stock split, reverse stock split, share combination, reclassification, recapitalization or similar transaction with respect to the DST Common Stock.

     "LAWS" means all United  States  federal,  state or local or foreign  laws,
constitutions,   statutes,  codes,  rules,  regulations,  ordinances,  executive orders, decrees or edicts by a Governmental Authority having the force of law.

     "LEASED REAL PROPERTY" means any real property leased or subleased to OMS, DST or any of the DST Entities primarily for use in the operation of the Business and set forth (and designated as leased) in Section 4.20 of DST's Disclosure Schedule.

     "LIABILITIES" means any and all debts, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

     "MATERIAL ADVERSE EFFECT" means, with respect to a Person or the Business, any change, effect, event, occurrence or state of facts which would reasonably be expected to be materially adverse to the business, operations or financial condition of such Person, and its Subsidiaries, taken as a whole or the Business, taken as a whole, or on the ability of such Person to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, other than any change, effect, event, occurrence or state of facts (a) that is generally applicable in the economy of the United States, (b) that is generally applicable in the United States securities markets, (c) generally affecting the industry in which OMS and (with respect to the Business) the DST Entities operate, (d) arising from or related to an act of international terrorism, or
(e) relating to the announcement or disclosure of this Agreement and the transactions contemplated hereby.

     "MATERIAL EMPLOYMENT AGREEMENT" means an Employment Agreement that requires the payment of cash compensation in excess of $100,000 per year or in excess of $250,000 in the aggregate.

     "MULTIEMPLOYER  PLAN" means any "multiemployer  plan" within the meaning of
Section 3(37) of ERISA.

     "OMS COMMON STOCK" means the common stock, par value $0.01 per share, of OMS.

     "OMS SHARES" means all of the issued and outstanding shares of OMS Common Stock.

     "ORDINARY COURSE OF BUSINESS" means, with respect to the Business or OMS, actions that (a) are consistent with the past practices of such Business within the preceding twenty-four months, or (b) are similar in nature, style and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of such Business.

     "PERMITTED ENCUMBRANCES" means (a) Encumbrances for Taxes or other assessments or charges by Governmental Authorities that arise by operation of Law and are not yet due and payable, or that are being contested in good faith by appropriate proceedings; (b) mechanics', carriers', workers', materialmen's, warehousemen's and similar liens arising or incurred in the Ordinary Course of Business for (i) sums not due and payable, or (ii) payments which are being contested in good faith by appropriate proceedings, which proceedings as of the date hereof are disclosed in Section 4.20 of DST's Disclosure Schedule; (c) other than with respect to Real Property, Encumbrances arising in the Ordinary Course of Business of the Business that do not and would not reasonably be expected to impair the continued use or operation of such assets substantially as such assets are currently used or operated, and (d) Encumbrances disclosed in
Section 4.12.1 of DST's Disclosure Schedule.

     "PERSON" means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust or joint venture, or a Governmental Authority.

     "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

     "REAL PROPERTY" means, collectively, Leased Real Property and any real property to be leased pursuant to a sublease from DST or any of its Affiliates (other than OMS).

     "REAL PROPERTY LEASE" means the lease or sublease agreement pursuant to which a Leased Real Property is leased or subleased to OMS or any of the DST Entities (with respect to the Business).

     "REGULATED SUBSTANCES" means any substance which is listed, defined or regulated as a pollutant, contaminant, hazardous, dangerous or toxic substance, material or waste, or is otherwise classified as hazardous, dangerous or toxic in or pursuant to any Environmental Law or which is or contains any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as regulated under any applicable Environmental Law.

     "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Regulated Substances through or in the air, soil, surface water, groundwater or property.

     "REQUIRED CONSENTS" means, collectively, (a) each consent or novation with respect to any Contract to which DST or any of its Subsidiaries is a party or by which any of their respective assets are bound required to be obtained from the other parties thereto by virtue of the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby in order to avoid the invalidity of the transfer of such Contract, the termination or acceleration thereof, giving rise to any obligation to make a payment thereunder or to any increased, additional or guaranteed rights of any person thereunder, a breach or default thereunder or any other change or modification to the terms thereof, and (b) each registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required from any third party or Governmental Authority by virtue of the execution and delivery of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

     "RETAINED BUSINESS" means the business currently conducted by DST and its Subsidiaries other than the Business.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SUBSIDIARIES" of any entity means, at any date, any Person (a) the accounts of which would be consolidated with those of the applicable entity in such entity's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, or (b) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

     "TAX" means any United States federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, environmental (including taxes under section 59A of the Code), capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, lease, lease use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX BENEFIT" means the Tax effect of any item of loss, deduction or credit or any other item (including increases in Tax basis) which decreases Taxes paid or required to be paid, including any interest with respect thereto or interest that would have been payable but for such item.

     "TAX  RETURNS"  means  all  returns,   declarations,   reports,  estimates,
information returns and statements required to be filed in respect of Taxes.

     "TAX SHARING AGREEMENT" means the Tax Sharing Agreement to be entered into by and among DST, Janus and OMS as of the Closing, substantially in the form previously agreed to by the parties hereto.

     "TAXING AUTHORITY" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

     "WARN ACT" means the Worker Adjustment and Retraining Notification Act and any similar state or local law of any jurisdiction in the United States of America.

     Section 1.2 TERMS DEFINED IN OTHER SECTIONS. The following terms are defined elsewhere in this Agreement in the following Sections:

Accounting Firm                                              Section 2.5(d)
Adjusted Shareholder's Equity                                Section 2.5(c)
Agreement                                                    Preamble
Antitrust Laws                                               Section 6.7.2
Business Assets                                              Section 3.2.1
Business Financial Statements                                Section 4.18.1
Business Liabilities                                         Section 3.2.3
Business Products and Services                               Exhibit A
Business Records                                             Section 6.12.2
Claim Dispute Notice                                         Section 10.5.4
Closing                                                      Section 2.2
Closing Date                                                 Section 2.2
Closing Date Balance Sheet                                   Section 2.5(a)
Collective Bargaining Agreement                              Section 4.17.1
Conditions Satisfaction Date                                 Section 2.2
Confidential Information                                     Section 6.12.1
Damages                                                      Section 10.4
Dispute Accountants                                          Section 2.5(d)
Dispute Notice                                               Section 2.5(C)
DST                                                          Preamble
DST Basket                                                   Section 10.2.2
DST Cap                                                      Section 10.2.2
[***]                                                        Exhibit A
DST Options                                                  Section 6.14
DST Proxy Statement                                          Section 6.1.1
DST Stockholder Approval                                     Section 4.3
DST Stockholders Meeting                                     Section 6.2
DST's knowledge                                              Section 11.14
Exchange                                                     Section 2.1
Exchange Act                                                 Section 4.5
Excluded Assets                                              Section 3.2.2
Excluded Liabilities                                         Section 3.2.4
Final Closing Date Balance Sheet                             Section 2.5(c)
Financing                                                    Section 6.26
HSR Act                                                      Section 4.4.4
IAB Subsidiaries                                             Section 6.22
Indemnity Claim                                              Section 10.5.1
Intellectual Property                                        Section 4.11.5.1
Intercompany Arrangement                                     Section 4.21
Interim Business Financial Statements                        Section 4.18.2
Janus                                                        Preamble
Janus Basket                                                 Section 10.3.2
Janus Cap                                                    Section 10.3.2
Janus' knowledge                                             Section 11.14
Licensed Intellectual Property                               Section 4.11.2
[***]                                                        Section 6.17.1
Non-OMS Business Assets                                      Section 3.2.1
Non-OMS Business Liabilities                                 Section 3.2.3
Notice of Claim                                              Section 10.5.1
OMS                                                          Preamble
[***]                                                        Exhibit A
OMS Intellectual Property                                    Section 4.11.2
Owned Intellectual Property                                  Section 4.11.1
Permits                                                      Section 4.19.1
Records                                                      Section 6.12.2
Reorganization                                               Section 3.1
Representatives                                              Section 10.2.1
Required Vote                                                Section 4.7
Restrictions                                                 Section 6.13.1
Share Limit                                                  Section 6.25.1
Technology                                                   Section 4.11.5.2
Third Party Claim                                            Section 10.6.1
Waiving Parties                                              Section 6.23

     Section 1.3 INTERPRETATION. Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (a) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (b) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; and
(d) the word "including" means "including without limitation."


                                   ARTICLE II.

              EXCHANGE OF STOCK; CLOSING; CONSIDERATION ADJUSTMENT

     Section 2.1 EXCHANGE OF STOCK. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) DST shall assign, transfer, convey and deliver to Janus and Janus shall accept and acquire from DST, all of the OMS Shares (free and clear of all Encumbrances) in exchange for the Janus DST Shares, and (b) Janus shall assign, transfer, convey and deliver to DST, and DST shall accept and acquire from Janus, the Janus DST Shares (free and clear of all Encumbrances) in exchange for the OMS Shares (collectively, the "EXCHANGE").

     Section 2.2 CLOSING. The closing of the Exchange and the other transactions contemplated hereby (the "CLOSING") shall take place at the offices of Sonnenschein Nath & Rosenthal LLP, Suite 1100, 4520 Main Street, Kansas City, MO 64111 at 10:00 A.M. on the third Business Day following the Conditions
Satisfaction Date (as defined below), or at such other time and place as is mutually agreed in writing by Janus and DST. The date of the Closing is referred to herein as the "CLOSING DATE." For purposes of this Agreement, the "CONDITIONS SATISFACTION DATE" shall be the date on which the last of the unsatisfied or unwaived conditions set forth in Article VIII has been satisfied or waived (other than those conditions contemplated to be satisfied at, or only capable of being satisfied at, the Closing, but subject to the satisfaction or waiver of those conditions).

     Section 2.3 DST'S DELIVERIES AT THE CLOSING. At the Closing, DST shall deliver or cause to be delivered to Janus the following:

             2.3.1 one or more stock certificates, together with stock powers executed in blank, representing all of the issued and outstanding capital stock of OMS;

             2.3.2 the Cash Amount, by wire transfer to an account of OMS;

             2.3.3 copies of those portions of the stock books, stock ledgers and minute books of DST and the DST Entities which relate to the Business and the stock books, stock ledgers and minute books of OMS;

             2.3.4 certified copies of resolutions, duly adopted by the Board of Directors of DST, OMS and the Affiliates of DST who are to be parties to the Ancillary Agreements, respectively, which shall be in full force and effect at the time of the Closing authorizing the execution and delivery and performance by DST, OMS and such DST Affiliates, respectively, of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

             2.3.5 a certificate of the Chief Executive Officer or Chief Financial Officer of DST pursuant to Sections 8.2.1 and 8.2.2 hereof;

             2.3.6 each of the Ancillary Agreements, executed by DST and its respective Affiliates, as the case may be;

             2.3.7 any written releases and waivers of the Restrictions obtained by DST pursuant to Section 6.13.1;

             2.3.8 letters of resignation, dated as of the Closing Date, from each of the directors and officers of OMS identified by Janus to DST at least three (3) days prior to the Closing Date;

             2.3.9 the certificates of merger of OMS following the mergers contemplated by the Reorganization; and

             2.3.10 such other documents as are reasonably required by Janus to be delivered to effectuate the transactions contemplated hereby.

     Section 2.4 JANUS' DELIVERIES AT THE CLOSING. At the Closing, Janus shall deliver or cause to be delivered to DST the following:

             2.4.1 one or more stock certificates, together with stock powers executed in blank, representing the Janus DST Shares;

             2.4.2 certified copies of resolutions, duly adopted by the Board of Directors of Janus which shall be in full force and effect at the time of the Closing authorizing the execution and delivery and performance by Janus of this Agreement and the applicable Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

             2.4.3 each of the Ancillary Agreements to which Janus is a party, executed by it;

             2.4.4 a certificate of the Chief Executive Officer or Chief Financial Officer of Janus pursuant to Section 8.3.1 and 8.3.2 hereof; and

             2.4.5 such other documents as are reasonably required by DST to be delivered to effectuate the transactions contemplated hereby.

Each document of transfer or assumption referred to in this Article II (or in any related definition set forth in Article I) that is not attached as an Exhibit to this Agreement or is not otherwise an Ancillary Agreement shall be in customary form and shall be reasonably satisfactory in form and substance to the parties thereto, but shall contain no representations, warranties, covenants and agreements other than those specifically contemplated by this Agreement.

     Section 2.5 POST-CLOSING ADJUSTMENTS.

     (a) Within thirty (30) days after the Closing Date, DST shall deliver to Janus an unaudited balance sheet of OMS dated as of the Closing Date (the "CLOSING DATE BALANCE SHEET") prepared on a basis consistent with the unaudited Interim Business Financial Statements. Janus and its representatives and accountants shall have the right to participate in and observe the process of the preparation of the Closing Date Balance Sheet, and such access as they may reasonably request to any books, records, work papers or other information.

     (b) In the event that the Adjusted Shareholder's Equity reflected on the Closing Date Balance Sheet is less than $12 million, DST shall pay to OMS on a dollar-for-dollar basis, by wire transfer of immediately available funds, the amount necessary to achieve Adjusted Shareholder's Equity of $13 million as of the Closing Date. In the event the Adjusted Shareholder's Equity reflected on the Closing Date Balance Sheet is greater than $14 million, Janus shall cause OMS to pay to DST, on a dollar-for-dollar basis, by wire transfer of immediately available funds, the amount necessary to reduce Adjusted Shareholder's Equity to $13 million as of the Closing Date. As used herein, the term "ADJUSTED SHAREHOLDER'S EQUITY" shall mean total shareholder's equity of OMS as of the Closing Date less the Additional Assets. Any payments required pursuant to this subparagraph (b) shall be made within thirty (30) days following the receipt by Janus of the Closing Date Balance Sheet, unless a Dispute Notice (defined below) is delivered.

     (c) If, within thirty (30) calendar days after the date of receipt by Janus of the Closing Date Balance Sheet, Janus disputes the amount of Adjusted Shareholder's Equity reflected therein, Janus will give written notice to DST within such thirty (30) calendar day period specifying in reasonable detail Janus's basis for its dispute (a "DISPUTE NOTICE"). In the event that Janus notifies DST in writing that it has accepted the Closing Date Balance Sheet, or in the event that Janus does not issue a Dispute Notice within thirty (30) calendar days of receipt of the Closing Date Balance Sheet, then the Closing Date Balance Sheet shall become the Final Closing Date Balance Sheet (the "FINAL CLOSING DATE BALANCE SHEET").

     (d) If Janus submits a Dispute Notice to DST within such 30-day period, DST and Janus shall work together in good faith to seek to resolve the dispute over the correct amount of Adjusted Shareholder's Equity. If DST and Janus are unable to resolve their disagreement within 15 calendar days after DST's receipt of a Dispute Notice from Janus, the dispute shall be referred for determination to a nationally known firm of independent public accountants (an "ACCOUNTING FIRM") mutually selected by DST and Janus (the "DISPUTE ACCOUNTANTS") as promptly as practicable. In the event that DST and Janus are unable to agree on the Dispute Accountants, then the Parties agree to retain KPMG LLP. The Dispute Accountants will make a determination as to the correct amount of Adjusted Shareholder's Equity, which determination will be (a) in writing, (b) furnished to each of DST and Janus as promptly as practicable after the dispute has been referred to the Dispute Accountants, (c) made in accordance with this Agreement, and (d) conclusive and binding. DST and Janus will use reasonable commercial efforts to cause the Dispute Accountants to render their decision within thirty (30) days of submitting such dispute and shall promptly comply with all reasonable written requests for information, books, records and similar items. Neither party will disclose to the Dispute Accountants, and the Dispute Accountants will not consider for any purpose, any settlement offer made by either party. As part of the resolution of all outstanding disputes, the Parties will cause the Dispute Accountants to prepare the Final Closing Date Balance Sheet. Any payments required upon the determination by the Dispute Accountants shall be made within ten (10) days following such determination.

     (e) Janus shall pay the fees and expenses charged by any Dispute Accountant retained hereunder, unless any payment required to be made by DST pursuant to this Section 2.5 is greater than $500,000, in which case DST shall pay such fees and expenses.


                                  ARTICLE III.

                                 REORGANIZATION

     Section 3.1 REORGANIZATION. DST agrees that, prior to the Closing, DST shall, and shall cause its respective Subsidiaries to, assign, transfer, convey and deliver to OMS, the Non-OMS Business Assets, the Additional Assets and the Non-OMS Business Liabilities (the "REORGANIZATION"), and in exchange therefore, OMS shall (i) accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Non-OMS Business Liabilities.

     Section 3.2 ASSETS AND LIABILITIES.

             3.2.1 BUSINESS ASSETS. For purposes of this Agreement, "BUSINESS ASSETS" means all of the assets, properties, rights, agreements and other interests identified in Section 3.2.1 of DST's Disclosure Schedule. "NON-OMS BUSINESS ASSETS" means all of the Business Assets other than those Business Assets owned by OMS both prior to the Reorganization and as of the Closing. For the avoidance of doubt, "BUSINESS ASSETS" shall not include the Additional Assets.

             3.2.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, it is hereby acknowledged and agreed that Janus shall not directly or indirectly acquire or accept from DST or any of its Affiliates, any assets, rights, properties, agreements or other interests which are not described or referred to in Section 3.2.1 or Section 3.2.1 of DST's Disclosure Schedule (such rights, properties, agreements and assets being referred to herein, collectively, as the "EXCLUDED Assets").

             3.2.3 BUSINESS LIABILITIES. For purposes of this Agreement, the term "BUSINESS LIABILITIES" means all Liabilities (other than the Excluded Liabilities) to the extent related to the Business or the Business Assets. "NON-OMS BUSINESS LIABILITIES" means all of the Business Liabilities other than those Business Liabilities already owed or assumed by OMS both prior to the Reorganization and as of the Closing.

             3.2.4 EXCLUDED LIABILITIES. Notwithstanding anything in this Agreement to the contrary, it is hereby acknowledged and agreed that Janus shall not directly or indirectly assume or be obligated to pay, perform or otherwise assume or discharge any Liabilities of DST or any of its Affiliates (including
OMS), which are set forth in Section 3.2.4 of DST's Disclosure Schedule or which do not relate more closely to the Business than to the businesses of DST other than the Business (except to the extent of any such Liabilities that are reflected in the Closing Date Balance Sheet and are comparable in nature and amount to those reflected in the Business Financial Statement for December 31,
2002) (such Liabilities being referred to herein, collectively, as the "EXCLUDED LIABILITIES").

             3.2.5 TAXES. For purposes of this Agreement, Taxes shall not be a Business Liability or an Excluded Liability, and refunds or credits from Taxes shall not be a Business Asset or Excluded Asset. Liabilities, refunds and credits with respect to Taxes shall be governed by and allocated in accordance with the Tax Sharing Agreement.

     3.2.6 INSURANCE.

             3.2.6.1 If the Business or any Business Asset shall suffer any damage, destruction or loss after the date hereof, but before the Closing, and such Business or Business Asset and the related casualty are covered by any insurance policy maintained by DST or any of its Affiliates, then DST shall as soon as practicable repair, restore or replace such Business Asset, or if time does not permit so repairing, restoring or replacing, pay to OMS in cash at the Closing, the amount of the proceeds from such policy covering such damage, destruction or loss provided, that no payment shall be required pursuant to this
Section 3.2.6.1 to the extent that the damage, destruction or loss to the Business or the Business Asset is reflected in the Final Closing Balance Sheet.

             3.2.6.2 If the Business or any Business Asset shall incur any Business Liability following the date hereof, which arises out of or relates to actions or operations of the Business or such Business Asset prior to the Closing and for which DST or any of its Affiliates is entitled to receive reimbursement under any insurance policy, DST shall promptly notify Janus, and at Janus' request use its reasonable commercial efforts to pursue such claim or, at DST's discretion, assign and transfer all right of recovery under such claim to OMS, if such claim is assignable and transferable, and pay to OMS any recoveries or other payments received by DST or any of its Affiliates from insurance companies to the extent related to the Business Liability; provided that OMS agrees to pay reasonable expenses in either pursuing such claim or transferring such claim; provided, further that such Business Liability shall not be reflected on the Final Closing Balance Sheet.


                                   ARTICLE IV.

                      REPRESENTATIONS AND WARRANTIES OF DST

     DST hereby represents and warrants to Janus as follows (it being understood and agreed that, with respect to any DST Entity not in existence as of the date hereof or ceasing to exist after the date hereof, these representations and warranties are made only with respect to the period of existence of such DST Entity):

     Section 4.1 ORGANIZATION AND STANDING.

             4.1.1 Each of DST, the DST Entities and OMS is (a) a corporation, limited liability company or other legal entity duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the state or jurisdiction of its organization with full corporate or other power, as the case may be, and authority to own, lease, use and operate its properties and to conduct its business, and (b) duly qualified or licensed to do business and, to the extent applicable, is in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Business or OMS. DST has furnished or made available to Janus a complete and correct copy of the certificate of incorporation and by-laws (or other comparable organizational documents) for DST, each of the DST Entities in existence on the date hereof and OMS, each as in effect on the date hereof.
Section 4.1.1 of DST's Disclosure Schedule sets forth a list, correct and complete, of the DST Entities as of the date of this Agreement.

             4.1.2 To DST's knowledge, neither OMS nor any DST Entity has conducted the Business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names set forth in Section 4.1.1 of DST's Disclosure Schedule.

     Section 4.2 CAPITALIZATION OF OMS.

             4.2.1 As of the Closing, OMS's authorized capital stock will consist of one hundred (100) shares of OMS Common Stock. DST will, as of the Closing, own all of the issued and outstanding shares of OMS beneficially and of record, free and clear of any Encumbrances. There will, as of the Closing, be no shares of capital stock of OMS issued or outstanding other than the OMS Shares. As of the Closing, DST shall have the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the OMS Shares to Janus. Upon delivery to Janus of the certificates representing the OMS Shares at the Closing, Janus will acquire good and valid title to such shares, free and clear of any Encumbrances other than Encumbrances created by Janus or any of its Subsidiaries.

             4.2.2 As of the Closing, all of the OMS Shares shall be duly authorized, validly issued, fully paid and nonassessable, and not issued in violation of any preemptive or similar rights. As of the Closing, there shall be no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of OMS, (b) restricting the transfer of any shares of capital stock of OMS, or (c) relating to the voting of any shares of capital stock of OMS. As of the Closing, there shall be no issued or outstanding bonds, debentures, notes or other indebtedness of OMS having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of OMS may vote.

             4.2.3 As of the Closing, OMS shall not be in material default or violation (and no event shall have occurred which, with notice or the lapse of time or both, would constitute such a default or violation) of any term, condition or provision of its certificate of incorporation or bylaws.

             4.2.4 Except for the ownership interests set forth in Section 4.2.4 of DST's Disclosure Schedule, as of the Closing, OMS shall not own, directly or indirectly, nor have entered into any agreement, arrangement or understanding to purchase or sell any capital stock or other equity interests in any Person or is a member of or participant in any Person. As of the Closing, OMS will not have any Subsidiaries.

     Section 4.3 CORPORATE POWER AND AUTHORITY. Each of DST and OMS has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. DST and each of its Affiliates which will be a party to the Ancillary Agreements have all requisite corporate or other power, as the case may be, and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by DST and OMS and the consummation by each of them of the transactions contemplated hereby, and the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by DST and each of its Affiliates which is a party thereto and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of each such Person and, except for obtaining the approval of the stockholders of DST of this Agreement and the transactions contemplated hereby by the Required Vote (the "DST STOCKHOLDER APPROVAL"), no other corporate action or corporate proceeding on the part of DST or OMS is necessary to authorize the execution, delivery and performance by DST and OMS of this Agreement and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by DST and OMS and constitutes the legal, valid and binding obligation of DST and OMS, enforceable against DST and OMS in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements at the Closing will be duly executed and delivered by DST and its Affiliates which are a party thereto and will constitute the legal, valid and binding obligations of DST and such Affiliates which are a party thereto, enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 4.4 CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery by DST, OMS or any of their respective Affiliates of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by any of them in connection with this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will:

             4.4.1 conflict with, or result in a breach of any provision of, the organizational documents of (a) DST, (b) OMS, or (c) any Affiliate of DST which is a party to the Ancillary Agreements or any other agreements and instruments to be executed and delivered in connection therewith;

             4.4.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Business or the OMS Shares under any of the terms, conditions or provisions of (a) the organizational documents of DST, the DST Entities or OMS, (b) any Contract to which DST, the DST Entities (with respect to the Business) or OMS is a party or to which any of their respective properties or assets (including the Business Assets) may be bound which, if so affected, would either have a Material Adverse Effect on the Business or be reasonably likely to prevent the consummation of the transactions contemplated herein, or (c) any permit, registration, approval, license or other authorization or filing to which DST, the DST Entities (with respect to the Business) or OMS is subject or to which any of their respective properties or assets (including the Business Assets) may be subject;

             4.4.3   require   any   action,   consent   or   approval   of  any
non-governmental third party, except for the DST Stockholder Approval and the Credit Facilities Consents;

             4.4.4 violate any order, writ, or injunction, or any material decree, or material Law applicable to DST, the DST Entities, OMS or any Affiliate of DST which is a party to the Ancillary Agreements or any of their respective properties or assets (including the Business Assets) or to the Business; or

             4.4.5 require any action, consent or approval of, or review by, or registration or filing by DST, the DST Entities, OMS or any DST Affiliate which is a party to the Ancillary Agreements with, any Governmental Authority, other than (a) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and (b) actions required to obtain the DST Stockholder Approval, including the filing of the DST Proxy Statement;

except as disclosed in Section 4.4 of the DST's Disclosure Schedule and except in the case of Sections 4.4.2 (b) or (c), and Section 4.4.3 for any items (other than Encumbrances upon any of the properties or assets of the Business (except for Permitted Encumbrances) or upon the OMS Shares or Additional Assets) that would not, individually or in the aggregate, result in a Material Adverse Effect on the Business or materially impair the ability of DST or OMS to timely consummate the transactions contemplated hereby.

     Section 4.5 PROXY STATEMENT. The DST Proxy Statement will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), except that no representation is made by DST with respect to statements made therein based on information supplied in writing by Janus specifically for inclusion in the DST Proxy Statement. For purposes of this Agreement, the parties hereto agree that statements made and information in the DST Proxy Statement relating to the U.S. federal income tax consequences of the transactions herein contemplated to holders of DST common stock shall be deemed to be supplied by DST and not by Janus.

     Section 4.6 BOARD APPROVAL. The Board of Directors of DST, by resolutions duly adopted, including approval by a majority of the "Disinterested Directors" (as defined in DST's Certificate of Incorporation) and not subsequently rescinded or modified in any way, has duly (a) determined that the transactions contemplated by this Agreement and the Ancillary Agreements are fair to and in the best interests of DST and its stockholders, (b) approved this Agreement and the Ancillary Agreements and (c) determined to recommend to the stockholders of DST that such stockholders approve this Agreement and the transactions contemplated by this Agreement.

     Section 4.7 REQUIRED VOTE. The affirmative vote of the holders of a majority of the outstanding shares of common stock of DST is the only vote of the holders of any class of capital stock of DST necessary to approve the transactions contemplated by this Agreement (the "REQUIRED VOTE").

     Section 4.8 NO MATERIAL ADVERSE EFFECT. Except as expressly contemplated by this Agreement (including with respect to the Reorganization) or as disclosed in
Section 4.8 of DST's Disclosure Schedule, since December 31, 2002, to the knowledge of DST, (a) OMS and the DST Entities have (i) operated the Business only in the Ordinary Course of Business, (ii) maintained their books and records in accordance with past accounting practice, and (iii) used all reasonable commercial efforts to preserve intact the assets and the business organization and operations of the Business, to keep available the services of its employees and to preserve its relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom the Business or any of the DST Entities or OMS have business relations, (b) no Material Adverse Effect on the Business or OMS has occurred, and (c) there has been no event, occurrence or development that has had, or would reasonably be expected to have, a material adverse effect on the ability of DST or OMS to timely consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, since December 31, 2002, except as expressly contemplated by this Agreement (including with respect to the Reorganization), the DST Entities and OMS have not taken any action that if taken on or after the date hereof, would constitute a breach of Section 6.4.

     Section 4.9 TAXES. OMS (and, to the extent relating to the Business or OMS, DST, each of the DST Entities and each consolidated, combined or unitary Tax group of which OMS, DST or any DST Entity is or was a member) has (i) duly and timely filed all Tax Returns relating to the Business or OMS that it was required to file (taking into account any extensions of the filing deadlines which have been validly granted) and (ii) paid all Taxes that are shown thereon as owing or that are otherwise due and payable by it. Such filed Tax Returns are true, correct and complete in all material respects. The charges, accruals and reserves on the Business Financial Statements as of December 31, 2002 in respect of Taxes for all open fiscal periods are adequate for the payment of all liabilities of OMS (and of DST and the DST Entities to the extent relating to the Business) for Taxes, and DST knows of no unpaid assessments for additional Taxes for any such fiscal period, which are not reflected on the Business Financial Statements as of December 31, 2002. Except as set forth in Section 4.9 of DST's Disclosure Schedule, any deficiencies proposed with respect to OMS or the Business as a result of any governmental audits of Tax Returns have been paid or fully settled, and there are no disputes pending or threatened as to Taxes payable by OMS or with respect to the Business. Except as set forth in
Section 4.9 of DST's Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Taxes of OMS (or of DST or the DST Entities to the extent relating to the Business) for any period. Except as set forth in Section 4.9 of DST's Disclosure Schedule, none of OMS, DST or the DST Entities to the extent relating to the Business (i) has filed a consent to the application of Section 341(f) of the Code, (ii) has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code within the past five years, (iii) is a party to any Tax sharing, allocation or indemnification agreement or arrangement, (iv) is required to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local or foreign Tax law) for any taxable year ending after the Closing Date or
(v) has been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than the affiliated group of which DST is the common parent) or has any liability for the Taxes of any Person (other than OMS and the DST Entities) under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local or foreign law).

     Section 4.10 COMPLIANCE WITH LAW. Except as set forth in Section 4.10 of DST's Disclosure Schedule, to the knowledge of DST, OMS, DST and each of the DST Entities and each of the officers, directors, employees and agents of OMS, DST and of the DST Entities has with respect to the Business complied in all material respects with all Laws applicable to the Business and OMS. Except as set forth in Section 4.10 of DST's Disclosure Schedule, none of DST, OMS or any of the DST Entities has received any notice from any Governmental Authority that the Business or OMS or any DST Entity (with respect to the Business) or any of the Business Assets, Additional Assets or Business Liabilities has been or is being conducted in violation of any applicable Law or that an investigation or inquiry into any noncompliance with any applicable Law is ongoing, pending or, to DST's knowledge, threatened.

     Section 4.11 INTELLECTUAL PROPERTY.

             4.11.1 Section 4.11.1 of DST's Disclosure Schedule sets forth a list that includes all material Intellectual Property (as defined in Section 4.11.5), which as of the Closing will be owned by, registered or filed in the name of, OMS (all such Intellectual Property is referred to in this Agreement as the "OWNED INTELLECTUAL PROPERTY"). With respect to the Owned Intellectual Property that is registered or subject to an application for registration,
Section 4.11.1 of DST's Disclosure Schedule sets forth a list that includes the jurisdictions where such Owned Intellectual Property is registered or where applications have been filed, and all registration numbers. Except as set forth in the Ancillary Agreements or in Section 4.11.1 of DST's Disclosure Schedule, as of the Closing, OMS will be the sole owner of the Owned Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances, and will have the right to use and sublicense, without payment to any other person, all such Owned Intellectual Property. As of the Closing, to DST's knowledge, OMS will own its Technology free and clear of all Encumbrances other than Permitted Encumbrances.

             4.11.2 Section 4.11.1 of DST's Disclosure Schedule also sets forth a list that includes all licenses of Intellectual Property to the DST Entities (with respect to the Business) or OMS (such Intellectual Property is referred to in this Agreement as the "LICENSED INTELLECTUAL PROPERTY," and together with the Owned Intellectual Property, the "OMS INTELLECTUAL Property"). Except as set forth in Section 4.11.1 of DST's Disclosure Schedule, no material license relating  to any OMS  Intellectual  Property  or any  Technology  (as defined in
Section  4.11.5)  has  been  granted,   except  as  provided  in  the  Ancillary
Agreements, customer agreements and nonexclusive licenses to end-users in the Ordinary Course of Business. None of the DST Entities (with respect to the Business) or OMS is bound by or a party to any option, license or similar Contract relating to any Intellectual Property of any other person for the use of such Intellectual Property in the conduct of its business, except as set forth in Section 4.11.1 of DST's Disclosure Schedule, and except for license agreements relating to computer software licensed to OMS or to DST or a DST Affiliate for the nonexclusive benefit of OMS in the Ordinary Course of Business. Except as set forth in Section 4.11.1 of DST's Disclosure Schedule, no claims are pending or, to the knowledge of DST, threatened, as of the date of this Agreement against the DST Entities (with respect to the Business) or OMS by any person claiming infringement by such DST Entity (with respect to the Business) or OMS of a proprietary right of such person in any Intellectual Property or Technology.

             4.11.3 The DST Entities (with respect to the Business) or OMS have paid all fees required to be paid, and have made all renewals required to be made, for the maintenance of their proprietary rights in the Owned Intellectual Property that is necessary for the conduct of the Business as currently conducted, except that neither the DST Entities, nor OMS have submitted patent applications or trademark or copyright applications for any Intellectual Property or Technology other than as described in Section 4.11.1 of DST's Disclosure Schedule.

             4.11.4 To the knowledge of DST, as of date hereof, no third party is infringing in any material respect a proprietary right of the DST Entities (with respect to the Business) or OMS in any Owned Intellectual Property or Technology of the DST Entities (with respect to the Business) or OMS.

             4.11.5 In this Agreement:

             4.11.5.1 "INTELLECTUAL PROPERTY" means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, copyright registrations, copyright applications and all rights in Internet domain name registrations and Internet protocol addresses.

             4.11.5.2 "TECHNOLOGY" means any trade secrets, inventions, know-how, formulae, customer lists, software, manufacturing information and data in whatever form, applications, use and maintenance information and technical specifications and plans for products, procedures and processes other than Confidential Business Information.

     Section 4.12 TITLE TO ASSETS; CONDITION AND SUFFICIENCY OF ASSETS.

             4.12.1 As of the Closing, OMS shall have good and valid title to, or a valid and binding leasehold interest or license, or its reasonable equivalent outside of the United States, (subject to the terms of the relevant lease or license) in, the Business Assets free and clear of any Encumbrances other than and subject to Permitted Encumbrances, except as disclosed in Section
4.12.1 of DST's Disclosure Schedule, and the Additional Assets, free and clear of any Encumbrances.

             4.12.2 Except as disclosed in Section 4.12.2 of DST's Disclosure Schedule, the Business Assets, the Business Contracts, the Leased Real Property, the OMS Intellectual Property, the Business Records, the Confidential Business Information of the Business, the Technology of the Business, together with the Ancillary Agreements, and the Business Employees constitute, and upon consummation of the transactions contemplated hereby will constitute, all of the rights, assets, properties and interests which are necessary and sufficient for the continued operation and conduct of the Business as the Business is currently being operated and conducted.

     Section 4.13 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.13 of DST's Disclosure Schedule, and except as would not have a Material Adverse Effect on the Business or OMS, to DST's knowledge:

             4.13.1 the Business, the DST Entities (with respect to the Business), OMS and the Business Assets are in compliance with, and have at all times complied with, all applicable Environmental Laws, and there are no facts, circumstances or conditions, including requirements of current Environmental Laws that have been adopted but are not yet effective, for which reserves or accruals would be required under GAAP, as consistently applied by DST;

             4.13.2 the Business, the DST Entities (with respect to the Business), OMS and the Business Assets are not subject to any existing, pending, or threatened Action or Claim by any Person under any Environmental Laws; and

             4.13.3 the Environmental Permits that are required for the conduct of the Business as it is conducted by the DST Entities, OMS and the Business Assets are valid, in full force and effect and enforceable according to their terms, no proceeding is pending or threatened, to revoke, modify or terminate such permits, and the DST Entities, OMS and the Business Assets are in compliance with, and have at all times complied with, all such Environmental Permits.

             4.13.4 Section 4.13 of DST's Disclosure Schedule sets forth all unresolved, material findings from any internal and external environmental audits and reports (in each case, relevant to the Business, the DST Entities (with respect to the Business), OMS or any of the Business Assets) known to DST.

     Section 4.14 LITIGATION.

             4.14.1 There is no material Action pending or threatened in writing or, to DST's knowledge, otherwise threatened, against DST, OMS or any of the DST Entities or any executive officer or director thereof in each case that (a) relates to the Business, the Business Assets, Additional Assets or Business Liabilities or the DST Entities (with respect to the Business) or OMS or (b) as of the date hereof, seeks, or could reasonably be expected, to prohibit or restrain the ability of DST or OMS to enter into this Agreement or to timely consummate any of the transactions contemplated hereby (including the Reorganization) or the ability of DST or any of its Affiliates to enter into any of the Ancillary Agreements to which it is a party or to timely consummate any of the transactions contemplated thereby and, to the knowledge of DST, there is no reasonable basis for any such Action.

             4.14.2 There is no Action pending that was instituted by OMS, DST or any of the DST Entities with respect to the Business claiming an amount in excess of $100,000, and none of OMS, DST or any of the DST Entities has made any Claim or threatened to make any such Claim or commence any such Action involving an amount in excess of $100,000.

             4.14.3 There are no material judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against OMS, DST or any of the DST Entities relating to the Business or any Business Assets, Additional Assets or Business Liabilities which could reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the transactions contemplated hereby.

     Section 4.15 EMPLOYEE BENEFIT PLANS.

             4.15.1 As of the Closing, OMS will not sponsor, maintain, contribute to, or have any Liability under, for or with respect to, any Employee Benefit Plans (including Multiemployer Plans) or any Employment Agreements, except as provided under the Ancillary Agreements. From and after the Closing, Janus or its Subsidiaries or Affiliates will not directly or indirectly have or incur any Liabilities, whether by virtue of the transactions contemplated by this Agreement or otherwise, with respect to or in connection with (i) any Employee Benefit Plans (including Multiemployer Plans) or any Employment Agreements, except as provided under the Ancillary Agreements; and (ii) the Business Employees or any other individuals who do or did at any time provide employment or employment-type services for or with respect to OMS or any of the DST Entities, which arose or were incurred at any time prior to the Closing.

             4.15.2 There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of DST or its ERISA Affiliates following the Closing.

             4.15.3 DST, the DST Entities and OMS have no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to DST or its ERISA Affiliates.

             4.15.4 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of DST, the DST Entities or OMS, or result in any limitation on the right of DST, the DST Entities or OMS to amend, merge, terminate or receive a reversion of assets from any Employee Benefit Plan or related trust or any Material Employment Agreement or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by DST, the DST Entities or OMS in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

             4.15.5 None of DST or its ERISA Affiliates nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Benefit Plans or their related trusts, DST or its ERISA Affiliates, or any person that DST, the DST Entities or OMS has an obligation to indemnify, to any material tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

             4.15.6 There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to DST's knowledge, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of DST, the DST Entities or OMS to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan, or any other party.

             4.15.7 All Employee Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book reserved are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

     Section 4.16 CONTRACTS. Section 4.16 of DST's Disclosure Schedule contains a complete list, as of the date hereof, of all Contracts (other than this Agreement and the Ancillary Agreements and, except as noted below, Employment Agreements) to which OMS is, or will be at Closing, a party or bound, or that otherwise relate to the Business, a Business Asset, an Additional Asset or a Business Liability, and that fall within any of the following categories:

             (a) each customer agreement which involves the receipt or payment in 2002 or annually thereafter of more than $1,000,000;

             (b) each Contract providing for aggregate payment of, or the performance of services, or delivery of goods or materials with a value of, more than $1,000,000 in any 12 month period by or to any DST Entity (with respect to the Business) or OMS;

             (c)  each  Contract   providing  for  the  sale,   lease  or  other
disposition of any of the Business Assets other than in the Ordinary Course of Business;

             (d) each Contract for the purchase of any assets in excess of $1,000,000;

             (e) each joint venture or partnership agreement and each Contract providing for the formation of a joint venture, long-term alliance or partnership or involving an equity investment by any DST Entity (with respect to the Business) or OMS;

             (f) each Contract (including an Employment Agreement) (a) that by its express terms affects or limits the freedom in any material way of the Business, or OMS or the DST Entities (with respect to which obligations or limitations shall remain in effect following the Closing of the Business) to compete in any line of business or with any Person or in any geographic area or
(b)  that  imposes   non-solicitation,   exclusive   dealing  or  other  similar
obligations on the Business or OMS or the DST Entities (with respect to the Business), which obligations or limitations shall remain in effect following the Closing;

             (g) each Contract relating to any outstanding commitment for capital expenditures in excess of $1,000,000;

             (h) each Contract (or group of related Contracts) under which any DST Entity (with respect to the Business) or OMS has created, incurred, assumed, or guaranteed any Indebtedness or that relates to the lending or advancing of amounts or investment in any other Person, in each case, in excess of $1,000,000 by any of the DST Entities (with respect to the Business) or OMS or providing for the creation of any Encumbrance securing an obligation likely to exceed $1,000,000 upon any Business Asset or Additional Asset;

             (i) each lease, sublease or similar agreement under which any DST Entity (with respect to the Business) or OMS is a lessee or sublessee of tangible personal property used or held for use in the Business, for an annual rent in excess of $1,000,000;

             (j)  each  joint  research  and  development   agreement  involving
expenditures by the Business in excess of $1,000,000 in any calendar year;

             (k) each Real Property Lease;

             (l) each Contract relating to material Licensed Intellectual Property;

             (m) any Contract concerning the marketing or distribution by third parties of any products or services of the Business (including any Contract requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services) involving sales of products of more than $1,000,000 annually;

             (n) any other Contract which was entered into other than in the Ordinary Course of Business involving payments to or from third parties in excess of $500,000;

             (o) to the knowledge of DST, any Contract which is otherwise material to the Business.

DST has made available to Janus or its representatives correct and complete copies of all such Contracts with all amendments thereof. Each such Contract is, and will at Closing be, valid, binding and enforceable against OMS and, to DST's knowledge, the other parties thereto in accordance with its terms, and is, and will at Closing be in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). None of DST, the DST Entities or OMS is, or as of the Closing will be, in material default under or in material breach of or is, or as of the Closing will be, otherwise materially delinquent in performance under any such Contract, and, to DST's knowledge no event has occurred, or will as of the Closing occur, that, with notice or lapse of time, or both, would constitute such a default. To DST's knowledge each of the other parties thereto has performed in all material respects all of the obligations required to be performed by it under, and is not in material default under, any such Contract and, to DST's knowledge no event has occurred that, with notice or lapse of time, or both, would constitute such a default. To DST's knowledge there are no material disputes pending or threatened in writing with respect to any such Contracts. None of DST, the DST Entities or OMS, or to DST's knowledge, any other party to any such Contract has exercised any option granted to it to terminate or shorten or extend the term of such Contract, and none of DST, the DST Entities or OMS, has given written or oral notice or received written or, to DST's knowledge, oral notice to such effect. Subject to the rights of other parties thereto to terminate such agreements pursuant to the terms thereof in the ordinary course, and any amendments which may be agreed to by OMS following the Closing, to the knowledge of DST, all of such Contracts will continue to be valid, binding, enforceable and in full force and effect on substantially identical terms following the consummation of the transactions contemplated hereby, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), subject to obtaining any Required Consents disclosed in Section 4.16 of DST's Disclosure Schedule, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Business or OMS.

     Section 4.17 LABOR AND EMPLOYMENT MATTERS

             4.17.1 There are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Business Employee (each, a "COLLECTIVE BARGAINING AGREEMENT"). Except as set forth in Section 4.17.1 of DST's Disclosure Schedule, to DST's knowledge, with respect to any Business Employee, (a) there is no labor strike, dispute, slowdown, lockout or stoppage pending or threatened against OMS or with respect to any Business Employees, and OMS has not experienced any labor strike, dispute, slowdown, lockout or stoppage since December 31, 2000; (b) there is no unfair labor practice charge or complaint against any of OMS and (with respect to the Business) the DST Entities pending or, to DST's knowledge, threatened before the National Labor Relations Board or before any similar state or foreign agency; (c) there is no grievance or arbitration arising out of any Collective Bargaining Agreement or other grievance procedure; and (d) no charges are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

             4.17.2 Except as set forth in Section 4.17.2 of DST's Disclosure Schedule, at no time within one year prior to the date hereof have DST or any of its Affiliates effectuated any of the following with respect to any Business
Employee: (a) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; (b) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility; nor have any of the DST Entities or OMS been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law; or (c) any other event, which under the Laws of any jurisdiction outside of the United States of America, would require notification and/or consultation with employee representatives, affected parties or government agencies, a "social plan," or similar employer action as a result of, or in connection with, employee terminations or business restructurings.

             4.17.3 Except as set forth in Section 4.17.3 of DST's Disclosure Schedule, the DST Entities (with respect to the Business) and OMS are in compliance in all material respects with all Laws, regulations and orders relating to the employment of labor, including all such Laws, regulations and orders relating to wages, hours, the WARN Act and any similar state or local "mass layoff" or "plant closing" Law, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax.

     Section 4.18 FINANCIAL STATEMENTS.

             4.18.1 Section 4.18.1 of DST's Disclosure Schedule contains true, correct and complete copies of the audited financial statements of the Business consisting of statements of income for the years ended as of December 31, 2002, 2001 and 2000 and balance sheets as of December 31, 2002 and 2001. Such audited financial statements (the "BUSINESS FINANCIAL STATEMENTS") present fairly the financial condition of the Business as of the dates thereof and its statements of income and cash flows and changes in equity for the periods then ended and have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto).

             4.18.2 Section 4.18.2 of DST's Disclosure Schedule contains true, correct and complete copies of the unaudited financial statements of the Business for the six-month period ended on June 30, 2003 (the "INTERIM BUSINESS FINANCIAL STATEMENTS"). The Interim Business Financial Statements present fairly the financial condition of the Business as of such date, and the consolidated results of its operations and cash flows for the period then ended and have been prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed in the notes thereto).

             4.18.3 Except (a) as disclosed or reserved against in the balance sheet portion of the Business Financial Statements for the period ended December 31, 2002 or (b) as incurred after December 31, 2002 (1) in the Ordinary Course of Business and (2) without violation of Section 6.4, or (c) as set forth in
Section 4.18.3 of DST's Disclosure Schedule, the Business, the Business Assets, the Additional Assets and OMS are not subject to, and the Business Liabilities do not include, any Liabilities.

     Section 4.19 PERMITS; COMPLIANCE.

             4.19.1 To DST's knowledge, each of the DST Entities (with respect to the Business) and OMS is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted and as it will be conducted through to the Closing (collectively, the "PERMITS"). There is no material Action pending, or, to DST's knowledge, threatened, regarding any of the Permits and each such Permit is in full force and effect. To DST's knowledge, the DST Entities (with respect to the Business) and OMS are not in conflict with, or in material default (or would be in default with the giving of notice, the passage of time, or both) with, or in violation of, any of the Permits.

     Section 4.20 REAL ESTATE.

             4.20.1 As of the date hereof and the Closing Date, OMS does and will not own any real property. Section 4.20 of DST's Disclosure Schedule sets forth a list, complete and accurate in all respects, of all real property that is, as of the date hereof, and will be as of the Closing, leased or subleased to OMS and used in the operation of the Business. DST has provided Janus with true and correct copies of all leases for the Leased Real Property.

             4.20.2 Each Real Property Lease is and will be at the Closing valid, binding and enforceable against OMS and, to DST's knowledge, the other parties thereto in accordance with its terms, and is in full force and effect, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

             4.20.3 As of the Closing, OMS will not be in material default under, in material breach of or otherwise materially delinquent in performance under any Real Property Lease and, to DST's knowledge, no event has occurred, or as of the Closing will occur, which, with due notice or lapse of time, or both, would constitute such a default; and

             4.20.4 There are no material leases or subleases to which OMS will be a party or bound at Closing, as lessor, and third parties, as lessees, with respect to any of the Real Property, except as disclosed in Section 4.20 of DST's Disclosure Schedule.

             4.20.5 To DST's knowledge, there does not exist any actual, threatened or contemplated condemnation or eminent domain proceedings that affect any material Real Property.

             4.20.6 To DST's knowledge, the current use and occupancy of the Real Property and the improvements located thereon are not in violation of any material recorded covenants, conditions, restrictions, reservations, easements or agreements affecting the Real Property.

             4.20.7 To DST's knowledge, no part of any material improvement located on the Real Property which is material to its operation is dependent for its access, operation or utility on any land, building or other improvements not included in the Real Property, and all the material Real Property has sufficient access to public roads, except as disclosed in Section 4.12.1 of DST's Disclosure Schedule.

     Section 4.21 INTERCOMPANY SERVICES. Except for the Ancillary Agreements and except as set forth in Section 4.21 of DST's Disclosure Schedule, there are no Contracts pursuant to which any goods, services, materials or supplies are provided (i) by OMS, the Business, or the Business Assets, on the one hand, to DST or any of its Affiliates (other than OMS), on the other hand, or (ii) by DST or any of its Affiliates (other than OMS), on the one hand, to OMS, the Business, or the Business Assets, on the other hand (each, an "INTERCOMPANY ARRANGEMENT").

     Section 4.22 RELATIONSHIPS  WITH CUSTOMERS.  Except as set forth in Section
4.22 of DST's Disclosure Schedule, since December 31, 2002, neither DST nor any of its Subsidiaries has received any written communication in which any customer of the Business who accounted for annual sales in excess of $1,000,000 during DST's immediately preceding fiscal year states an intention to terminate or materially reduce its purchases from the Business.

     Section 4.23 GUARANTIES. Except as set forth in Section 4.23 of DST's Disclosure Schedule, OMS is not directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to, (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other obligation of any Person.

     Section 4.24 CERTAIN OTHER TAX MATTERS. Neither DST nor any of its Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to prevent DST from receiving either of the opinions described in clause (a) of Section 8.1.3.


                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF JANUS

     Janus hereby represents and warrants to DST as follows:

     Section 5.1 ORGANIZATION AND STANDING. Janus is (a) a corporation duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the state or jurisdiction of its organization with full corporate power and authority to own, lease, use and operate its properties and to conduct its business, and (b) duly qualified or licensed to do business and is in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Janus.

     Section 5.2 CORPORATE POWER AND AUTHORITY. Janus has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. Janus has all requisite corporate power and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution, delivery and performance of this Agreement by Janus and the consummation by Janus of the transactions contemplated hereby, including the exchange and delivery to DST of the Janus DST Shares, and the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by Janus and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on the part of Janus. This Agreement has been duly executed and delivered by Janus and constitutes the legal, valid and binding obligation of Janus, enforceable against Janus in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). The Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by Janus in connection with this Agreement or the Ancillary Agreements at the Closing will be duly executed and delivered by Janus and will constitute the legal, valid and binding obligations of Janus, enforceable against Janus in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 5.3 CONFLICTS; CONSENTS AND APPROVALS. Neither the execution and delivery by Janus of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by Janus in connection with this Agreement and the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby, will:

             5.3.1 conflict with, or result in a breach of any provision of, the organizational documents of (a) Janus or (b) any Affiliate of Janus which is a party to the Ancillary Agreements or any other agreements and instruments to be executed and delivered in connection therewith;

             5.3.2 violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the Janus DST Shares or any of the other properties or assets of Janus under any of the terms, conditions or provisions of (a) any organizational documents of Janus, (b) any Contract to which Janus is a party or to which any of its properties or assets may be bound, or (c) any permit, registration, approval, license or other authorization or filing to which Janus is subject or to which any of its properties or assets may be subject;

             5.3.3 violate any order, writ, or injunction, or any material decree, or material Law applicable to Janus or any of its properties or assets;

             5.3.4 require any action, consent or approval of, or review by, or registration or filing by Janus with, any Governmental Authority, other than (a) actions required by the HSR Act, and (b) actions required to obtain the DST Stockholder Approval, including the filing of the DST Proxy Statement; or

             5.3.5   require   any   action,   consent   or   approval   of  any
non-governmental third party, except for the Janus Consent;

except in the case of Sections 5.3.2 or 5.3.5 for any of the items specified therein (other than Encumbrances upon the Janus DST Shares) that would not, individually or in the aggregate, result in a Material Adverse Effect on Janus or materially impair the ability of Janus to timely consummate the transactions contemplated hereby.

     Section 5.4 JANUS DST SHARES. As of the date hereof, Janus owns a total of 39,724,052 shares of DST Common Stock. As of the Closing, Janus will have good and valid title to the Janus DST Shares, free and clear of all Encumbrances. Upon delivery to DST of the certificates representing the Janus DST Shares at the Closing, DST will acquire good and valid title to such shares, free and clear of any Encumbrances, other than Encumbrances created by DST or any of its Subsidiaries.

     Section 5.5 BOARD AND STOCKHOLDER APPROVAL. The Board of Directors of Janus, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified, has (a) determined that the transactions contemplated by this Agreement and the Ancillary Agreements are fair to and in the best interests of Janus, (b) approved this Agreement, and (c) authorized all necessary actions of the officers of Janus to consummate the transactions contemplated in this Agreement and in the Ancillary Agreements. No vote of the stockholders of Janus is required to approve the transactions contemplated by this Agreement.

     Section 5.6 LITIGATION. As of the date hereof, there is no material Action pending or threatened in writing, or, to Janus' knowledge, otherwise threatened, against Janus that seeks, or could reasonably be expected, to prohibit or restrain the ability of Janus to enter into this Agreement or to timely consummate any of the transactions contemplated hereby and, to the knowledge of Janus, there is no reasonable basis for any such Action.

     Section 5.7 NO MATERIAL ADVERSE EFFECT. No event, occurrence or development exists that would reasonably be expected to have a material adverse effect on the ability of Janus to timely consummate the transactions contemplated hereby.

     Section 5.8 INVESTMENT REPRESENTATION. Janus is acquiring the OMS Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling such stock. Janus agrees that the OMS Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

     Section 5.9 CERTAIN TAX MATTERS. Neither Janus nor any of its Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to prevent Janus from receiving either of the opinions described in clause (b) of Section 8.1.3.

     Section 5.10 GOVERNMENTAL ACTIONS. There are no material judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against Janus which could reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the transactions contemplated hereby.



                                   ARTICLE VI.

                            COVENANTS AND AGREEMENTS

     Section 6.1 PROXY STATEMENT.

             6.1.1 DST shall use its reasonable commercial efforts to promptly prepare and file with the SEC a preliminary form of the proxy statement to be sent to the DST stockholders in connection with the DST Stockholders Meeting (the "DST PROXY STATEMENT"). DST shall use its reasonable commercial efforts to have the DST Proxy Statement cleared by the SEC as promptly as practicable after such filing. DST shall provide Janus and its legal counsel with reasonable opportunity to comment upon the form and substance of the DST Proxy Statement (including any amendments or supplements thereto) prior to filing such proxy statement, amendment or supplement with the SEC, and DST shall use its reasonable commercial efforts to incorporate Janus' reasonable comments into the DST Proxy Statement (including any amendments or supplements thereto). DST will advise Janus, promptly after it receives notice thereof, of any request by the SEC for amendment of the DST Proxy Statement or comments thereon which relate to the Business and/or the transactions contemplated by this Agreement and the Ancillary Agreements and shall provide to Janus copies of any comments received from the SEC in connection therewith and shall use its reasonable commercial efforts to consult with Janus in responding to the SEC.

             6.1.2 DST and Janus each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates for inclusion or incorporation by reference in the DST Proxy Statement, and any amendment or supplement thereto will, at the time filed with the SEC, at the date of mailing to stockholders and at the time of the DST Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the date of the DST Stockholders Meeting any information relating to DST or Janus, or any of their respective Affiliates, officers or directors, should be discovered by DST or Janus which should be set forth in an amendment or supplement to the DST Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by law, disseminated to the DST stockholders.

             6.1.3 DST will use its reasonable commercial efforts to cause the DST Proxy Statement to be mailed to its stockholders as promptly as practicable after the date on which the DST Proxy Statement is cleared by the SEC.

     Section 6.2 STOCKHOLDER MEETING; BOARD RECOMMENDATION. DST will take reasonable commercial efforts to convene, and shall convene, a meeting of the stockholders of DST at which the stockholders of DST shall consider approval of this Agreement and the transactions contemplated hereby (the "DST STOCKHOLDERS MEETING") as promptly as practicable. The Board of Directors of DST shall recommend to the DST stockholders the approval of the matters to be submitted to the stockholders at the DST Stockholders Meeting, which recommendation shall be set forth in the DST Proxy Statement, and shall use its reasonable commercial efforts to solicit such approval. Janus shall vote all shares of DST Common Stock beneficially owned by Janus at the time of the DST Stockholders Meeting in favor of approval of this Agreement and the transactions contemplated hereby at the DST Stockholders Meeting.

     Section 6.3 ACCESS AND INFORMATION.

             6.3.1 Prior to the Closing, except to the extent prohibited by applicable Law, DST will permit (and will cause OMS and each of the DST Entities to permit) representatives of Janus to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Contracts, commitments, reports of examination and documents of or pertaining to the Business, the DST Entities (to the extent relating to the Business), OMS, the Business Assets, the Additional Assets and the Business Liabilities, as may be necessary to permit Janus to, at its sole expense, make, or cause to be made, such investigations thereof as Janus reasonably deems necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, and DST shall (and shall cause OMS and the DST Entities to) reasonably cooperate with any such investigations. No investigation by Janus or its representatives or advisors prior to or after the date of this Agreement (including any information obtained by Janus pursuant to this Section 6.3) shall diminish, obviate or cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Agreement nor shall the conduct or completion of any such investigation be a condition to any of Janus' obligations under this Agreement.

     Section 6.4 CONDUCT OF BUSINESS. DST covenants and agrees that, from and after the date hereof until the Closing, except as otherwise expressly contemplated by this Agreement, it shall, and shall cause OMS and the DST Entities to, conduct the Business and the businesses of OMS and the DST Entities (with respect to the Business) only in the Ordinary Course of Business. DST shall, and shall cause its Subsidiaries to, use reasonable commercial efforts to preserve the Business', DST Entities' (to the extent related to the Business) and OMS's, operations, physical facilities, working conditions and their respective business relationships with customers, suppliers, licensors, licensees, contractors and other persons with whom the Business or any of the DST Entities (to the extent related to the Business) or OMS have significant business relations. DST shall not, and shall cause its Subsidiaries not to, knowingly take any action that would cause its representations and warranties to be untrue in any material respect.

     Section 6.5 CLOSING DOCUMENTS. DST shall, prior to or at the Closing, execute and deliver, or cause to be executed and delivered, to Janus, the documents or instruments described in Sections 2.3 and 8.2 to be delivered by DST or its Affiliates prior to or at the Closing. Janus shall, prior to or at the Closing, execute and deliver, or cause to be executed and delivered to DST, the documents or instruments described in Sections 2.4 and 8.3 to be delivered by Janus prior to or at the Closing.

     Section 6.6 EFFORTS TO CONSUMMATE; FURTHER ASSURANCES.

             6.6.1 Subject to the terms and conditions of this Agreement, each party hereto shall use reasonable commercial efforts to take, or to cause to be taken, all actions and to do, or to cause to be done, all things necessary, proper or advisable as promptly as practicable to satisfy the conditions set forth in Article VIII and to consummate the transactions contemplated hereby. Each party shall cooperate in all reasonable respects with the other party hereto in assisting such party to comply with this Section 6.6.

             6.6.2 Subject to the terms and conditions hereof (including, to the extent applicable, Section 6.7) from time to time whether before, at or for a period of two years following the Closing, each of Janus and DST shall, and shall cause their respective Affiliates to, make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable Laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including applying for, obtaining, or causing to be obtained, authorizations, approvals, orders, licenses, permits, franchises or consents of all third parties or Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement, including the Required Consents. In the event that any Business Contract (including any Real Property Lease) is not transferable indirectly to Janus through the transfer of the OMS Shares, DST shall, and shall cause the appropriate DST Entity to, use its reasonable commercial efforts to maintain such Contract, Permit or other Business Asset for the benefit of OMS (including the benefit of enforcement of any rights of DST or any of its Affiliates against any third party thereto arising out of breach or cancellation by the third party thereto or otherwise), or otherwise make arrangements reasonably requested by Janus designed to provide to OMS such benefit; provided, that OMS shall be responsible for performing the obligations of DST and the appropriate DST Entity under any such Contract or Permit or with respect to such other Business Asset, in each case, that OMS would have been responsible for had they been transferable directly to OMS, and only to the extent that the corresponding benefits thereunder are provided to OMS. Prior to Closing, DST shall use its reasonable commercial efforts to obtain estoppel certificates, in form and substance reasonably satisfactory to Janus, duly executed by Janus or OMS and the landlord for each item of Leased Real Property and the landlord consents referred to in Section 4.4 of the DST Disclosure Schedule.

             6.6.3 Subject to the terms and conditions hereof (including, to the extent applicable, 6.7), from time to time, whether before, at or for a period of two years following the Closing, each of Janus and DST shall, and shall cause their respective Affiliates to, make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable Laws, to assure fully to OMS (and, following the Closing, Janus and its Subsidiaries) and its and their successors or permitted assigns, all of the Business Assets, Additional Assets, Business Contracts and Business Liabilities intended to be conveyed to, owned by, or assumed by OMS under this Agreement and the Ancillary Agreements and to assure fully to DST, and its respective successors and permitted assigns, the maintenance by DST of the Excluded Assets and the assumption by OMS of the Business Liabilities intended to be assumed by OMS under this Agreement and the Ancillary Agreements, and to otherwise make effective as promptly as practicable the transactions contemplated hereby and thereby (including (i) transferring back to DST any Excluded Asset, Excluded Liability or item relating to or included in the Retained Business, respectively, which Excluded Asset, Excluded Liability or item relating to or included in the Retained Business was transferred to Janus indirectly through the acquisition of the OMS Shares at the Closing and (ii) transferring to OMS any asset or liability contemplated by this Agreement to be a Business Asset, Additional Asset, Business Contracts or a Business Liability, respectively, which asset or liability was not transferred to OMS at or prior to the Closing.

             6.6.4 In furtherance and without limitation to the foregoing, for a period of two years following the Closing, DST shall, and shall cause its Affiliates to, make reasonable commercial efforts to cause the Permits to be transferred to OMS or, if any such Permits are not transferable, DST shall assist OMS in obtaining new Permits so that it may operate the Business as of the Closing Date in compliance with applicable Laws, including Environmental Laws.

             6.6.5 In furtherance and without limitation to the foregoing, for a period of two years following the Closing, each of Janus and DST shall, and shall cause their respective Affiliates to, make reasonable commercial efforts to make or cause to be made all filings and applications required of each of them or such Affiliates under the Environmental Laws or the Environmental Permits as promptly as practicable, and, in any event, within 20 Business Days after the date of this Agreement.

     Section 6.7 CERTAIN COVENANTS.

             6.7.1 Each of Janus and DST shall (a) promptly make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated hereby after the date of this Agreement, (b) use reasonable commercial efforts to comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other materials received by each of them or any of their respective Subsidiaries from the FTC, the Antitrust Division or any other Governmental Authority in respect of such filings or such transactions, and (c) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Authorities under any Antitrust Laws with respect to any such filing or any such transaction. Each such party shall use reasonable commercial efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction. No party hereto shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate. Subject to applicable Law, the parties hereto will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act.

             6.7.2 Each of Janus and DST shall use reasonable commercial efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the "ANTITRUST LAWS"). Each of Janus and DST shall use reasonable commercial efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to such transactions as promptly as possible after the execution of this Agreement.

             6.7.3 In the event that following the Closing, DST or any of its Affiliates receives any payments in respect of receivables, which were reflected on the Closing Date Balance Sheet, DST shall, or shall cause the applicable Affiliate to, deliver such payment to OMS promptly after such receipt.

     Section 6.8 NOTIFICATION BY THE PARTIES. Each party hereto shall use its reasonable commercial efforts to as promptly as practicable inform the other parties hereto in writing if, prior to the consummation of the Closing, it obtains knowledge that any of the representations and warranties made by such party in this Agreement ceases to be accurate and complete in any material respect (except for any representation and warranty that is qualified hereunder as to materiality or Material Adverse Effect, as to which such notification shall be given if the notifying party obtains knowledge that such representation and warranty ceases to be accurate and complete in any respect). Each party hereto shall also use its reasonable commercial efforts to promptly inform the other parties hereto in writing if, prior to the consummation of the Closing, it becomes aware of any fact or condition that constitutes, in its reasonable judgment, a breach of any covenant of such party as of the date of this Agreement or that would reasonably be expected to cause any of its covenants to be breached as of the Closing Date. Any such notification shall not be deemed to have cured any breach of any representation, warranty, covenant or agreement made in this Agreement for any purposes of this Agreement.

     Section 6.9 ADDITIONAL COVENANTS. Neither DST nor OMS shall, and DST shall cause the DST Entities not to, take any actions which will prevent or materially impede or delay DST (or its respective Subsidiaries) from making the representations and warranties to be made under this Agreement. DST shall, and shall cause its Subsidiaries (including OMS) to take all actions necessary and appropriate to ensure that when the OMS Shares are delivered to Janus at the Closing, the Business Assets will be free and clear of any Encumbrances (other than the Permitted Encumbrances) and any Liabilities (other than Business
Liabilities), and the Additional Assets will be free and clear of any Encumbrances and any Liabilities.

     Section 6.10 [RESERVED].

     Section 6.11 INSURANCE POLICIES.

             6.11.1 DST shall, and shall cause the DST Entities and OMS to, use their reasonable commercial efforts to maintain all Insurance Policies (or comparable policies providing substantially similar coverage with respect to OMS, the Business, the Business Assets and the Business Liabilities) in full force and effect at all times up to and including the Closing Date and shall pay all premiums, deductibles and retro-adjustment billings, if any, with respect thereto covering all periods, and ensuring coverage of the Business, up to and including the Closing Date.

     Section 6.12 CONFIDENTIALITY; ACCESS TO RECORDS AFTER CLOSING.

             6.12.1 The parties hereto agree that the provisions of the Confidentiality Agreement shall remain in full force and effect (and OMS agrees to be bound thereby to the same extent as DST as if a party thereto); provided, that as of the Closing Date, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties. If the transactions contemplated hereby are consummated, (a) Janus and OMS shall hold, and shall cause their respective officers, directors, employees, representatives, consultants, advisors and agents, to hold, and (b) DST shall not use (or take any action to use) in any manner detrimental to OMS and shall hold, and shall cause the DST Entities and their respective officers, directors, employees, representatives, consultants, advisors and agents, to not use (or take any action to use) in any manner detrimental to OMS and to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law or regulation (including the Securities Act and Exchange Act), all documents and information obtained by such Persons in connection with the transactions contemplated hereby or otherwise obtained hereunder ("CONFIDENTIAL INFORMATION," which term shall, after Closing, with respect to DST's obligations hereunder, include and, with respect to Janus' and OMS's obligations hereunder, not include, documents and information relating to the Business, the Business Assets, the Additional Assets and the Business Liabilities), except to the extent that such Confidential Information has been or has become (a) generally available to the public other than as a result of disclosure by any party hereunder or an officer, director, employee, representative, consultant, advisor or agent, of a party hereunder, (b) available to the public on a nonconfidential basis from a source other than an officer, director, employee, representative, consultant, advisor or agent of a Person entitled to the protection offered hereby, (c) except in the case of any documents and information relating to the Business, the Business Assets, the Additional Assets and the Business Liabilities, known to the Person receiving such Confidential Information before the date of disclosure of such Confidential Information to such Person. Nothing herein shall preclude Janus, OMS, DST or the DST Entities or any of their respective officers, directors, employees, representatives, consultants, advisors or agents, receiving Confidential Information from using and/or disclosing information rightfully received from a third party to the extent rightfully permitted by the third party. Nothing contained in this Section 6.12.1 shall preclude the disclosure of Confidential Information, on the condition that it remains confidential, to auditors, attorneys, lenders, financial advisors and other officers, directors, employees, representatives, consultants, advisors and agents, nor shall it prevent Janus' or OMS's disclosure after the Closing of any information (including Confidential Information) relating to the Business or which constitutes a Business Asset or Additional Asset or DST's or the DST Entities' disclosure of any information (including Confidential Information) relating to the Retained Business or which constitutes an Excluded Asset.

             6.12.2 DST recognizes that, after the Closing, it may have documents, books, records, work papers and information, whether in written, magnetic, electronic or optical form (collectively, "RECORDS") which relate to the Business with respect to the period or matters arising prior to the Closing, including Records pertaining to the Business Assets, the Additional Assets, the Business Liabilities and OMS' respective employees, assets and liabilities (the "BUSINESS RECORDS") or other Records relating to the Business. DST will use, and will cause its respective Affiliates to use, reasonable commercial efforts not to use (or take any action to use) Business Records and Confidential Business Information of the Business, except as provided for in this Agreement or the Ancillary Agreements, or, prior to the Closing, as required in the Ordinary Course of Business, and to preserve the confidentiality of any information contained in the Business Records and Confidential Business Information of the Business and (for so long as it remains non-public including after termination or expiration of this Agreement) to keep such information confidential, subject to any provisions of confidentiality in the Ancillary Agreements. DST further recognizes that Janus or its Affiliates may need access to such Business Records and other Records after the Closing. Upon Janus' or OMS' reasonable request DST shall provide Janus or OMS and their respective employees, representatives and agents access to, and the right to photocopy (at Janus' or OMS' expense), during normal business hours on reasonable advance notice, such reasonably requested Records. DST shall use reasonable commercial efforts to maintain all such Records for the same length of time that DST maintains its own Records, or, at DST's discretion (at DST's expense) or (at any time) at Janus' or OMS's reasonable request (at Janus' or OMS's expense), transfer any such Records to Janus or OMS.

             6.12.3 Notwithstanding any provision herein to the contrary, from and after the Closing, Records pertaining to Taxes shall be governed solely by the Tax Sharing Agreement.

     Section 6.13 RELEASE OF RESTRICTIONS; INTERCOMPANY ACCOUNTS.

             6.13.1 DST shall use its reasonable commercial efforts to obtain at or before the Closing the written release and waiver from all appropriate Persons of (i) any and all Encumbrances (other than Permitted Encumbrances) imposed on the Business, the Business Assets and the OMS Shares), (ii) any and all Encumbrances imposed on any of the Additional Assets, and (iii) any and all guaranties granted or required to be granted by OMS in respect of any Indebtedness (including the Credit Facilities) or other obligations of DST or any of its Affiliates (other than OMS) (all such encumbrances and guaranties, the "RESTRICTIONS").

             6.13.2 Prior to the Closing, all intercompany receivables or payables and loans then existing between DST and its Affiliates (other than OMS), on the one hand, and OMS, on the other hand, shall be settled by way of capital contribution, dividend or otherwise and all Intercompany Arrangements shall be terminated, except for those arrangements contemplated by the Ancillary Agreements.

     Section 6.14 OPTIONS TO PURCHASE DST STOCK HELD BY BUSINESS AND FORMER BUSINESS EMPLOYEES ACCOUNTS. DST or its relevant Affiliate shall take all steps necessary or appropriate to cause all unexercised options to purchase shares of DST's or its Affiliates' stock held by Business Employees or Former Business Employees that are outstanding as of the Closing Date (the "DST Options") not to terminate due to or on account of (directly or indirectly) the Closing, and shall cause the DST Options to become fully vested in such Business Employees or Former Business Employees effective as of the Closing. DST shall cause the DST Options to remain outstanding and exercisable pursuant to the terms of such Options until the normal expiration date of the DST Options as set forth on the grant or award agreement or certificate with respect to such DST Options (i.e., with deemed continuous employment with DST or its Affiliates until the expiration date of the Options), unless such treatment is otherwise not permitted by applicable law.

     Section 6.15 COOPERATION WITH RESPECT TO FINANCIAL REPORTING. After the date of this Agreement, until the third anniversary of the date hereof, DST shall, and shall cause the DST Entities and OMS to, reasonably cooperate with Janus (at Janus' expense) in connection with Janus' preparation of historical financial statements of the Business as required for Janus' filings under the Exchange Act following the Closing. After the Closing, until the third anniversary of the date hereof, Janus shall, and shall cause OMS to, reasonably cooperate with DST (at DST's expense) in connection with DST's preparation of pro forma and historical financial statements of the Business as may be required for DST's filings under the Exchange Act following the Closing.

     Section 6.16 NON-SOLICITATION OF EMPLOYEES. For a period of three years from and after the Closing Date, DST and Janus shall not, and shall cause each of their respective Subsidiaries not to, directly or indirectly, solicit the employment of any employee of the other or of its Subsidiaries following the Closing, without the other's prior written consent; PROVIDED, HOWEVER, that the foregoing provisions shall not apply to (i) a general advertisement or solicitation program that is not specifically targeted at such persons or (ii) the solicitation of any employee after such time that such employee's employment has been terminated.

     Section 6.17 [*** Note: approximately two and one half pages of text are omitted]

     Section 6.18 [RESERVED].

     Section 6.19 NO SOLICITATION. From the date hereof until the Closing or the earlier termination of this Agreement, other than in the Ordinary Course of Business, DST shall not, nor shall it authorize or permit any of the DST Entities or OMS to, solicit the submission of any offers or proposals for the Business, OMS, the Business Assets or the Business Liabilities from any third party or otherwise directly or knowingly indirectly pursue any offer or proposal so received. From the date hereof until the Closing or the earlier termination of this Agreement, Janus shall not, nor shall it authorize or permit any of its Subsidiaries to, solicit the submission of offers or proposals for the sale of the Janus DST Shares, from any third party or otherwise directly or knowingly indirectly pursue any offer or proposal so received.

     Section 6.20 USE OF NAMES. Within 30 days after the Closing, (a) Janus shall cause OMS to change its corporate name to a name that does not include the name of DST or of any of its Subsidiaries and (b) Janus shall have no right to use the name of DST or of any of its Subsidiaries, except that, for a period ending 45 days after the Closing, Janus shall have the right to use any catalogues, sales and promotional materials and printed forms that use such name and are included in the Intellectual Property as of the Closing, or that have been ordered prior to the Closing for use in the Business; PROVIDED, HOWEVER, that (a) promptly after the Closing Date, Janus shall make all filings with the appropriate Governmental Authorities to effectuate such name change, (b) Janus shall use its reasonable commercial efforts to minimize the usage of the names referred to in Section (a) hereof, and to discontinue it as soon as practicable after the Closing and (c) notwithstanding anything to the contrary in this
Section 6.20, to the extent any approvals of Governmental Authorities are necessary to effectuate the said name change, the time limits specified in this
Section 6.20 shall be extended by the time period necessary to obtain such approvals, so long as Janus begins the process of seeking such approval within 30 days after the Closing.

     Section 6.21 [RESERVED].

     Section 6.22 DST SHARE VALUE DETERMINATION PERIOD. During the twenty-day period used to calculate the DST Share Value, DST agrees that it shall not, and shall cause its Subsidiaries not to, directly or indirectly, sell or offer to sell any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, any such shares), or solicit or induce other Persons to sell or offer to sell any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, any such shares); PROVIDED that the foregoing shall not apply to transactions with participants in DST's employee stock option or stock purchase plans in a manner consistent with past practice under such employee stock option or stock purchase plans. During the twenty-day period used to calculate the DST Share Value, Janus agrees that it shall not and shall cause its Subsidiaries (other than Subsidiaries involved in the investment advisory business, to the extent of its activities in connection with the investment advisory business (in such capacity, the "IAB SUBSIDIARIES")) not to, purchase or offer to purchase any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, any such shares), or solicit or induce other Persons (other than in connection with investment advisory business of the IAB Subsidiaries) to purchase or offer to purchase any shares of DST Common Stock (or any securities convertible into, or whose value is determined by reference to, any such shares).

     Section 6.23 WAIVER. In consideration of the transactions contemplated hereby, as of the Closing, DST, on behalf of itself and each of its Subsidiaries and Affiliates (other than OMS) and their respective heirs, executors, successors and assigns (the "WAIVING PARTIES"), releases, waives and forever discharges, in all capacities, including as stockholders of OMS, from and after the Closing any and all Claims, known or unknown, that the Waiving Parties ever had, now have or may have against OMS and its officers, directors, employees or agents in connection with or arising out of any act or omission of OMS or its officers, directors, employees, advisers or agents, in such capacity, at or prior to the Closing; PROVIDED, HOWEVER, that nothing in this Section 6.23 shall be deemed a waiver by the Waiving Parties of any rights under this Agreement or any of the other agreements contemplated in connection herewith.

     Section 6.24 CERTAIN TAX MATTERS.

             6.24.1 Each party hereto shall use its respective reasonable commercial efforts to enable each of Janus and DST to receive each of the opinions described in clauses (a) and (b) of Section 8.1.3, and will not knowingly take any action, cause any action to be taken, fail to take any reasonable action or cause any reasonable action to fail to be taken, which action or failure to act would reasonably be expected to prevent DST or Janus from receiving either of such opinions.

     Section 6.25 DST SHARES RETAINED BY JANUS.

             6.25.1 From and after the Closing Date until the tenth anniversary of the Closing, Janus shall not, and shall cause each of its Subsidiaries (other than the IAB Subsidiaries) not to, directly own or acquire or agree to acquire (other than in the course of the investment advisory business of the IAB Subsidiaries) any shares of DST Common Stock, which will have the effect of increasing the number of shares of DST Common Stock that Janus and its Subsidiaries (other than the IAB Subsidiaries) will own, in the aggregate, following the Closing above 7,424,052 shares (the "SHARE LIMIT"), appropriately adjusted for any stock dividend, stock spit, reverse stock split, share combination, reclassification, recapitalization or similar transaction with respect to the DST Common Stock; PROVIDED that in the event that Janus or any of its Subsidiaries acquires and thereafter owns shares of DST Common Stock in connection with any merger, consolidation or other business combination with, or purchase of all or substantially all of the assets of or equity interests in, any Person, then the Share Limit shall be deemed to be equal to 7,424,052 shares plus the number of shares acquired and thereafter owned in connection with such transaction; PROVIDED, FURTHER, that this Section 6.25.1 shall not be binding upon or apply to any Person who merges, consolidates, or otherwise becomes affiliated with Janus or any of its Affiliates or successors under any reorganization, merger, consolidation, recapitalization, or purchase or other acquisition of all or substantially all of the assets of or equity interests of Janus, or any comparable business combination transaction, whether in one transaction or in a series of related transactions, as a result of which the individuals and entities who were the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of the outstanding capital stock of Janus entitled to vote generally in the election of directors immediately prior to such transaction cease to beneficially own, directly or indirectly, at least a majority of the outstanding shares of the capital stock entitled to vote generally in the election of directors of the Person surviving or resulting from such transaction (including, without limitation, a Person which as a result of such transaction owns Janus or all or substantially all of Janus' assets either directly or through one or more Subsidiaries) immediately following consummation of such transaction or series of related transactions.

             6.25.2 From and after the Closing Date until the tenth anniversary of the Closing, Janus shall not, and shall cause each of its Subsidiaries (other than the IAB Subsidiaries) not to, sell or otherwise dispose of any shares of DST Common Stock, to any of the Persons listed on Section 6.25.2 of DST's Disclosure Schedule (other than in the course of the investment advisory business of the IAB Subsidiaries), except for sales made on the New York Stock Exchange, or on any other national securities exchange on which the DST Common Stock is listed, or if not so listed and such DST Common Stock is admitted for trading on the Nasdaq National Market or the Nasdaq Smallcap Market, on such Nasdaq Market, or if not so listed, on any other exchange or inter-dealer quotation system in which the purchasers and sellers are anonymous with respect to one another.

     Section 6.26 FINANCING. DST will use its reasonable best efforts to secure as promptly as practicable, the financing necessary to permit the funding of at least one hundred fifty million dollars ($150,000,000) of the Cash Amount at an initial interest rate of four percent (4%) per annum or less (which rate may be fixed or floating) and a maturity of not less than three hundred sixty four
(364) days and otherwise on reasonable and customary terms and conditions for a financing of comparable size and form (the "FINANCING"). As of the date hereof, DST does not know of any fact, agreement, plan or other circumstance, in each case that could reasonably be expected to prevent DST from obtaining the Financing or satisfying the condition set forth in Section 8.3.3.


                                  ARTICLE VII.

                                   TAX MATTERS

Notwithstanding anything to the contrary in this Agreement, from and after the Closing, except as expressly provided in the Tax Sharing Agreement, (a) the parties' sole and exclusive representations, warranties, covenants, agreements or other obligations (including indemnities or any obligations) arising pursuant to this Agreement, by Laws or otherwise with respect to tax matters (interpreted it its broadest sense) including the tax consequences of the transactions contemplated in this Agreement and any other subject matters referred to in the Tax Sharing Agreement shall be as set forth therein; and (b) no other representation, warranty, covenant, agreement or obligation (including indemnities or any obligations) arising pursuant to this Agreement, by Laws or otherwise shall be deemed to apply to such matters.


                                  ARTICLE VIII.

                              CONDITIONS TO CLOSING

     Section 8.1 MUTUAL CONDITIONS. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or, if legally permitted, waiver at or prior to the Closing of the following conditions:

             8.1.1 the DST Stockholders Approval shall have been obtained;

             8.1.2 No  Governmental  Authority of competent  jurisdiction  shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order of any nature that prohibits, enjoins or restrains the consummation of the transactions contemplated by this Agreement;

             8.1.3 DST shall have received an opinion of each of Sonnenschein Nath & Rosenthal and PricewaterhouseCoopers LLP, and (b) Janus shall have received an opinion of each of Wachtell, Lipton, Rosen & Katz and Ernst & Young LLP, in each case in form and substance substantially as set forth as Exhibits B-1 through B-4, dated as of the Closing Date;

             8.1.4 The consents and approvals of Governmental Authorities required under the HSR Act shall have been obtained (or any applicable waiting period thereunder shall have expired or been terminated); and

             8.1.5 Each of the Ancillary Agreements, except as provided in the letter agreement between the parties dated August 25, 2003 accompanying the Ancillary Agreements, shall be executed and entered into by each of the parties thereto.

     Section 8.2 CONDITIONS TO JANUS' OBLIGATIONS. The obligations of Janus to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by Janus prior to or at the Closing of each of the following conditions:

             8.2.1 The representations and warranties of DST and its Affiliates set forth in Article IV of this Agreement or in any agreement or certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct as of the date hereof and as of the Closing (except that representations and warranties made as of a specified date, shall be true and correct only as of such specified date), and Janus shall have received a certificate, dated the Closing Date, signed on behalf of DST by an appropriate officer of DST to such effect; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or is reasonably likely to have a Material Adverse Effect on the Business or OMS. For the avoidance of doubt, the preceding proviso shall have no effect upon DST's obligations under Article X.

             8.2.2 DST and OMS shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing, and Janus shall have received a certificate, dated the Closing Date, signed on behalf of DST by an appropriate officer of DST to such effect.

             8.2.3 Prior to or at the Closing, DST shall have obtained the Required Consents other than the Estoppel Certificates and the landlord consents referred to in Section 6.6.2 and those required consents the failure of which to obtain will not have a Material Adverse Effect on the Business or OMS following the Closing.

             8.2.4 Janus shall have obtained the Janus Consent; provided that Janus shall have used its reasonable commercial efforts to obtain the Janus Consent.

             8.2.5 Since the date hereof, there shall not have been any Material Adverse Effect with respect to the Business or OMS.

             8.2.6 Prior to or at the Closing, DST shall have delivered to Janus the items to be delivered pursuant to Section 2.3.

             8.2.7 Prior to or at the Closing, the Reorganization shall have been completed.

             8.2.8 Prior to or at the Closing, DST shall have delivered to Janus a schedule setting forth the name of each Business Employee, along with the Employee's job title and reporting position, current salary and bonus opportunity, and years of service, and designating the Employee's status as exempt or non-exempt under the Fair Labor Standards Act, whether the Employee's years of service are continuous or broken, and whether the Employee is full-time or part-time, which schedule shall be in form reasonably satisfactory to Janus.

     Section 8.3 CONDITIONS TO DST'S AND OMS'S OBLIGATIONS. The obligations of DST and OMS to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

             8.3.1  The  representations  and  warranties  of Janus set forth in
Article V of this Agreement or in any agreement or certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct as of the date hereof and as of the Closing (except that representations and warranties made as of a specified date shall be true and correct only as of such specified date), and DST shall have received a certificate, dated the Closing Date, signed on behalf of Janus by an appropriate officer of Janus to such effect; PROVIDED, HOWEVER, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or is reasonably likely to have a material adverse effect on the ability of Janus to consummate the transactions contemplated hereby. For the avoidance of doubt, the preceding proviso shall have no effect upon Janus' obligations under
Article X.

             8.3.2 Janus shall have performed in all material respects each obligation and agreement to be performed by it, and shall have complied in all material respects with each covenant required by this Agreement to be performed or complied with by it at or prior to the Closing, and DST shall have received a certificate, dated the Closing Date, signed on behalf of Janus by an appropriate officer of Janus to such effect.

             8.3.3 DST shall have entered into customary agreements providing for the receipt by DST of the Financing (it being understood that DST may not assert this condition in the event that it has breached its obligation under
Section 6.26, including if such Financing is available to DST from Janus or other sources on terms and conditions consistent with those set forth in Section 6.26).

             8.3.4 DST shall have received Credit Facilities Consents; provided that DST shall have used its reasonable commercial efforts to obtain the Credit Facilities Consent.

             8.3.5 Prior to or at the Closing, Janus shall have delivered to DST the items to be delivered pursuant to Section 2.4.

     Section 8.4 FRUSTRATION OF CLOSING CONDITIONS. None of DST, OMS or Janus may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable commercial efforts to cause the Closing to occur as required by Section 6.6.1.


                                   ARTICLE IX.

                                   TERMINATION

     Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the consummation of the Closing under the following circumstances:

             9.1.1 by mutual written consent of DST and Janus;

             9.1.2 by either Janus or DST upon written notice to the other if the Closing shall not have been consummated on or before January 30, 2004; PROVIDED that the right to terminate this Agreement under this Section 9.1.2 shall not be available to a party if such party's or such party's Affiliate's willful act or willful failure to act has been the cause of or resulted in the failure of the Closing to be consummated on or before the January 30, 2004;

             9.1.3 by either DST or Janus upon written notice to the other if the DST Stockholder Approval shall not have been obtained by reason of the failure to obtain the Required Vote, upon the taking of such vote at a duly held meeting of the stockholders of DST or at any adjournment thereof; provided that the right of DST to terminate this Agreement under this Section 9.1.3 shall not be available to DST if its breach of Section 6.1 or 6.2 has been the cause of, or resulted in, such failure;

             9.1.4 by Janus upon written notice to DST, if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment by the January 30, 2004 and shall not have been waived in writing by Janus;

             9.1.5 by either DST or Janus upon written notice to the other that the conditions set forth in Section 8.1.3 have become incapable of fulfillment by January 30, 2004 due to changes in the law, regulations or interpretations of the Internal Revenue Service.

             9.1.6 by DST upon written notice to Janus, if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment by the January 30, 2004 and shall not have been waived in writing by DST; or

             9.1.7 by Janus, if DST shall not have obtained the Credit Facilities Consent or the Financing within ninety (90) days from the date of this Agreement.

             9.1.8 by either Janus or DST upon written notice to the other, if there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently prohibiting the consummation of the transactions contemplated hereby

             9.1.9 by DST, if Janus shall not have obtained the Janus Consent within ninety (90) days from the date of this Agreement.

     Section 9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement, except for the provisions of
(i) Section 6.12.1 relating to the obligation of the parties to keep confidential certain information obtained by it, (ii) Article XI, and (iii) this
Section 9.2, shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders. Notwithstanding the foregoing, (a) nothing in this Section 9.2 shall relieve any party hereto of liability for a willful breach of any of its obligations under this Agreement, and (b) if it shall be finally judicially determined that termination of this Agreement was caused by an intentional and deliberate breach of this Agreement, then, in addition to other remedies at Law or equity for breach of this Agreement, the party so found to have intentionally and deliberately breached this Agreement shall indemnify and hold harmless the other parties hereto for their respective out-of-pocket costs, including the reasonable fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as reasonable fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation.


                                   ARTICLE X.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties provided for in this Agreement or in any agreement or certificate delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall survive the Closing until the second anniversary of the Closing; provided that the representations and warranties set forth in Sections 4.1.1, 4.2 and 4.12 and in Sections 5.1 and
5.4 shall survive indefinitely and the representations and warranties set forth in Sections 4.3 and 5.2 shall survive until the third anniversary of the Closing; provided further that any representations and warranties shall survive with respect to, and to the extent of, any claim for indemnification made in accordance with this Article X prior to the applicable termination date.

     Section 10.2 INDEMNIFICATION BY DST.

             10.2.1 Subject to the limitations set forth in this Article X, subsequent to the Closing, DST shall indemnify, defend and hold harmless Janus and its respective Subsidiaries (including, following the Closing, OMS), and Affiliates, and their respective officers, directors, employees, agents and representatives, and each of their heirs, executors, successors and assigns (collectively, the "REPRESENTATIVES"), against and in respect of any and all Damages arising out of, resulting from or incurred in connection with or relating to:

             10.2.1.1 any breach of a representation or warranty made by DST or OMS in this Agreement or any Schedule hereto or other agreement or document delivered in connection herewith;

             10.2.1.2 any breach of any agreement or covenant of DST or OMS contained in this Agreement;

             10.2.1.3  the  Excluded  Liabilities,   the  Excluded  Assets,  the
Retained Business and any legal, administrative or arbitration proceeding, suit or action of any nature with respect thereto; or

             10.2.1.4 any Restrictions;

             10.2.1.5 the claim described in Section 4.17.1 of DST's Disclosure Schedule; or

             10.2.1.6.  the failure of DST to obtain the consents referred to in
Section 4.4 of the DST Disclosure Schedule.

             10.2.2 Notwithstanding the foregoing and subject to the following sentence, in the case of (i) Damages incurred as a result of a breach set forth in Section 10.2.1.1 or 10.2.1.2 and (ii) Other Tax Liabilities (as defined in the Tax Sharing Agreement) for which DST would otherwise be liable pursuant to
Section 3.a(ii) of the Tax Sharing Agreement, DST shall not be liable for indemnification hereunder or under Section 3.a(ii) of the Tax Sharing Agreement unless and until the aggregate amount of such Damages, together with any such Other Tax Liabilities, exceeds five million dollars ($5,000,000) (the "DST BASKET"), in which event Janus shall be entitled to indemnification for all Damages and Other Tax Liabilities in excess of the DST Basket; PROVIDED, that DST's aggregate liability with respect to Section 10.2.1.1 or 10.2.1.2 hereof and Section 3.a(ii) of the Tax Sharing Agreement shall in no event exceed one hundred fifteen million dollars ($115,000,000) (the "DST CAP"). Neither the DST Basket nor the DST Cap shall apply to Income Tax Liabilities (as defined in the Tax Sharing Agreement), Damages under Section 10.2.1.3, 10.2.1.4, 10.2.1.5 or
10.2.1.6 above or Damages incurred as a result of a breach of representations or warranties contained in Sections 4.1, 4.2, 4.3, 4.12 or 4.15, or a breach of any agreement or covenant (other than the covenants contained in Section 6.6 and Section 10.2) of DST or any of its Affiliates (other than OMS) contained in this Agreement to be performed after Closing. It is understood that to the extent a matter constitutes both a breach of a representation or warranty and an Excluded Liability, the matter shall be treated as an Excluded Liability and the DST Basket and DST Cap shall not apply thereto.

             10.2.3 In order to prevent duplication of recovery under this Agreement with respect to any particular Damage: (a) Janus will not be entitled to indemnification under this Article X for any Damages to the extent such Damages have reduced the amount of Business Assets or increased the amount of Business Liabilities, in each case which are set forth on the Closing Date Balance Sheet and included in the calculation of Adjusted Shareholders Equity, and (b) no party will be entitled to indemnification for any particular Damages (or application of particular Damages against the applicable basket) under any provision of this Agreement to the extent such party has already been indemnified for such Damages (or such Damages have already been applied against the applicable basket) under another provision of this Agreement.

     Section 10.3 INDEMNIFICATION BY JANUS.

             10.3.1 Subject to the limitations set forth in this Article X, subsequent to the Closing, Janus shall indemnify, defend and hold harmless DST and its Representatives, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with or relating to:

             10.3.1.1 any breach of a representation or warranty made by Janus in this Agreement or any Schedule hereto or other agreement or document delivered in connection herewith;

             10.3.1.2 any breach of any agreement or covenant of Janus contained in this Agreement;

             10.3.1.3 any Business Liability; or

             10.3.1.4 Janus' operation of the Business after Closing, but not to the extent resulting from DST's or any of its Affiliates' (including OMS's) actions or operations prior to Closing.

             10.3.2 Notwithstanding the foregoing and subject to the following sentence, in the case of Damages incurred as a result of a breach set forth in
Section 10.3.1.1 or 10.3.1.2, Janus shall not be liable for indemnification hereunder unless and until the aggregate amount of such Damages exceeds five million dollars ($5,000,000) (the "JANUS BASKET"), in which event DST shall be entitled to indemnification for all Damages in excess of the Janus Basket; PROVIDED, HOWEVER, that Janus' aggregate liability with respect to Section
10.3.1.1 or 10.3.1.2 shall in no event exceed one hundred fifteen million ($115,000,000) (the "JANUS CAP"). Neither the Janus Basket nor the Janus Cap shall apply to Damages under Section 10.3.1.3 or 10.3.1.4 above or Damages incurred as a result of a breach of representations or warranties contained in Sections 5.1, 5.2 or 5.4 or a breach of any agreement or covenant of Janus contained in this Agreement to be performed after Closing. It is understood that to the extent a matter constitutes a Business Liability but also constitutes a breach of a representation or warranty by DST or OMS, the matter shall not be treated as a Business Liability for purposes of Section 10.3.

     Section 10.4 DEFINITION OF DAMAGE; DETERMINATION OF INDEMNIFICATION. For purposes of this Article X, "DAMAGES" shall mean, collectively, any and all claims, damages, settlement amounts, penalties, or losses, whatsoever (other than consequential damages), together with out-of-pocket costs and expenses, including reasonable fees and disbursements of counsel, accountants, consultants or experts and expenses of investigation incurred by a party entitled to indemnification hereunder as a result of a matter giving rise to a claim for indemnification hereunder, such amounts to be (a) determined net of (1) the insurance proceeds which the indemnified party actually receives in respect of such matter and (2) indemnity payments which the indemnified party actually receives from parties other than the indemnifying party hereunder in respect of such matter, (b) increased by any Tax (or increased by any reduction in any Tax Benefit) actually borne by the indemnified party that would not have been borne but for such Damages or the payment of any indemnity in respect thereof and (c) decreased by any Tax Benefit (or decreased by any reduction in any Tax) actually realized by the indemnified party that would not have been realized but for such Damages or the payment of any indemnity in respect thereof. For purposes of this paragraph, the indemnified party will be deemed to recognize a Tax Benefit with respect to a taxable year if, and to the extent that, the indemnified party's cumulative liability for Taxes through the end of such taxable year, calculated by excluding any Tax items attributable to the Damages and the receipt of indemnity payments therefor from all taxable years, exceeds the indemnified party's actual cumulative tax liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the Damages and the receipt of indemnity payments therefor for all taxable years (to the extent permitted by relevant Tax law and treating such Tax items as the last items taken into account for any taxable year). When, as, and if the indemnified party recognizes any Tax Benefit attributable to Damages after the making of indemnification payments therefor, and to the extent such Tax Benefit has not reduced the amount of such indemnification payments, the indemnified party will promptly after recognition thereof pay in cash the amount of such recognized Tax Benefit to an account specified by the indemnifying party. Notwithstanding the foregoing, no indemnified party shall have any duty to mitigate or seek any other sources of recovery.

     Section 10.5 NOTICE.

             10.5.1 If any matter shall arise which may involve or give rise to a claim by Janus against DST under the provisions of Section 10.2 or by DST against Janus under the provisions of Section 10.3 (an "INDEMNITY CLAIM"), Janus or DST, as the case may be, shall give prompt written notice (a "NOTICE OF CLAIM") of such Indemnity Claim, a description in reasonable detail of the factual basis thereof (to the extent such information is available), and the amount of indemnity sought (if then known or reasonably determinable) to DST (if a claim by Janus) or to Janus (if a claim by DST); PROVIDED, that the failure to give timely notice will not relieve DST (if a claim by Janus) or Janus (if a claim by DST) from the obligation to indemnify against such claim except to the extent that DST (if a claim by Janus) or Janus (if a claim by DST) establishes by competent evidence that it is materially prejudiced thereby.

             10.5.2 If DST does not, within 45 days after receipt of a Notice of Claim, notify Janus in writing that DST disputes the applicable Indemnity Claim, in whole or in part, then DST shall promptly pay to Janus by wire transfer of immediately available funds to an account designated by Janus the amount of the Indemnity Claim. If DST within 45 days after receipt of a Notice of Claim notifies Janus in writing that DST disputes the applicable Indemnity Claim, in whole or in part, then the provisions of Section 10.5.4 shall apply. If a Notice of Claim is made by Janus under Section 10.5.1 hereof and if it is agreed or determined (pursuant to Section 10.5.4 or by a court of competent jurisdiction) that DST is obligated to indemnify Janus, such indemnification shall be paid promptly by wire transfer of immediately available funds to an account designated by Janus.

             10.5.3 If Janus does not, within 45 days after receipt of a Notice of Claim, notify DST in writing that Janus disputes the applicable Indemnity Claim, in whole or in part, then Janus shall promptly pay to DST by wire transfer of immediately available funds to an account designated by DST the amount of the Indemnity Claim. If Janus within 45 days after receipt of a Notice of Claim notifies DST in writing that Janus disputes the applicable Indemnity Claim, in whole or in part, then the provisions of Section 10.5.4 shall apply. If a Notice of Claim is made by DST under Section 10.5.1 hereof and if it is agreed or determined (pursuant to Section 10.5.4 or by a court of competent jurisdiction) that Janus is obligated to indemnify DST, such indemnification shall be paid promptly by wire transfer of immediately available funds to an account designated by DST.

             10.5.4 In the event that the indemnifying party disputes the existence and/or amount of a claim for indemnification set forth in a Notice of Claim, it will be entitled to deliver a notice to the indemnified party disputing its validity or the amount thereof (the "CLAIM DISPUTE NOTICE"). The Claim Dispute Notice will be given within 45 days of receipt of the Notice of Claim to which the Claim Dispute Notice relates. Upon receiving such Claim Dispute Notice, the indemnified party shall provide the indemnifying party with access to such books and records as may be reasonably requested by the indemnifying party for purposes of verifying such claim. The indemnified party and the indemnifying party shall in good faith meet promptly after such review so as to come to a settlement of the matter. In the event a settlement is not achieved within 30 days after the date of the Claim Dispute Notice, the indemnified party may pursue whatever legal remedies may be available.

     Section 10.6 THIRD PARTY CLAIM.

             10.6.1 If Janus' Indemnity Claim involves any Action brought or made by any third party (a "THIRD PARTY CLAIM"), then DST may elect (by written notice to Janus delivered within thirty (30) days of notice by Janus to DST pursuant to Section 10.5.1) to assume at its expense the defense of such Third Party Claim using counsel reasonably acceptable to Janus; PROVIDED that DST may not so elect if Janus has been pursuing the defense thereof for at least six months and DST's assumption of such defense would materially prejudice Janus or the defense. If DST does not so elect to assume such defense, then such Third Party Claim shall be defended by Janus in such manner as it reasonably deems appropriate (and the costs, fees and expenses of Janus for such defense shall constitute Damages), including entering a reasonable settlement thereof in which event the settlement plus Janus' costs, fees and expenses with respect thereto shall be the Damage; PROVIDED that Janus shall not enter into any settlement of such Third Party Claim without the prior written consent of DST, which consent shall not be unreasonably withheld, unless DST and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future claims, actions or litigation against DST and its Affiliates will be established, in which case no consent shall be required. If the Third Party Claim has been assumed by DST, DST shall cooperate with Janus in connection with such defense and shall permit Janus to participate therein; PROVIDED, that DST shall not be liable to Janus under the provisions hereof for any legal or other expenses incurred by Janus in connection with Janus' participation in the defense of such Third Party Claim after DST has elected to assume the defense thereof so long as DST is diligently contesting such Third Party Claim in good faith, unless Janus determines in good faith that an actual or potential conflict of interest exists between Janus and DST or that there are different or additional defenses available to Janus that are not available to DST, in which case Janus may engage separate counsel (the fees and costs of which shall be borne by DST). DST may not enter into any settlement of a Third Party Claim without the prior written consent of Janus, which will not be unreasonably withheld.

             10.6.2 If DST's Indemnity Claim involves a Third Party Claim, then Janus may elect (by written notice to DST delivered within thirty (30) days of notice by DST to Janus pursuant to Section 10.5.1) to assume at its expense the defense of such Third Party Claim using counsel reasonably acceptable to DST; PROVIDED that Janus may not so elect if DST has been pursuing the defense thereof for at least six months and Janus' assumption of such defense would materially prejudice DST or the defense. If Janus does not so elect to assume such defense, then such Third Party Claim shall be defended by DST in such manner as it reasonably deems appropriate (and the costs, fees and expenses of DST for such defense shall constitute Damages), including entering a reasonable settlement thereof in which event the settlement plus DST's costs, fees and expenses with respect thereto shall be the Damage; PROVIDED that DST shall not enter into any settlement of such Third Party Claim without the prior written consent of Janus, which consent shall not be unreasonably withheld, unless Janus and its Affiliates have no liability therefor, are not required to admit any liability and will not be bound by any restrictions or limitations on its or their conduct thereafter, and no negative precedent for future claims, actions or litigation against Janus and its Affiliates will be established, in which case no consent shall be required. If the Third Party Claim has been assumed by Janus, Janus shall cooperate with DST in connection with such defense and shall permit DST to participate therein; PROVIDED, that Janus shall not be liable to DST under the provisions hereof for any legal or other expenses incurred by DST in connection with DST's participation in the defense of such Third Party Claim after Janus has elected to assume the defense thereof so long as Janus is diligently contesting such Third Party Claim in good faith, unless DST determines in good faith that an actual or potential conflict of interest exists between DST and Janus or that there are different or additional defenses available to DST that are not available to Janus, in which case DST may engage separate counsel (the fees and costs of which shall be borne by Janus). Janus may not enter into any settlement of a Third Party Claim without the prior written consent of DST, which will not be unreasonably withheld.

     Section 10.7 EXCLUSIVITY. Following the Closing, except in the case of common law fraud or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available, the sole and exclusive remedy of the parties with respect to any and all claims arising from any breach of this Agreement or any of the other matters addressed in Section 10.2 or 10.3 shall be pursuant to the indemnification provisions set forth in this Article X; PROVIDED that all matters relating to Taxes shall be addressed in the Tax Sharing Agreement.


                                   ARTICLE XI.

                                  MISCELLANEOUS

     Section 11.1 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, three calendar days after the date of mailing, as follows:

If to DST:                 DST Systems, Inc.
                           333 West 11th Street,
                           Kansas City Missouri, 64105
                           Facsimile:  (816) 435-8630
                           Attention:  Randall D. Young Esq.

with copies to:            Sonnenschein Nath & Rosenthal LLP
                           4520 Main Street, Suite 1100
                           Kansas City, MO  64111
                           Facsimile:  (816) 531-7545
                           Attention:  John F. Marvin, Esq.

If to Janus:               Janus Capital Group Inc.
                           100 Fillmore Street,
                           Denver, Colorado 80206
                           Facsimile:  (303) 394-7714
                           Attention:  Thomas A. Early, Esq.

and with a copy to:        Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019
                           Facsimile:  (212) 403-2000
                           Attention:   Craig M. Wasserman, Esq.

or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     Section 11.2 EXPENSES. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise expressly provided herein, each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein (including legal fees, accounting fees, investment banking fees and filing fees).

     Section 11.3 GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for any district within such state for the purpose of any Action or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court. Service of process in connection with any such Action may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such Action brought in such courts and irrevocably and unconditionally waives any claim that any such Action brought in any such court has been brought in an inconvenient forum.

     Section  11.4  WAIVER OF JURY TRIAL.  EACH PARTY  HERETO  ACKNOWLEDGES  AND
AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ANCILLARY AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.4.

     Section 11.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS. This Agreement and the Ancillary Agreements may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be null and void. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in
Section 10.2 or 10.3, this Agreement shall be for the sole benefit of the parties hereto, and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder. Nothing in this Agreement shall prevent any party and its successors and permitted assigns from consolidating with or merging with or into, or transferring, in one transaction or a series of related transactions, substantially all of its assets to, any Person or Persons; PROVIDED, HOWEVER, that the purchaser of substantially all of the assets of the party or its successor or permitted assign shall agree with the other party to be bound by all of the transferring party's obligations hereunder.

     Section 11.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     Section 11.7 TITLES AND HEADINGS. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 11.8 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits attached hereto or delivered in connection herewith), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters. Section 11.9 AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.10 PUBLICITY; PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable Laws or the requirements of any national securities exchange (and, in that event, only if time does not permit), at all times prior to the earlier of the consummation of the Closing or termination of this Agreement pursuant to
Article IX, DST and Janus shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release with respect to the transactions contemplated hereby and shall not issue any such press release without each other's consent, which consent shall not be unreasonably withheld or delayed. The parties agree that the initial press release to be issued with respect to this Agreement and the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     Section 11.11 WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     Section 11.12 SEVERABILITY. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 11.13 NO STRICT CONSTRUCTION. Janus and DST each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

     Section 11.14 KNOWLEDGE. To the extent that any representation is made to "DST'S KNOWLEDGE" (or similar words), such knowledge shall refer to the actual knowledge of the individuals listed in Section 11.14 of DST's Disclosure Schedule under the heading "DST's knowledge," without assuming any investigation by such individual. To the extent that any representation is made to "JANUS' KNOWLEDGE" (or similar words), such knowledge shall refer to the actual knowledge of the individuals listed in Section 11.14 of Janus' Disclosure Schedule, without assuming any investigation by such individual.

     Section 11.15 AFFILIATE STATUS. To the extent that a party hereto is required hereunder to take certain action with respect to entities designated herein as such party's Affiliates, such obligation shall apply to such entities only during such period of time that such entities are Affiliates of such party.

     Section 11.16 TAX CONSEQUENCES. Each party hereto acknowledges and agrees that no party has made, or is making in this Agreement, expressly or impliedly, any representation or warranty regarding the tax effects or tax consequences, if any, of the transactions contemplated in this Agreement or in the Ancillary Agreements and that each party has consulted with and is relying upon its own tax advisors with respect to such effects and consequences.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                        DST SYSTEMS, INC.


                        By: /S/ KENNETH V. HAGER
                            ---------------------------------------------------
                            Name:     Kenneth V. Hager
                            Title:    Vice President, Chief Financial Officer
                                      and Treasurer

                        DST OUTPUT MARKETING SERVICES, INC.

                        By: /S/ KENNETH V. HAGER
                            ---------------------------------------------------
                            Name:  Kenneth V. Hager
                            Title:    Vice President


                        JANUS CAPITAL GROUP INC.


                        By: /S/ LOREN STARR
                            ---------------------------------------------------
                            Name:  Loren Starr
                            Title:    Sr. Vice President and CFO

                                EXHIBIT A - [***]

[***]


[***] "BUSINESS PRODUCTS AND SERVICES" SHALL MEAN:


RAPID FULFILLMENT
-----------------

Rapid Fulfillment is digital printing or electronic delivery of materials that are (i) printed in connection with the acquisition of a new customer by a client of the Business or in response to an inquiry from an existing customer of a client of the Business, and (ii) usually individually personalized with client-supplied name, address and demographic information utilizing a proprietary compilation software application and distributed production sites owned by OMS in New York and Chicago and sites owned by DST and its Affiliates. Rapid Fulfillment services may also include Integrated Fulfillment Services.

INTEGRATED  FULFILLMENT
-----------------------

Integrated Fulfillment is the combination of pick and pack services with Rapid Fulfillment, eLLITE Suite and On-demand services. Pick and pack is the pulling of externally supplied and internally pre-printed materials from inventory and insertion into a mailing with On-demand materials.

RAPID  PUBLISHER
----------------

Rapid Publisher is a Web-enabled database publishing solution used by clients that offer 403(b) and 401(k) plan administration to their customers. The service utilizes a licensed software application that allows the client to customize participant communication materials based upon the specific plan, and personalize the materials to the specific plan participant.

RAPID  COMPLIANCE
-----------------

This service consists of the production of prospectuses, supplements, annual reports and semi-annual reports supplied by customers or third parties for printing and mailing and electronic delivery to meet the regulatory requirements of the 401(k), 403(b), non-variable annuity and mutual fund markets.

RAPID CONFIRM
-------------

Rapid  Confirm   utilizes  the  Mail  Net  software   application   for
distribution of brokerage trade confirmations, margin notices and address changes to distributed print production sites, including those of DST
Affiliates, for printing and mailing at those sites for brokerage firm customers.

RAPID PROXY
-----------

This product utilizes offset and On-demand capabilities to combine documents such as proxy statements, annual reports, proxy voting cards, business reply envelopes and other materials selected by the client, and bound into a single book that can be personalized to the recipient.

ELLITE  SUITE
-------------

A service that utilizes the eLLITE software application to support order management, inventory management, fulfillment management and document management of documents such as mutual fund fact sheets, prospectuses and other pre-sale and post-sale materials, none of which are personalized documents such as statements.

RAPID PORTFOLIO  SERVICES
-------------------------

This service consists of the printing of portfolio reports for high net worth individuals in digital four color format and bound using one of the following: perfect bind, spiral or tape (but for purposes of clarity, portfolio reports bound by other methods, e.g. stapling, are excluded from the definition of this service).

COMMERCIAL PRINTING SERVICES
----------------------------

These services consist of graphics design; plate production; offset printing of Static, Nonrecurring documents utilizing sheet press printing machines; bindery services; envelope printing utilizing jet press machinery; and procurement of the foregoing services from third party commercial printers and resale of such services to clients.

For purposes of the foregoing, the following additional definitions shall apply:

     "ON-DEMAND" means the printing of Static, documents that were historically offset printed. Documents can be printed On-demand from files stored in electronic databases because the contents of such documents are not altered by the printer except for the recipient's name, address and limited demographic information that is sometimes used to personalize the document. On-demand documents are prepared in print ready formats and do not require the use of software that formats the document except to the extent necessary to facilitate the insertion of certain variable demographic data unique to a transaction, external event or other action of the recipient. By way of example, account applications and prospectuses are printed On-demand, whereas, mutual fund account statements are not.

     "STATIC" means that the information in the document does not change or fluctuate based upon the occurrence of any transaction, recent event, or action taken by the ultimate recipient of the document, except that the name, address and other personal demographic information of the recipient may be different in each document. By way of illustration, an account application or a prospectus is a Static document, while a mutual fund account statement is not Static because the information varies from document to document based upon various factors such as financial performance and actions of the recipient during the period reflected in the statement.

     "NONRECURRING" means that the event giving rise to the printing of the document is of a type that does not usually occur on a repetitive basis when the use of the document by the specific end user is considered. By way of illustration, a Nonrecurring event is the submission by a client to its customer or potential customer of a set of brochures, account applications or other pre-sale marketing materials or fact sheets, or the fulfillment of orders for technical materials that are requested by purchasers or potential purchasers of a client's goods or services, such as engineering schematics or instructions. In such cases, the end user does not typically need or receive such a document more than once. In contrast, "Nonrecurring" does not include documents of a type that are printed for events or reports such as periodic account statements and confirmations of transactions in mutual fund, brokerage, or other financial accounts, monthly billing for television or utility services, the utilization of insurance benefits or tax reports.

     [***]

            EXHIBIT B - [FORM OF WACHTEL LIPTON TAX OPINION TO JANUS]

                  EXHIBIT B - FORM OF SONNENSCHEIN TAX OPINION

                            SONNENSCHEIN TAX OPINION
                           TO BE DELIVERED AT CLOSING


                                     [Date]


DST Systems, Inc.
333 West 11th Street - 5th Floor
Kansas City, MO 64105

Ladies and Gentlemen:

     We have acted as counsel to DST Systems, Inc. ("DST") in connection with the proposed distribution of all of the issued and outstanding stock (the "OMS Stock") of DST Output Marketing Services, Inc. ("OMS") by DST to Janus Capital Group Inc. ("Janus") in exchange for the transfer of 32,300,000 shares of DST stock (the "DST Stock") by Janus to DST (the "Exchange"), pursuant to the Share Exchange Agreement dated August ___, 2003, by and among DST, OMS and Janus (the "Share Exchange Agreement"). We issue this opinion pursuant to Section 8.1.3 of the Share Exchange Agreement. Capitalized terms not defined herein have the meanings set forth in the Share Exchange Agreement.

     In connection with this opinion, we have reviewed: (i) the Share Exchange Agreement; (ii) the Certificates of Officers of DST, OMS and Janus as to certain factual matters, copies of which are attached (the "Certificates"); (iii) the Statement of Facts referred to in the Certificates, a copy of which is attached (the "Statement of Facts"); and (iv) the valuation of OMS by Standard & Poor's Corporate Value Consulting. We have also made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     We have relied, with the consent of DST, OMS and Janus, upon the accuracy and completeness of the Certificates and Statement of Facts (which Certificates and Statement of Facts we have neither investigated nor verified), and upon such other documents and data that we have deemed appropriate. We have assumed that such Certificates and Statement of Facts are complete and accurate and that any statements or representations made to the knowledge of any person or entity or with similar qualification are true and correct as if made without such qualification. We have assumed the authenticity of all documents submitted to us as copies. We have also assumed that the Exchange will be effected in accordance with the terms of the Share Exchange Agreement.

     This opinion relates solely to certain United States federal income tax consequences of the Exchange, and no opinion is expressed as to the tax consequences under any foreign, state or local law or under any federal tax laws other than those pertaining to the income tax. This opinion does not address the tax consequences to DST of the transactions by DST preceding the Exchange, including deferred intercompany transactions or excess loss accounts under the consolidated return regulations, which are addressed by separate opinion addressed to you, dated as of the date hereof.

     In rendering this opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, interpretive rulings of the IRS, pertinent judicial authorities and such other authorities as we have considered relevant as of the date hereof (hereinafter, collectively referred to as "Current Law").

                                     OPINION

     Based upon and subject to the foregoing, and although the matter is not free from doubt, we are of the opinion that under Current Law the Exchange should qualify as a distribution of OMS Stock pursuant to Code ss. 355(a), and that DST should recognize no gain or loss upon the distribution of the OMS Stock to Janus pursuant to the Exchange.

                                    ANALYSIS

     No gain or loss is recognized by a corporation (the "distributing corporation") on any distribution of stock of a controlled corporation (defined below) to which Code ss. 355 applies. No gain or loss is recognized by the distributing corporation on the transfer of assets to the controlled corporation as part of a transaction to which Code ss. 355 applies. A distribution of stock of a controlled corporation by a distributing corporation qualifies under Code ss. 355 if the following tests are satisfied: (i) the Control Requirement: the distributing corporation distributes to its shareholders stock of a corporation (the "controlled corporation") of which the distributing corporation owns at least 80% of the total combined voting power of all classes entitled to vote and at least 80% of the total number of shares of all non-voting shares, Code ss.ss. 355(a)(1)(A), 368(c); (ii) the Distribution Requirement: the distributing corporation distributes to its shareholders, on a pro rata or a non-pro rata basis, controlled corporation stock which represents at least 80% of the total combined voting power of all classes entitled to vote and at least 80% of all non-voting shares of controlled corporation, Code ss.ss. 355(a)(1)(D),
355(a)(2); (iii) the Active Trade or Business Requirement: each of the distributing corporation and the controlled corporation must be engaged in the active conduct of a trade or business, and must have been engaged in the active conduct of such trade or business continuously throughout the five-year period ending on the date of such distribution, Code ss.ss. 355(a)(1)(C), 355(b); (iv) the Non-Device Requirement: the distribution must not be used principally as a device for the distribution of earnings and profits of the distributing corporation or the controlled corporation or both, Code ss. 355(a)(1)(B); (v) the Business Purpose Requirement: the distribution of controlled stock must be motivated by an independent corporate business purpose, Treas. Reg. ss. 1.355-2(b); (vi) Continuity of Shareholder Interest Requirement: shareholders of the distributing corporation must own after the distribution an amount of stock that reflects a continuity of interest in the distributing corporation and the controlled corporation, Treas. Reg. ss. 1.355-2(c)(1); and (vii) Non-Application of Code ss. 355(d) and (e): the distribution of the controlled corporation stock must not be described in Code ss. 355(d) and 355(e). Our analysis of the satisfaction of these requirements is set forth below.

     1. THE CONTROL AND DISTRIBUTION REQUIREMENTS. A distributing corporation must own, and must distribute controlled corporation stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote, and at least 80% of the total number of shares of all other classes of stock. Code ss.ss. 355(a)(1)(A), 335(a)(1)(D) and 368(c). Prior to the Exchange, DST will own all of the issued and outstanding stock of OMS. Under the Share Exchange Agreement, DST will distribute all of the issued and outstanding stock of OMS to Janus. Accordingly, the Control and Distribution Requirements should be satisfied.

     2. THE ACTIVE TRADE OR BUSINESS REQUIREMENT. Each of the distributing corporation and the controlled corporation must be engaged immediately after the distribution of the controlled corporation stock in the active conduct of a trade or business, and must have been engaged in the active conduct of such trade or business continuously throughout the five-year period prior to the distribution. Code ss.ss. 355(a)(1)(C) and 355(b). The determination is based on all the facts and circumstances. DST has continuously provided mutual fund shareholder accounting services since 1969, both directly and through its subsidiaries, and will continue to provide such services after the Exchange, both directly and through its subsidiaries. OMS, by itself and through predecessor organizations directly and indirectly 100% owned by DST, has continuously provided graphics design and commercial printing products and services since 1989 and marketing services since 1992. After the Exchange, OMS will continue its historic business, and will not make any material change in its historic business or change the character of its historic business. This requirement is satisfied even though DST indirectly acquired control of OMS in a tax-free reorganization in which gain or loss was not recognized within five years of the Exchange and OMS will acquire active trade or business assets in transactions in which gain or loss will not be recognized prior to the Exchange. Code ss. 355(b)(2)(C), (D); Treas. Reg. 1.355-3(b)(4)(iii).

     Rev. Rul. 73-44,  1973-44 C.B. 182, as clarified by Rev. Rul. 76-54, 1976-1
C.B. 96, held that "[t]here is no requirement that a specific percentage of the corporation's assets be devoted to the active conduct of a trade or business" and that, on the facts of the ruling, the active business requirement was satisfied because it was "not controlling for purposes of the active business requirement that the active business assets of the controlled corporation, Y, represent less than half of the value of the controlled corporation immediately after the distribution." Prior to the issuance of Rev. Proc. 2003-48, the IRS would not rule on a purported Code ss. 355 distribution if the fair market value of the gross assets of the trade or business meeting the requirements of Code ss. 355(b) was less than 5% of the total fair market value of the gross assets of the corporation in question. The Exchange would have satisfied this requirement. However, in Rev. Proc. 2003-48, the IRS indicated that this 5% limitation will no longer apply. The existence of nonactive trade or business assets should not prevent OMS from satisfying the Active Trade or Business Requirement.

     3. THE NON-DEVICE REQUIREMENT. The distribution of controlled corporation stock must not be used principally as a device for the distribution of earnings and profits of the distributing corporation, the controlled corporation or both. Code ss. 355(a)(1)(B). Treas. Reg. ss. 1.355-2(d) provides that the determination of whether a transaction is used principally as a device for the distribution of earnings and profits is made from all the facts and circumstances. Treas. Reg. ss.ss. 1.355-2(d)(2) and (3) list factors evidencing device and nondevice, respectively.

     The evidence of device factors under Treas. Reg. ss. 1.355-2(d)(2) includes a difference in the ratios of the value of the assets not used in the active trade or business to the value of the assets used in an active trade or business for the distributing corporation and the controlled corporation. However, the difference in the ratio will ordinarily not be evidence of device if the distribution is not pro rata among the shareholders of the distributing corporation and the difference is attributable to the need to equalize the value of the stock distributed and the value of the stock exchanged by the distributee. Moreover, Treas. Reg. ss. 1.355-2(d)(5)(iv) applies to find nondevice in transactions where the distributing corporation makes substantial cash contributions to the controlled corporation before the distribution of controlled corporation stock in order to equalize the value of the shares to be exchanged in the transaction. Rev. Rul. 64-102, 1964-1 C.B. 136 and Rev. Rul. 71-383, 1971-2 C.B. 180. The ratio of assets not used in active trades or businesses to assets used in active trades or businesses will be different for DST and OMS, but evidence of device should not exist in the Exchange because the assets not used in an active trade or business are to equalize the value of OMS Stock and the Janus DST Stock to be exchanged pursuant to the Exchange.

     More importantly, Treas. Reg. ss. 1.355-2(d)(5)(iv) provides that even if there is evidence of device under Treas. Reg. ss. 1.355-3(d)(2), a distribution of controlled corporation stock will ordinarily be considered not to have been used principally as a device if, in the absence of Code ss. 355, the distribution of controlled corporation stock would be treated as a redemption under Code ss. 302(a), provided the distribution does not involve the distribution of the stock of more than one controlled corporation and does not facilitate the avoidance of the dividend provisions of the Code through a subsequent sale or exchange of one corporation and the retention of the other. The Exchange would be treated as a redemption under Code ss. 302(a), because the redemption would be substantially disproportionate under Code ss. 302(b)(2). Prior to the Exchange, Janus will own 39,724,052 of approximately 115,469,887 DST shares outstanding, or 34.40% of the total. After the Exchange, Janus will own 7,424,052 of approximately 83,169,887 DST shares outstanding, or 8.93% of the total. The percentage of DST stock owned by Janus after the Exchange is less than 80% of the percentage of DST stock owned by Janus before the Exchange, and is less than 50% of the DST stock after the Exchange. The Exchange would, in the absence of Code ss. 355, be treated as a redemption under Code ss. 302, and so the Non-Device Requirement should be satisfied.

     4. THE BUSINESS PURPOSE REQUIREMENT. For a distribution of controlled corporation stock to qualify under Code ss. 355, the distribution must be carried out for one or more corporate business purposes. Treas. Reg. ss. 1.355-2(b)(1). The intention is to limit Code ss. 355 nonrecognition treatment to "readjustments of corporate structures required by business exigencies." Id. Such corporate business purpose must be a real and substantial non-Federal tax purpose germane to the business of the distributing corporation, the controlled corporation, or the affiliated group to which the distributing corporation belongs. Treas. Reg. ss. 1.355-2(b)(2). Finally, a corporate business purpose will be treated as sufficient for purposes of Code ss. 355 if the corporate business purpose cannot be achieved through a nontaxable transaction that does not involve the distribution of controlled corporation stock and which is neither impractical nor unduly expensive. Treas. Reg. ss. 1.355-2(b)(3). The Janus ownership of DST stock creates a substantial competitive disadvantage for DST with respect to DST's mutual fund management company customers and prospects which are competitors of Janus. The Janus ownership of DST stock limits DST's access to bank borrowing. OMS's business does not have fit and focus with DST's other businesses. The Exchange should eliminate DST's competitive disadvantage, the limitation on access to borrowing, and the lack of fit and focus of OMS's business. Accordingly, the Business Purpose Requirement should be satisfied.

     5. THE CONTINUITY OF SHAREHOLDER INTEREST REQUIREMENT. For a distribution of controlled corporation stock to qualify under Code ss. 355, generally one or more shareholders of the distributing corporation must own after the distribution stock the distributing corporation and the controlled corporation that reflects a continuity of interest. Treas. Reg. ss. 1.355-2(c)(1). Immediately after the Exchange, Janus will own 100% of the OMS Stock and the DST shareholders will continue to own 100% of the DST Stock. The Continuity of Shareholder Interest Requirement should be satisfied.

     6. THE NON-APPLICATION OF CODE SS. 355(D). Janus will own all the OMS Stock as a result of the exchange of the DST Stock pursuant to the Exchange. Code ss. 355(d) will not apply if the DST Stock owned by Janus was not acquired by Janus by purchase within the meaning of Code ss. 355(d) during the five-year period preceding the Exchange. Accordingly, the DST Stock owned by Janus was not acquired by purchase within the meaning of Code ss. 355(d) during the five years prior to the Exchange, and Code ss. 355(d) should not apply to the Exchange.

     7. THE NON-APPLICATION OF CODE SS. 355(E). DST, OMS and Janus have represented that the Exchange is not made pursuant to a plan or a series of related transactions pursuant to which one or more persons will acquire a 50% or greater interest in DST or OMS, except that Janus will acquire a 100% interest in OMS. Code ss.ss. 355(e)(2), 355(e)(3)(A)(iii). Janus will acquire OMS Stock only as a result of owning DST Stock which Janus acquired more than two years prior to the Exchange. See Treas Reg. ss. 1.355-7T(d)(4). Accordingly, Code ss. 355(e) should not apply to the Exchange.

     8. CASH CONTRIBUTED TO OMS. Prior to the Exchange, DST will contribute cash to OMS for various purposes of OMS and to equalize the values of the OMS Stock and the DST Stock, as described in the Share Exchange Agreement, the Certificates and the Statement of Facts. The amount of cash contributed to OMS is a "fact or circumstance" which is taken into account in the determination of whether the Active Trade or Business Requirement and the Non-Device Requirement have been satisfied, and for purposes of assessing the strength of the independent corporate business purpose. The amount of cash included in OMS may also affect the substance of the Exchange. A transaction will be taxed in accordance with its substance, and a transaction which meets the literal requirements of Code ss. 355 may be taxed otherwise if the substance of the transaction is not within the intent of Code ss. 355. GREGORY V. HELVERING, 295 U.S. 405 (1935).

     The IRS has favorably ruled under Code ss. 355 that a distributing corporation may contribute cash to a controlled corporation prior to a splitoff in amounts sufficient to equalize the fair market values of the stock to be exchanged in the splitoff. Rev. Rul. 64-102 approved a splitoff after a cash contribution representing 54% of the total value of the controlled corporation, where the cash contribution did not cause changes in the controlled corporation's business of such character as to constitute the acquisition of a new or different business. In Rev. Rul. 71-383, the IRS approved a "substantial capital contribution" prior to a splitoff that did not cause a change in the character of the controlled corporation's business. Thus, in Rev. Ruls. 64-102 and 71-383, the IRS permitted the contribution of substantial amounts of cash to the controlled corporation that were not anticipated to be used in the controlled corporation's active trade or business. Similarly, Rev. Rul. 73-44 held that a transaction qualified under Code ss. 355 where the active trade or business represented less than 50% of the total value of the controlled corporation, although the nonactive trade or business assets were not investment assets. Based on Current Law, the amount of cash present here should not disqualify DST from nonrecognition treatment under Code ss. 355 upon the distribution of OMS stock.

                                      * * *

     This opinion is based on Current Law. It is possible that Congress could enact new law, or that Department of the Treasury or the IRS could issue authorities, after the date hereof which would be inconsistent with the opinion expressed herein. It is possible that courts of competent jurisdiction could issue decisions after the date hereof which would be inconsistent with the opinion expressed herein. Any changes in law could have retroactive effect.

     We express no opinion as to the tax consequences of the Exchange to any person other than DST. This opinion is furnished solely for DST's benefit in connection with its evaluation of the United States federal income tax consequences of the Exchange and may not be used or relied upon by any other person or by DST for any other purpose. This opinion may not be circulated, quoted or otherwise referred to for any purpose without our express written consent.

                                            Very truly yours,

             EXHIBIT B - FORM OF PRICEWATERHOUSECOOPERS TAX OPINION

August 25, 2003



Mr. Kenneth V. Hager
Vice President, CFO and Treasurer
DST Systems, Inc.
333 West 11th Street, Fifth Floor
Kansas City, MO 65105

RE: Proposed Corporate Reorganization

Dear Mr. Hager:

You have requested the opinion of PricewaterhouseCoopers LLP (the "Firm" or "PwC") as to certain United States federal income tax consequences of the proposed corporate reorganization described below. The reorganization involves DST Systems, Inc. ("DST" or "Distributing") transferring certain assets to DST Output Marketing Services, Inc. ("Controlled" or "DST Output Marketing Services") after which DST will distribute all of the Controlled stock to Janus Capital Group Inc. ("Janus") in exchange for most of the stock (32.3 million shares) of DST owned by Janus in a transaction (the "Distribution") intended to qualify as a tax-free exchange under Section 355 of the Internal Revenue Code of 1986, as amended (hereinafter "Code" or "IRC",) ("ss.", or "Section" are reference$ to sections the Code). This opinion is solely for the benefit of, and may be relied upon only by DST and its corporate affiliates.

Section I of this letter (the "Opinion Letter" or the "Opinion") describes the facts upon which the Opinion is based. Section II contains representations relied on by the Firm in rendering its Opinion. Section III contains the issues presented. Section IV sets forth the Firm's Opinion. Section V of this Opinion Letter contains a discussion of the authorities and the United States federal income tax analysis upon which the Opinion is based. Section VI of this Opinion Letter specifies qualifications to and limitations of the Opinion.

SECTION I - FACTS

A. COMPANY ORGANIZATIONAL STRUCTURE

DST is a publicly traded Delaware corporation with 115,645,136 shares of common stock outstanding as of June 30, 2003. DST's largest shareholder is Janus, which owns 39,724;052 shares of DST, representing 34.35% of DST's outstanding common stock as of June 30, 2003.1 The last day of Distributing's taxable year is December 31 and it uses the accrual method of accounting.

Distributing is a leading provider of record keeping and computer software solutions to the financial services industry (the "Financial Services" business) and particularly to mutual funds and investment advisors thereto. Additionally, through subsidiary corporations, Distributing provides output solutions ("Output Solutions") and customer management ("Customer Management") services to a variety of industries.

DST files a consolidated United States Corporation Income Tax Return together with subsidiaries that meet the requirements of being affiliated group members under Section 1504 (hereinafter referred to as the "DST Group"). All the companies described below are members of the DST Group.

The following entities are described because they are the only entities that are specifically involved in the corporate restructuring and the Distribution. See Exhibit A an organizational chart and step plan of the internal restructuring ("Internal Restructuring").

OTS GROUP, INC. ("OTS") is a wholly owned subsidiary of DST. OTS was formed by DST on February 20, 2001. OTS is a holding company that owns all of the stock of DST Systems of California, Inc.

DST SYSTEMS OF CALIFORNIA, INC. (formerly known as-"USCS International, Inc.". or hereinafter as "DST Systems of California") is a Delaware corporation, and wholly owned subsidiary of OTS. The fair market value of DST Systems of California's assets exceeds its liabilities immediately prior to the Internal Restructuring.

DST Systems of California was organized on April 10, 1996 as USCS International, Inc. On December 21, 1998, DST acquired 100 percent of the issued and outstanding common stock of USCS International, Inc. in a reverse triangular merger which qualified as a tax-free exchange under Section 368(a)(2)(E).2 Subsequent to DST's acquisition, USCS International, Inc. changed

--------
1 Janus maintains contractual relationships with DST in order to use a variety of systems related to Janus' 4.5 million-account mutual fund business. DST hosts several applications for Janus from shareholder accounting, workflow & imaging and automated voice response systems as well as providing disaster recovery services. DST also provides resources to participate in projects ranging from software development, to process improvement and efforts to convert outside fund groups to the DST platform in conjunction with mergers and partnership agreements Janus has with other fund groups.

At times, Janus has also enlisted DST to provide services supporting transfer agent functions. Specifically, over the past several years DST and Janus have had outsourcing relationships for general back office processing with the Janus Transfer Agent. On several occasions, Janus has utilized consulting services from DST to assist with various internal efforts that were related or impacted DST systems used by Janus.

2 The former USCS International, Inc. shareholders exchanged their full unit shares of USCS International, Inc. solely for shares of DST common stock and cash in lieu of fractional shares to which they would otherwise have been entitled. DST was the source of the cash for the fractional shares in this transaction.

its name to DST Systems of California, and in February 2001, DST contributed all of its DST Systems of California stock to OTS in exchange for OTS common stock in a transaction that qualified as tax-free under Section 351.

DST OUTPUT, INC. ("DST Output") is a wholly owned subsidiary of DST Systems of California. DST Output was formed on December 28, 1990 as a wholly owned subsidiary of DST. After the acquisition of DST Systems of California in December of 1998, DST contributed the stock of DST Output to DST Systems of California in December 1999. Since December of 1999 DST Output has been a wholly owned subsidiary of DST Systems of California. DST Output is a holding company which owns all of the stock of the following subsidiaries, DST Output East, Inc., DST Output Illinois, Inc., DST Output SRI, Inc., and DST Output of California, Inc.

DST OUTPUT EAST, INC. ("DST Output East") is a wholly owned subsidiary of DST Output. DST Output East was acquired by DST Output when it acquired the stock of Mail Processing Systems, Inc. on May 16, 1991. Through a series of name changes Mail Processing Systems, Inc. became DST Output East on January l, 2002.

DST OUTPUT MARKETING SERVICES, Controlled, is a New York corporation organized on October 6, 1992 as a wholly owned subsidiary of DST Output East. The fair market value of Controlled's assets exceeds its liabilities immediately prior to the Internal Restructuring. The last day of Controlled's taxable year is December 31 and it uses the accrual method of accounting. See Section C.2, CONTROLLED'S ORGANIZATIONAL BACKGROUND AND ACTIVE BUSINESS below for additional information.

DST OUTPUT ILLINOIS, INC. ("DST Output Illinois") is an Illinois corporation and a wholly owned subsidiary of DST Output. DST Output Illinois became a member of Distributing's affiliated group in 1992 when DST Output organized Output Technologies of Illinois; Inc., which purchased the assets of Business Services, Inc. ("BSI"), a telemarketing/fulfillment operation. BSI's customers included electronics companies, engineering firms and financial services organizations, for which BSI maintained an inventory of forms and products, in its warehouse. BSI served its customers by (1) answering telephone calls from individual end users seeking to purchase products sold by one of BSI's customers, (2) directing BSI employees to "pick" and "pack" the products from inventory stored in its warehouse, and (3) delivering the products to the end users. In 1999, the company name was changed to Output Technology Solutions of Illinois, Inc., which was then changed in 2002 to DST Output Illinois, Inc. DST Output Illinois continues to engage in the pick and pack fulfilment business originally acquired from BSI in 1992. The tax bases of DST Output Illinois' assets exceed the associated liabilities immediately prior to the Internal Restructuring. The fair market value of DST Output Illinois' assets exceeds its liabilities immediately prior to the Internal Restructuring. DST Output Illinois currently has 163 employees. These employees have and continue to perform both managerial and operational functions.

DST OUTPUT SRI, INC. ("DST Output SRI") is a wholly owned subsidiary of DST Output. DST Output SRI was formed by DST on September 29, 1981 to conduct printing operations. On April 1, 1993, DST contributed DST Output SRI to DST Output.

DST OUTPUT  GRAPHIC  RESOURCES,  INC.  ("DST  Output  Graphic  Resources")  is a
Missouri corporation wholly owned by DST Output SRI. DST Output Graphic Resources was organized on June 13, 1990 when DST organized Phoenix Litho, Inc. to acquire the assets of Klaren Colour, Inc. The Phoenix Litho, Inc. name was changed to Output Technologies Phoenix Litho Group, Inc. in 1993, to Output Technologies Graphic Resources Group, Inc. in 1997, to Output Technology Solutions Graphic Resources Group, Inc. in 1999, and to DST Output Graphic Resources, Inc. in 2002. DST transferred DST Output Graphic Resources to DST Output on April 1, 1993. On December 31, 1993, DST Output transferred DST Output Graphic Resources to DST Output SRI. DST Output Graphic Resources has been engaged in the graphics design and commercial printing business since 1990 when the assets of Klaren Colour, Inc. were acquired. DST Output Graphics Resources produces brochures, annual reports, collateral pieces and posters (i.e., items that require high-quality color printing produced to exact standards). The tax bases of the DST Output Graphic Resources' assets other than the Retained Assets3 exceeds the associated liabilities immediately prior to the Internal Restructuring. The fair market value of DST Output Graphic Resources' assets exceeds its liabilities immediately prior to the Internal Restructuring. DST Output Graphic Resources has 61 employees who will not be part of the Retained Assets. These employees have and continue to perform both managerial and operational functions.

DST OUTPUT OF CALIFORNIA, INC. ("DST Output of California") is a California corporation and wholly owned subsidiary of DST Output. DST Output of California became a member of Distributing's affiliated group in December 1998, when DST acquired all the stock of USCS International, Inc., as described earlier. In the December 1999 when DST contributed all of its stock in DST Output to DST Systems of California, DST Systems of California then contributed all of its stock.in DST Output of California to DST Output. Among its trade or business assets, DST Output of California has a specific group of assets and associated liabilities through which it conducts a graphics design business (the "Graphics Division"). The business in the Graphics Division has been conducted by DST Output of California since 1994. The tax bases of the Graphics Division assets exceed the associated liabilities immediately prior to the Internal Restructuring. The fair market value of DST Output of California's assets exceeds its liabilities immediately prior to the Internal Restructuring. DST Output of California currently has more than 1,000 employees in total with 47 employees in the Graphics Division. These employees have and continue to perform both managerial and operational functions.

B. THE TRANSACTION

Distributing will distribute 100 percent of the stock of Controlled to Janus in exchange for 32.3 million Distributing shares owned by Janus. After the Distribution, Janus will own 7,424,052 million Distributing shares
(approximately [AT TIME OF CLOSING] percent of all the Distributing shares outstanding immediately after the Distribution). Janus will also grant an irrevocable

--------
3 DST Output Graphic Resources, Inc. prepares "base stock" for members of the Output Solutions market segment on speciality presses that are not otherwise used in the commercial printing and graphics design business of DST Output Graphic Resources. These presses and related assets are hereinafter referred to as the "Retained Assets" described on Exhibit B.

proxy to Distributing to vote the Distributing stock Janus or any Janus affiliate continues to own, or any Distributing shares Janus transfers to a third party in a transaction in which Janus continues to exercise voting rights over the Distributing shares so transferred. Additionally, Janus will agree not to acquire any Distributing shares for a period of ten years.

Immediately prior to and in anticipation of the Distribution, Distributing will effect an Internal Restructuring. (See EXHIBIT A, Distributing's organizational structure, which depicts'these transactions.) As a result of the Internal Restructuring, Controlled will acquire the assets and liabilities of DST Output Illinois, the Graphics Division from DST Output of California, Inc. and, the assets and liabilities of DST Output Graphic Resources, excluding the Retained Assets.

Additionally, following the Internal Restructuring and immediately prior to the Distribution, Distributing will contribute cash to Controlled. The cash is determined by the provisions of the Share Exchange Agreement that provide, in summary form, as follows:

o The cash amount represents the excess of (i) the product of (A) thirty two million three hundred thousand (32,300,000) shares and (B) the DST Share Value over (ii) one hundred fifteen million dollars ($115,000,000). For purposes of this calculation, the DST Share Value represents the average (arithmetic mean) of the per share closing prices of the DST Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the day prior to the Closing Date PROVIDED, HOWEVER, that if such average price is less than thirty dollars ($30.00) per share, the DST Share Value shall be deemed equal to thirty dollars ($30.00) per share, and, if such average price is greater than thirty-four dollars and fifty cents
     ($34.50) per share, the DST Share Value shall be deemed equal to thirty-four dollars and fifty cents ($34.50) per share.4

C ACTIVE TRADE OR BUSINESS

1. DISTRIBUTING'S DIRECTLY OPERATED BUSINESS

Distributing is directly engaged in the business of providing mutual fund shareowner accounting services ("Mutual Fund Shareowner Accounting Services
Business") which is a segment of the Financial Services Business. Most of Distributing's mutual fund clients are "open-end" mutual fund companies, which obtain funds for investment by making a continuous offering of their shares. Purchases and sales (referred to as "redemptions") of open-end mutual fund shares are typically effected between shareowners and the fund, rather than between shareowners. These transactions are based on the net asset value of the mutual fund on the date of purchase or redemption, which requires that the assets of the fund and the interests of its shareowners be

--------
4 The following example illustrates the determination of the cash as described above.

o Assume the average closing price of DST common stock for the 20 consecutive trading days ending on the day prior to the closing is $36.

o On this basis, the cash amount would be $999,350,000 determined by multiplying 32,300,000 by $34.50 (the maximum share price), a total of $1,114,350,000, and subtracting therefrom $115,000,000.

valued daily. Accordingly, timely and accurate accounting and record keeping of shareowner and fund investment activity is critical.

Investor attraction to a wide array of mutual fund investment products with increasingly specialized features has significantly increased the number of mutual fund shareowner accounts, the volume of transactions and the complexity of record keeping. Distributing's proprietary software (TA2000) and employees perform shareowner related functions for mutual funds, including processing purchases, redemptions, exchanges and transfers of shares; maintaining shareowner identification and share ownership records; reconciling cash and share activity; calculating and disbursing commissions to brokers and other distributors; processing dividends; creating and tabulating proxies; reporting sales; and providing data sets for use in printing shareowner transaction and statement data and year-end tax statements. The system processes load, no-load, multi-class and money funds. TA2000 also performs many specialized tasks, such as asset allocation and wrap-fee calculations. As of June 30, 2003, Distributing provided shareowner accounting processing services for approximately 86 million U.S. mutual fund shareowner accounts.

Distributing derives revenues from its mutual fund shareowner accounting services through fees charged for use of Distributing's proprietary software systems, clerical processing services and other related products. These fees are generally charged on a per account and number of funds basis for system processing services and on a per account, number of fund and transaction basis for clerical services. Comparable record keeping participant services are offered by Distributing with respect to various corporate retirement and savings plans. Thus, Distributing's TA2000 software and employees maintain records and process information for all types of Individual Retirement Accounts ("IRAs") and
Section 529 Savings Plans including Educational IRAs. In addition, using its TRAC component of TA2000, Distributing provides participant record keeping and administration for defined contribution plans, including Section 401(k), Section 403(b), Section 457, money purchase and profit sharing plans that invest in mutual funds, company stock, guaranteed investment contracts and other investment products. Distributing's use of leading edge technology to develop innovative software solutions for its customers accounts for its position as the leading provider of the mutual fund shareowner record keeping services in the U.S.

Distributing has continuously and directly employed more than 50 full-time employees in the Mutual Fund Shareowner Accounting Services Business during each of the past five years. These employees have and continue to perform both managerial and operational functions. Distributing has actively operated the Mutual Fund Shareowner Accounting Services Business since 1969. Apart from the normal expansion and growth of its business, Distributing has not undergone any substantial operational changes in the past five years. Attached as EXHIBIT C are five years of unconsolidated profit and loss statements for Distributing. The caption, "Income from Operations," shown thereon represents the net income from the conduct of the Mutual Fund Shareowner Accounting Services Business determined in accordance with generally accepted accounting principles. Also attached as EXHIBIT D is the most recent unconsolidated balance sheet for Distributing. The total assets reported thereon represent the assets used by Distributing in conducting the Mutual Fund Shareowner Accounting Services Business, except for assets included in the "Investments" account.

2. CONTROLLED'S ORGANIZATIONAL BACKGROUND AND ACTIVE BUSINESS

The  Distributing  group  has  two  other  active  business  operating  segments
(Customer Management5 and Output Solutions as discussed below) that operate through subsidiaries. The Output Solutions segment provides single source, integrated print and electronic communications solutions. The products and services of the Output Solutions business segment fall into the following categories:

o High speed laser statement and bill printing and other individualized customer communications such as checks, transaction confirmations and tax forms;

o    Electronic   bill  and  statement   processing   and   presentment  to  the
     video/broadband/satellite TV, telecommunications, utilities, credit card and other industries;

o Archival retrieval to allow client customer service representatives to view customer statements in virtually any format from CD-ROM to electronic data transmission using Distributing-developed viewing and storage solutions software; and

o Commercial printing, graphics design and communications management, which represent a combination of traditional fulfilment services and delivery of laser printed information supporting new financial service product sales and confirmation of security trades (the "Marketing Services Business").

At the time of the Distribution, Controlled's active business will consist of a combination of its own operations and the operations of another subsidiary and parts of the operations of two other subsidiaries of Distributing, (described as the Marketing Services Business above) all of which have been included in the Output Solutions segment for purposes of financial reporting and executive management oversight.

Controlled has directly and actively conducted the communications management services business for the past five-years. SEE EXHIBIT E for a detailed description of the services directly provided by Controlled.

Controlled was organized in 1992 when its primary activity was the provision of printed confirmation of securities transactions to broker-dealers. Controlled has continued to be a market leader for discount brokerage firms that outsource the production of e-mail and hard copy trade confirmations. It has also developed a variety of fulfilment products such as retirement plan enrollment kits that can be proofed via the internet and.then transmitted for production and delivery. Controlled currently employs 157 people and has directly employed more than 50 full-

--------
5 This business segment is not relevant to this Statement of Facts and, because it is operated through subsidiaries, is not discussed herein.

time people during each of the past five years in conducting its active business operations. These employees have and continue to perform both managerial and operational functions.

Controlled, as a result of the internal restructuring depicted in EXHIBIT A, will become a firsttier subsidiary of Distributing immediately prior to the Distribution and as described above Controlled will acquire all or part of the active business assets of three other subsidiaries. The purpose of the internal restructuring is to combine within Controlled the active business assets of the commercial printing, graphics design, and communications management businesses. On the date of the Distribution, the gross fair market value of Controlled's Marketing Services Business will be approximately $[insert at time of closing] million. SEE EXHIBIT F, the appraisal of Standard & Poor's Corporate Value Consulting and EXHIBIT G five years of pro forma profit and loss statements for the Marketing Services Business and a pro forma balance sheet as of June 30, 2003 for Marketing Services Business.

D. BUSINESS PURPOSES

The business reasons for the Internal Restructuring described above and the contribution of the cash, the Graphics Division, and the assets and liabilities of DST Output Graphic Resources (except for the Retained Assets) to Controlled are to promote efficiency by consolidating the assets and operations of the Marketing Services Business in a single entity and to facilitate the exchange of Distributing shares owned by Janus for Controlled stock. The business purposes for the Distribution are set forth below.

1.  JANUS'  OWNERSHIP  OF  DISTRIBUTING   REPRESENTS  A  COMPETITIVE  THREAT  TO
DISTRIBUTING IS BUSINESS

Janus is one of the largest mutual funds managers in the United States. As such, Janus is a direct and formidable competitor of Distributing's other mutual fund clients. Janus' direct ownership of Distributing, and Janus' ability to utilize its cumulative voting rights to elect one or more members of its management to Distributing's board of directors, poses a direct and material threat to Distributing's competitive position in the mutual funds part of the Financial Services market it serves. Any influence or involvement by Janus (real or perceived) `in Distributing's management, or any access (real or perceived) that Janus might have to strategic plans or customer data of Distributing's mutual fund customers, is a material concern to these clients.

For the year ended December 31, 2002, Distributing earned 43.4% of its operating revenues across all segments from services it provided to the mutual fund industry. More importantly, the Financial Services segment, of which services to mutual funds is the largest single component, provided 83% of Distributing's income from operations in 2002. Competition for this business is intense among a very few service providers.6 Losing its competitive advantage in this highly profitable segment of its business would have an adverse effect on Distributing's profitability.

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6 Distributing's  principal  competitors are PNC Financial Services Group, Inc.,
Sunguard Data Systems, Inc. and The BYSYS Group. Based on forms 13-D currently filed, none of these companies has a more than 5% shareholder which is a client.

Distributing provides a wide range of services to its clients, often performing all of their mutual fund shareowner system processing (and in some cases administrative functions). As a consequence, Distributing has access to its clients' most critical proprietary information (i.e., shareholder data) and to strategic plans relating to the servicing of those shareholders. Distributing's customers are very sensitive about access to this information by anyone, much less a competitor. For example, see the letter from T. Rowe Price Group, Inc., EXHIBIT H, stating its concerns and the chilling effect Janus' ownership position has on its willingness to discuss openly its strategies and respective needs as they relate to Distributing's capabilities. Every service agreement
Distributing has with a mutual fund client contains provisions requiring Distributing to maintain the confidentiality of shareholder data and strategic client information. To put this in perspective, as of June 30, 2003 Distributing maintained shareowner account records for approximately 86 million U.S. shareowner accounts, making it the largest third party provider of mutual fund shareowner processing services. Distributing has been able to achieve this level of market acceptance through its commitment to service, investment in technology and by maintaining independence from its clients.

Before 2003, no client had ever directly owned any significant percentage of Distributing's stock-let alone an interest entitling it to board representation. This changed on January 1, 2003, when Distributing's largest shareholder, Stilwell Financial, Inc. ("Stilwell") merged with Janus Capital Corporation ("JCC") and Stilwell Financial, Inc. changed its name to Janus Capital Group, Inc. In connection with this transaction, the top five executive officers of Stilwell resigned, and turned over the management of Stilwell, now Janus, to the historic JCC management. In addition, several Stilwell board members resigned and new members (including certain Janus officers) were appointed to the board of directors. This transaction has been highly publicized in the mutual fund industry. SEE EXHIBIT I (representative press coverage of the Stilwell/Janus merger). After becoming aware of the JCC and Stilwell merger, DST contacted JCC to discuss strategic business alternatives for reducing JCC's direct ownership interest in DST.

Prior to this recent merger, Stilwell was very careful not to exert any influence over Distributing and was effectively a passive holder or steward, and did not actively participate in the management of JCC allowing JCC an unusually high degree of autonomy. As a consequence, this ownership approach to both JCC and Distributing served to mitigate concerns over the possible competitive conflicts, which could arise as a result of Stilwell's ownership of JCC in combination with its significant ownership of Distributing. An historical perspective on the development of this relationship assists in understanding the importance of this pattern of ownership and control and the changed environment resulting from the JCC/Stilwell merger.

Distributing was formed by Kansas City Southern Industries, Inc. ("KCSI") in 1969 to develop a technology-based solution to provide mutual fund shareowner processing. At that time, KCSI was a holding company that owned a railroad (the Kansas City Southern Railway) and also owned a controlling interest in a mutual fund manager, Supervised Investors. Supervised Investors' needs served as the archetypal business requirements around which Distributing's systems and processes were designed. Because Distributing aspired to serve the entire mutual fund industry, maintaining Distributing's independence from any customer (in this case

Supervised Investors) was very important. Ownership by a customer would have severely limited Distributing's ability to grow its business. For that reason, Distributing was owned separately from Supervised Investors and separate boards of directors and other management functions were maintained for both Supervised Investors and KCSI.

KCSI sold Supervised Investors in the early 1970's. After this transaction, neither KCSI nor any of its affiliates had any ownership interest in any mutual fund management companies. This changed, however, in 1983, when KCSI bought a controlling interest in JCC, which at the time was a very small mutual fund manager that managed only about $300 million in assets.7 Although KCSI owned a controlling interest in JCC, under the 1983 acquisition agreement, JCC maintained control over all the day-to-day operations of JCC, and KCSI had no operational control over the business. Therefore, even though KCSI owned controlling interests in both Janus and Distributing, the management of the two businesses were both independent of each other and, equally important, independent of KCSI.

In 1995, pursuant to a public stock offering, KCSI sold a majority of the stock of Distributing, while retaining approximately 42% ownership of Distributing. Despite the sale of a majority of Distributing's stock, KCSI made it clear that its remaining stockholding in Distributing was a strategic asset (a position which Janus does not hold, see EXHIBIT J). Although KCSI owned a minority position in Distributing, it owned the largest block of Distributing stock after the public offering. KCSI could have used this stock ownership position to exercise effective control over Distributing, but chose not to. Instead, KCSI exercised its ownership rights over Distributing in a very limited way.

KCSI chose not to appoint a member of its management to represent KCSI's interest on the Distributing board of directors. Instead, KCSI appointed two of its independent directors to the board of directors of Distributing. In addition, Distributing's bylaws were written so as to provide for cumulative voting rights for elections to the board of directors. This feature (which allows a shareowner to accumulate its votes for Directors to cast all votes for one person that would be otherwise spread across the number of director positions up for election), effectively gave KCSI the right to elect one director each year. The effect of this provision was to enable KCSI to exert significant influence over the Distributing board -- if it so desired.

In addition, KCSI exempted itself from certain of Distributing's anti-takeover safeguards. As described more fully below, neither KCSI nor its successor, Stilwell, have disturbed this ownership relationship or exercised its rights to elect additional directors to the Distributing board.

In 1998, KCSI announced an intention to separate its two principal lines of business, transportation and financial services, into two stand-alone public companies. As a financial services company, the ownership interest in Distributing was to be included in the new financial

--------
7 Under KCSI's ownership, JCC grew significantly over the next two decades. At the height of the market expansion in 2000, JCC managed mutual funds and separate accounts with total assets of more than $300 billion. Today, Janus has approximately $150 billion of assets under management.

services public company, which would be named Stilwell Financial, Inc. JCC, too, would be owned by Stilwell.

Management of JCC strongly objected to this plan, believing that JCC should be owned independently from Stilwell. In 2000, after difficult and acrimonious negotiations, KCSI effected the separation by a spin-off under Section 355 of the Code, which included JCC under Stilwell.8 The wide publicity of the acrimonious negotiations made the separation of management among Stilwell, JCC, and Distributing clear.

Once again, maintaining the mutual independence of Distributing and JCC under the Stilwell ownership umbrella created problems in structuring Stilwell so as to meet the active trade or business requirement of Section 355. As the "controlled" company in the 2000 spin-off, Stilwell had to satisfy the "five year active trade or business" test. Stilwell, however, was a newly formed holding company. As such, in order to meet the active trade or business test prescribed by Section 355(b), either (1) 90% of the value of its gross assets had to consist of stock in controlled corporations that were directly engaged in 5 year active trades or businesses, or (2) 5% of the value of its gross assets had to be used directly in conducting an active trade or business.9 Stilwell could not meet these tests because the value of its DST stock interest was too high.

The easiest and first suggested solution was to transfer the ownership of Distributing from KCSI to Stilwell and then to JCC. The resulting corporate structure would have enabled Stilwell to satisfy the holding company active trade or business test of Rev. Proc. 96-30, 19961, CB 696. Indeed, KCSI initially considered placing the ownership of Distributing under JCC. Distributing management objected to this approach and pointed out the adverse impact it could have on other mutual fund client relationships. Attached as EXHIBIT K are affidavits filed by Thomas A. McDonnell, Distributing's President and Chief Executive Officer on February 26, 1998, and Thomas A. McCullough, Distributing's Executive Vice President, filed on May 21, 1998, both of whom attest to the negative effect on the business prospects of Distributing that would result from the direct ownership of Distributing by Janus. These affidavits were filed with the Stilwell spin-off ruling request KCSI submitted in 1998.

KCSI management was sympathetic to the concern of Distributing management and, as a result, transferred Distributing's stock elsewhere in the Stilwell corporate structure to maintain independence from JCC. Doing so, however, created a very awkward financial structure for Stilwell and considerably complicated the ruling KCSI sought in connection with the Stilwell spin-off. Nevertheless, Stilwell and KCSI management understood the importance of preserving the separation of Distributing and JCC in order to maintain Distributing's competitive position and, as a consequence, endured the hardship created by altering the Stilwell ownership structure to keep the two entities effectively independent in spite of the structural issues it created.

--------
8 KCSI sought and received a ruling from the Internal Revenue Service that the separation would be non-taxable to both the shareholders of KCSI and to KCSI itself. See Priv. Let. Rul. 200025001 (2000).

9 Rev. Proc. 96-30, 1996-1 CB 696 section 4.03(5).

After the spin-off, Stilwell maintained the same hands-off management style as had KCSI. To summarize, the following critical points characterize the ownership and management approach of first KCSI and then Stilwell during the combined 34 years of their ownership of Distributing.

o    Distributing was always viewed as a strategic and important asset;

o Distributing had never been directly owned by a competitor of a significant mutual fund client or major customer;

o In recognition of the competitive concerns of Distributing's customers, KCSI and Stilwell's management always took pains to separate management and control of Distributing from JCC (and the previously owned mutual fund operations), even at the cost of great inconvenience to its owners.

Distributing views these factors as critical to its success, and each of these critical Distributing success factors is at risk as a result of the recent Stilwell merger with JCC.

Mutual fund investment advisors operate in an intensely competitive environment. Advisors grow their profits by attracting new shareholders to the funds they manage, thus increasing their management fees. A fund's investment performance and operating cost ratios are key statistics by which investors evaluate funds. Heretofore, the separation of the ownership of JCC and Distributing under the ownership of KCSI/Stilwell and the hands-off approach they have taken with respect to both JCC and Distributing have enabled Distributing to manage concerns of preferential treatment for JCC. The possibility that Janus might have access to (i) shareholder or strategic information, (ii) preferential treatment in the form of reduced fees compared to other funds, or (iii) new technologies in advance of other funds, are customer concerns Distributing must manage. See EXHIBIT L, attached, which consists of letters of Distributing's customers that describe these concerns. Here, too, the perception that Janus may exert its influence to cause Distributing to breach the trust of its other customers is just as important as the reality, if not more so.

The fact that Janus now directly owns Distributing, and is in a position to directly influence Distributing's management, is a significant change in their historic relationship. Janus' ability to influence Distributing may be illustrated by the following examples. Distributing has a staggered board of directors and cumulative voting. All directors are elected for three-year terms, with elections of two directors in one year, two directors in the following year and three directors in the next following year. With ownership of 34.35%10 of the DST stock, Janus can elect one director in each annual election, even if all of the other shareholders vote for other directors. Moreover, under a variety of circumstances Janus can elect two of three directors in the year in which three directors are elected. If 6% of the DST stock not owned by Janus votes in favor of Janus candidates, and a total of 80% of DST stock is voted, then Janus could elect two of three directors. Janus could acquire an additional 6% of DST stock, or engage in a proxy

--------
10 Except as otherwise noted, all references to Janus ownership of Distributing are based on its outstanding shares as of June 30, 2003, and Janus' share ownership at that time.

contest. Accordingly, Janus has the power to elect three of seven directors, and may under certain reasonable circumstances elect four of seven directors. Equally important, the implicit threat to exercise this voting power itself gives Janus power to influence DST.

Competition for the business of Distributing's customers is intense. Janus'.direct ownership of Distributing has heightened customer concerns about the relationship, leading to more restrictive provisions in renewal contracts of existing customers, and much more difficult negotiations to retain existing customer relationship and to win new contracts from competitors' customers or potential customers who currently provide these services internally. Attached as EXHIBIT M, are the affidavits of Thomas A. McDonnell and Thomas McCullough attesting to these concerns. Additionally, competitors have already begun using Janus' new position of influence over Distributing to attempt to convince prospective new customers not to engage Distributing to provide mutual fund processing services. See the affidavit of Debralee Goldberg, attached as EXHIBIT N, wherein she describes her recent encounter with a competitor's use of this marketing tactic.

The proposed Distribution achieves Distributing's corporate business purposes while using the least amount of equalization cash possible. In order to eliminate its competitive disadvantage, Distributing must conclusively demonstrate to its customers that Janus cannot exercise any meaningful control over Distributing and its operations. Distributing may achieve this objective without acquisition of all of the Distributing stock owned by Janus through the proposed transaction for the following reasons:

     First, by reducing Janus' ownership of Distributing stock to less than 10 percent, and obtaining an irrevocable proxy to vote the balance, Distributing conclusively eliminates Janus' ability to exercise any meaningful control over Distributing or its operations, including using its cumulative voting rights to elect one or more members of Distributing's board of directors.

     Second, by preventing Janus from purchasing additional Distributing stock, Distributing assures that Janus could not replicate the competitive disadvantage again.

Janus' significant ownership interest in Distributing also adversely affects the core printing and mailing services business of its Output Solutions business segment, which will remain with Distributing after the Distribution. Output Solutions provided print and electronic communications services to Janus to enable it to communicate with the shareholders of the mutual funds Janus managed. In 1998, Janus terminated its contract with Output Solutions.

In terminating the contract, Janus gave no consideration to the marketing problem its actions created. After Janus terminated the contract, Output Solutions has found that in nearly every competitive proposal, competitors note that Janus terminated its contract with Output Solutions. Competitors pose the following question, "if Janus, which is in the same economic family as Output Solutions, refuses to use them, why would you?" See the affidavit of Bernard K. O'Connor attached as EXHIBIT O, describing his encounters with this marketing tactic. By effecting the split-off, Distributing's competitors will no longer be able to use this situation as a marketing advantage. Distributing management believes its Output Solutions segment will be more successful without this stigma, and, as a consequence, will increase it revenues and profits.

As recently as last year, Janus' activities created an additional competitive problem for Distributing. Janus solicited proposals from Distributing and its competitors to perform Janus' mutual fund shareowner processing work on a full service basis.11 SEE attached EXHIBIT P. At the conclusion of the process, Janus seriously considered awarding the contract to one of Distributing's competitors, if Distributing would permit the competitor to use Distributing's proprietary TA2000 software, and was in the process of negotiating such a contract. As a result of Janus' action, Distributing competitors have been given another tool to undermine Distributing's products and services. Even today, Janus continues to use one of Distributing's competitors for processing with respect to certain international funds.

Currently, Distributing's competitors capitalize on Janus' actions by using them in the selling process against Distributing. After the Distribution, competitors' ability to use this selling technique will be significantly diminished, because Janus' ownership will fall below 10 percent and it will not have voting rights over the shares retained.

2. JANUS' OWNERSHIP IMPEDES DISTRIBUTING'S ABILITY TO FINANCE ITS BUSINESS OPERATIONS

U.S. Bancorp is the eighth largest financial services holding company in the United States. U.S. Bancorp, through its bank subsidiary, U.S. Bank, is one of eight banks that participate in Distributing's syndicated line of credit, and U.
S. Bank is also a member of Janus' syndicated line of credit. In accordance with U.S. Bancorp's policy, U. S. Bank assesses its credit exposure to Distributing by aggregating the credit exposure of Distributing and Janus. Distributing has no control over the credit worthiness or borrowing needs of Janus.

Applying U.S. Bancorp's aggregation policy for U. S. Bank's credit exposure to Distributing and Janus first became an issue in December 2002, based on economic and business factors that developed in 2001 and 2002. In November 2001, Stilwell completed a series of debt offerings aggregating $1.1 billion to finance the purchase of JCC stock held by Thomas Bailey (founder of JCC) and certain other insiders. At the same time, U.S. equity markets were suffering losses, which adversely affected the mutual fund industry in general, and Janus in particular. These factors likely led U.S. Bank based upon U.S. Bancorp's policy to re-valuate its existing loan commitments with Stilwell (the predecessor to Janus) and Distributing.

As is typical, U.S. Bank extends credit to Distributing based on loan commitments that have durations of one to three years. U.S. Bank has limited ability to modify a loan commitment during the term of the commitment, but may negotiate different terms at the time of renewal.

--------
11  Full  service   processing   involves  using   Distributing   employees  and
Distributing's proprietary software, TA2000, to provide all necessary administrative and clerical support to process and maintain shareowner records, ,--- ., answer telephone inquiries from shareowners, brokers and others.

U.S. Bank had a $40 million loan commitment to an affiliate of Distributing (guaranteed by Distributing) which expired on December 31, 2002, and in connection with the renewal, U.S. Bank decreased its loan commitment from $40 million to $30 million.12 Although the amount of this reduction did not, in and of itself, create a serious financing problem for Distributing, the possibility of future additional reductions in loan commitments creates extremely serious financing problems for Distributing.

Distributing is particularly concerned about a possible reduction in its $315 million primary syndicated revolving credit facility. This credit facility is a three-year syndicated revolving credit facility that Distributing uses to finance its working capital and other business needs. One third of the syndicated facility renews annually while the remainder expires in December 2004. Bank of America serves as the lead agent for this credit facility. The role of the lead agent in a syndicated credit facility is to assemble the other institutions who will participate in the syndicate, negotiate the principal terms of the credit facility, serve as the primary liaison to the lender on behalf of the members of the syndicate and, generally, to take the largest position in the credit facility. As a practical matter, there are only about fifteen U.S. banks that have the capital and depth of resources and services to participate in significant syndicated lines of credit. Furthermore, given the size of Distributing's syndicated facility, the preferred number of participating banks is six to eight.

Credit facility arrangements consume bank capital which could be deployed in other, more profitable activities. The return in the form of interest and fees derived from these participations is not sufficient to compensate banks for the capital which must be earmarked for the loan participation. Distributing understands that a critical incentive for banks to participate in its line of credit is the opportunity to provide to Distributing other non-lending services, which are potentially more profitable to the banks. As a consequence, Distributing is incented to use the members of its syndicated line of credit for a number of other banking services, including lockbox arrangements, check clearing activities for its customer accounts, foreign exchange transactions, cash management, and automated clearing house, among others.

Because of the dynamics associated with finding opportunities for qualified members of the syndicated line of credit to provide non-lending services to the borrower under such a facility, losing a member of the facility creates numerous management problems. If a bank leaves the syndicate, which bank provided a specific service to the borrower, the borrower must address two problems. First, it must find a replacement bank to provide the financing offered by the departing bank. Secondly, the borrower will want to find a lender who can provide the same non-lending services as the departing bank. Thus, finding a new participating syndicate member that provides additional banking services the borrower is willing to pay for can be difficult. Moreover, depending on the nature of the service provided, the management time spent by the borrower in familiarizing the replacement bank and its employees with the needs of the borrower may be significant. Hence, borrowers generally and Distributing specifically, take pains to make sure the members of the credit facility stay in place.

--------
12 See the affidavit of Gregg Wra. Givens, Vice President and Chief Accounting Officer of DST, EXHIBIT Q attached.

The Office of Comptroller of the Currency ("OCC") places limits on the credit exposure a member bank may have to any one borrower. In determining the credit exposure of a company, a bank must aggregate loans to two or more companies when one company controls or is controlled by another. Owning more than 50% of the stock of a company constitutes IPSO FACTO control. However, control is not limited to situations in which one company owns more than 50% of the stock of a company. Hence, the lending bank must consider all of the relevant facts and circumstances in determining whether a control relationship exists, thereby invoking the lending aggregation requirement. SEE EXHIBIT R, attached, an excerpt of the applicable OCC regulations.

Because of Janus' ownership of 34.35% of Distributing, a lender must consider whether Janus controls Distributing for purposes of the OCC's aggregation rule. At least one member of Distributing's syndicated credit facility, U.S. Bank, participates in both Distributing's and Janus syndicated lines of credit. As a result, U.S. Bank, based on U.S. Bancorp's policy, determines the limits of its participation in the Distributing and Janus syndicated lines of credit as if Distributing and Janus were one borrower. Distributing believes that if Janus' ownership of Distributing is reduced below 25 percent, U.S. Bank will determine its participation in Distributing's syndicated line of credit without aggregating its exposure with that of Janus or considering Janus' credit worthiness. SEE EXHIBIT S, which is the letter from U.S. Bank describing the aggregate credit exposure calculation.

It is noteworthy that the aggregation rule can never work to Distributing's advantage. The purpose of the aggregation rule is to place a limit on the credit exposure of a bank, IN RELATION TO ITS TOTAL CAPITAL, attributable to related parties. Hence, if one of the related parties under consideration has a very high credit rating, the other party derives no benefit. The test is simply to determine whether, by adding together the loans of both parties, the total loans exceed the allowable percentage of the bank's capital. On the other hand, as one of the related parties credit quality deteriorates, the access to credit of the other party could be negatively impacted as the bank becomes concerned about the exposure of its loans, in aggregate, to the related parties. Conversely, as the credit quality of the other related party improves, the bank may find it attractive to increase lending to this related party, thereby reducing the related party's access to funding from that bank. In sum, Distributing loses control over its ability to manage its borrowings because banks that lend to Janus may determine the amounts they are willing to lend to Distributing based on the amount of credit they have extended to Janus and/or its credit worthiness.

U.S. Bancorp's aggregation policy has broader implications. First, as noted above, there is a practical limitation on the number of banks large enough to participate in a syndicated line of credit the size of Distributing's. It is in the best interest of managing Distributing's credit and financing as well as its other bank services needs not to limit, in any way, the number of institutions from which it can borrow. As noted earlier, because of the size of Distributing's borrowing needs, the number of banks that can participate in Distributing's credit facility is already limited. Further limiting Distributing's access to credit has the following negative consequences.

Because Distributing must turn to members of its credit facility to meet most of its nonlending bank services needs, Distributing may encounter the difficult choice of terminating an important service arrangement with a bank because it may no longer be able to participate sufficiently in the Distributing credit facility to remain a member of the syndicate. Not only can this result in requiring Distributing to turn to another bank which may not be as capable in providing such services, the cost of replacing a bank (both financial and in terms of the time and attention of Distributing's management) can be significant. Certain bank service arrangements are so closely integrated with Distributing's operations that changing them would require significant computer programming costs to reprogram automated tasks (in at least one case, the cost is estimated to be in excess of $5 million).

In summary, Janus' ownership of Distributing already serves to place a limitation on the credit it can receive from one member of its syndicated line of credit, U.S. Bank, and as a result of U.S. Bancorp's policy, an affiliate of DST has suffered a reduction of $10 million under one of its credit arrangements with U.S. Bank. There is a risk that other participating members of Distributing's syndicated line of credit may apply the OCC's aggregation limits as U.S. Bancorp has. In an environment of continuing consolidation in the banking industry and increasing pressure to find profitable service opportunities for participating members of the credit facility, aggregating the credit risk of Janus and Distributing will likely impair Distributing's ability to meet its financing needs. In this connection, it is noteworthy that U.S. Bancorp is the result of a merger between Firstar and "old" U.S. Bancorp in 2001, that Firstar was the result of a series of mergers involving Mercantile
(1999) and Star (1998) and "old" U.S. Bancorp was itself the result of a merger with First Bank Systems (1997). It is possible that future consolidation could both shrink the pool of potential syndicate members and expand the reach of the U.S. Bancorp blanket aggregation policy.

3. THE OPERATIONS OF CONTROLLED LACK FIT AND FOCUS WITHIN THE DISTRIBUTING GROUP OF COMPANIES

Distributing originally anticipated that its Financial Services segment would create synergies with its Marketing Services Business and thus provide a strong basis for expansion. However, despite its best efforts, Distributing believes the strategy upon which the business of Controlled was built has been ineffective in significantly enhancing Distributing's core businesses.

In contrast to Distributing's other businesses, the graphics design and commercial printing business does not differentiate itself in the marketplace through technological advances. It is a highly fragmented business with many competitors. Distributing must continuously upgrade its commercial printing capabilities to increase efficiencies to remain competitive. It is a "commodity" business with competitive pricing and no opportunity to gain competitive advantage by developing and introducing technological solutions. In contrast to Distributing's other business segments, where Distributing secures competitive advantage by developing innovative software solutions, in this activity, innovation is effectively achieved by capital investment, i.e., by buying a bigger, faster, better printing device. For example, using its proprietary software, Distributing already stores and maintains customer data for its mutual fund and other clients. Hence, it is very efficient for Distributing's Output Solutions operations to receive those data in electronic files and to use its sophisticated printmail software to print and disseminate the reports and statements to mutual funds' shareholders and customers in other industries served by Distributing's Output Solutions and Customer Management segments. There is no comparable synergy among the other core DST businesses and the business of Controlled.

The fulfillment business is highly customized, labor intensive and served by larger competitors who possess significant economies of scale compared with Controlled's capabilities. In recognition of this fact, on two earlier occasions Distributing sought a joint venture partner with which to combine Controlled's operations to achieve the scale necessary to become a market leader. In December 1996, Distributing negotiated to combine the operations of Controlled with those of ADP to form the largest provider of trade confirmation services to the broker dealer community. More recently, Controlled entered negotiations with ADP to discuss a range of joint venture combinations involving certain operations of the Output Solutions segment, which included specific combinations of the Marketing Services Division. However, none of these discussions led to a transaction.

Despite its lack of scale, Controlled has been successful in introducing technology solutions that provide it a competitive advantage in its fulfilment business; however, these technology solutions do not leverage other Distributing technologies. To this point in time, Controlled has marketed its fulfilment/communications management suite of products mainly to the marketing arm of discount broker/dealers and to retail oriented mutual fund companies. This is a relatively new target market for Distributing and its affiliated group and is one which is targeted primarily by Controlled. This means that Controlled cannot leverage other Distributing business relationships to assist Controlled in cross selling its products because it is the only member of the group marketing directly to this customer set.

Finally, Controlled's business is far more cyclical than Distributing's. During periods of stock market weakness, Controlled's business activity and revenues wane due to decreased activity, i.e., fewer investors are interested in acquiring new investments, which drives the fulfillment and transactions confirmations business of Controlled. In contrast, Distributing's mutual fund software revenues are driven by the number of account holders. Hence, in periods of market weakness, Distributing's accounts typically remain stable, as investors tend to switch from one mutual fund to another, e.g., from a stock fund to a money market fund, rather than to completely withdraw from a mutual fund family and invest in alternatives.

For the reasons set forth above, Distributing's management has concluded that operating Controlled within the larger Output Solutions business segment is a poor fit that makes it desirable to separate the two segments. On the other hand, Janus believes that its business relationships with retail brokerage and variable annuity firms can be exploited to expand Controlled's Marketing Services Business. For instance, Janus has close relationships with the large retail brokerage firms, e.g., Merrill Lynch, Goldman Sachs and Salomon Smith Barney (among others). As noted above, Controlled markets its fulfilment/communications management suite of products mainly to the marketing arm of discount broker/dealers and retail oriented mutual fund companies. Janus' relationships with large retail brokerage firms such as those noted above provide Janus the opportunity to give Controlled access to the marketing divisions within these organizations to further expand Controlled's business. Additionally, Janus can use Controlled's technology to significantly reduce its outside printing costs associated with the distribution of its funds as underlying investments of variable annuity products. Currently, insurance companies bill Janus for the cost of printing the prospectus for each Janus fund that may be selected as an investment option within a variable annuity policy. Janus management believes they can direct insurance companies to use Controlled for this service, thereby expanding Controlled's business. Alternatively, Janus believes it can use Controlled as a source to print Janus fund prospectuses on demand for these variable annuity policies, thereby reducing the printing costs currently billed to Janus by the insurance companies. These opportunities will make Controlled more valuable under Janus' ownership than under Distributing's ownership.

E. JANUS' USE OF CONTROLLED'S LIQUID ASSETS

As noted, the fair market value of the trade or business assets of Controlled are approximately $115 million which is approximately XXX PERCENT of the gross fair market value of the assets Controlled will possess at the time of the Distribution. The additional non-trade or business asset (the cash) is necessary to equalize the value of Controlled with that of the shares of Distributing stock to be surrendered by Janus in order to effect a sufficient reduction of Janus' interest to accomplish the business purposes set forth above.

Controlled plans to use the non-trade or business asset as follows: (i) at least $15 million will be used for capital expenditures in the Marketing Services
Business; (ii) approximately $350 - 450 million will be used to purchase publicly traded, debt of Janus (which debt will be held by Controlled for investment until its maturity or exchanged for other publicly traded debt of Janus pursuant to an exchange offer on arm's length terms in which the public also participates that will then be held by Controlled for investment until maturity); (iii) not more than $300 million will be used to purchase outstanding shares of Janus stock in open market transactions in which Controlled is not aware of the identity of the seller; (iv) approximately $20-50 million will be held by Controlled in cash and cash equivalents as working capital for the Marketing Services Business; and, (v) the remaining cash will be invested by Controlled in publicly traded debt and equity securities of issuers other than Janus and its affiliates pending use by Controlled in making acquisitions of operating businesses, including, but not limited to, printing, technology, asset servicing, asset management, and distribution businesses, and to provide operating and working capital to grow Controlled's businesses.

F. SUMMARY

Controlled's operations have significant potential for growth, but the opportunity to realize this growth will not be maximized within Distributing's group of companies. The nature of the operations conducted by Controlled does not fit with the rest of Distributing's core operations. Splitting off Controlled to Janus in exchange for Distributing stock will serve these important business purposes of Distributing:

     o The competitive risks which Distributing's Mutual Funds Shareowner Accounting Services Business and Output Solutions operations face as a result of Janus' significant direct ownership are eliminated by: (1) reducing Janus' ownership to less than 10 percent; (2) acquiring an irrevocable proxy to vote the Distributing shares Janus retains; and
          (3) obtaining a 10 year moratorium prohibiting Janus from acquiring additional shares of Distributing.

     o Distributing eliminates uncertainty about gaining access to financing for its businesses resulting from some banks' policy that Distributing and Janus loan exposures must be aggregated.

     o The Distribution of Controlled will enable Distributing management to focus on its core lines of business.

SECTION II - REPRESENTATIONS

Attached as Exhibits T, U and V are officer's certificates setting forth the representations made by the respective managements of DST, DST Output Marketing Services and Janus. These representations form a material part of this opinion letter.

SECTION III - ISSUES

What are the federal income tax consequences to DST and to DST Output Marketing Services resulting from the Distribution as described above?

SECTION IV-OPINION

Based upon the facts set forth in Section I, the Representations contained in Sections II, and the analysis set forth in Section V, and subject to the qualifications and limitations set forth in Section VI, the Firm is of the following Opinion:

DST should recognize no gain or loss upon transferring the assets of the Graphics Division subject to Graphics Division liabilities and the assets of DST Output Graphics Resources (less the Retained Assets) subject to its liabilities as well as transferring cash to Controlled. (Sections 361(a) and 357(a)). Also, DST should recognize no gain or loss upon its Distribution of Controlled stock to Janus in exchange for DST shares owned by Janus. (Section 361(c)). Controlled should recognize no gain or loss upon its receipt of the Graphics Division assets subject to Graphics Division liabilities as well as the DST Output Graphics Resources assets (less the Retained Assets) subject to its liabilities and the cash in exchange for Controlled stock. (Section 1032(a)).

The bases of the assets of the Graphics Division and the assets of DST Output Graphic Resources (except for the Retained Assets) should be the same in the hands of Controlled as that of DST Output of California and DST Output Graphic Resources, respectively. (Section 362(b)). The holding period of the assets of the Graphics Division and the assets of DST Output Graphic Resources (except for the Retained Assets) should be the same in the hands of Controlled as that of DST Output of California and DST Output Graphic Resources, respectively. (Section 1223(2)).

The Firm does not express an opinion on any other federal income tax aspect of the Distribution described herein. For example, the Firm does not opine on the question whether there is any gain or loss from excess loss accounts, deferred intercompany gains or losses, or on the manner or the extent to which earnings and profits of Distributing immediately prior to the Distribution are apportioned between Distributing and Controlled. Therefore, this opinion only opines on the federal income tax issues expressed above in this Section IV Opinion and not any other federal income tax issues.

SECTION V - DISCUSSION

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES TO DST AND TO DST OUTPUT MARKETING SERVICES RESULTING FROM THE TRANSACTIONS DESCRIBED HEREIN?

A. REQUIREMENTS OF A REORGANIZATION UNDER SECTION 368(A) (1) (D) OF THE CODE.

Under Section 368(a)(1)(D) a corporate reorganization includes a transfer of all or a part of the assets of one corporation to another corporation in exchange for all or part of the stock of such other corporation if immediately after the transfer the transferor is in control of the corporate transferee so long as the stock of such transferee corporation is distributed in a transaction that qualifies under Section 355.

The transfer to Controlled of the Graphics Division by New LLC1, a disregarded entity owned by DST, and all of the assets and liabilities of DST Output Graphics Resources, except for the Retained Assets, by New LLC2, a disregarded entity owned by DST, as described in the facts above, should qualify as a reorganization under Section 368(a)(1)(D) inasmuch as: (i) the transfer occurs pursuant to a plan of reorganization as expressed in the Agreement which has been incorporated herein by reference; (ii) immediately after the exchange of assetsvfor stock of Controlled, DST, through the disregarded entities New LLC 1 and New LLC2, will own all of the stock of Controlled; and, (iii) as discussed below, the Distribution of Controlled stock to Janus for DST shares owned by Janus described in the Distribution, should satisfy the requirements of Section 355.

B. THE DISTRIBUTION OF CONTROLLED STOCK SHOULD MEET THE REQUIREMENTS OF SECTION 355

The  purpose of Section  355 is to permit  tax-free  readjustment  of  corporate structures required by business exigencies, which in general, effect only a readjustment of continuing interest in property under modified corporate forms. In permitting such restructuring, Section 355 provides rules which are designed to prevent the conversion of dividend income into capital gain. To accomplish these objectives, the taxpayer must satisfy a number of statutory and non-statutory requirements to qualify a distribution of stock of a controlled corporation under Section 355.

These requirements are discussed below with regard to the Distribution under the headings: (1) Control; (2) Distribution of Control; (3) Device; (4) Business Purpose; (5) Active Trade and Business; (6) Continuity of Shareholder Interest;
(7)  Non-application  of  Section  355(d);  and (8)  Non-application  of Section
355(e).

1 CONTROL

     (a) REQUIREMENT: The distributing corporation must control the corporation to be distributed immediately before the distribution. (Section 355(a)(1)(A)). Control is defined as ownership of (a) stock possessing at least 80% of the total combined voting power of the corporation and (b) at least 80% of each class of outstanding nonvoting stock. (Section 368(c)).

     (b) DISCUSSION: Immediately before the Distribution, Distributing will own all of Controlled's only class of outstanding stock. Controlled has no plan or intention to issue additional stock.

2. DISTRIBUTION OF CONTROL

     (a) REQUIREMENT: The distributing corporation must either (i) distribute all the stock and securities which the distributing corporation holds immediately before the distribution or (ii) distribute an amount of stock constituting control and established that the retention of stock or securities is not part of a plan having as one of its principal purposes the avoidance of federal income tax. (Section 355(a)(1)(D) and Treas. Reg. Sec. 1.355-2(e)).

     (b) DISCUSSION: Distributing will distribute all of Controlled stock in the Distribution and will not hold any stock or securities of Controlled after the Distribution.

3. DEVICE FOR DISTRIBUTING EARNINGS AND PROFITS

     (a) REQUIREMENT: The distributing company's distribution of stock must not have been used principally as a device for the distribution of earnings and profits of the distributing company or the company to be distributed. (Section 355(a)(1)(B) and Treas. Reg. Sec. 1.3552(d)). Treas. Reg. Sec. 1.355-2(d)(2)(ii)
provides that the most likely way the distribution will result in being a device is if the distribution is pro rata or substantially pro rata among the shareholders of the distributing corporations.

     (b) DISCUSSION: Treas. Reg. Sec. 1.355-2(d)(5)(iv) provides that a "distribution is ordinarily considered not to have been used principally as a device if, in the absence of Section 355, with respect to each shareholder distributee, the distribution would be a redemption to which Section 302(a) applied. Janus is the only distributee in the proposed transaction, and it has represented that it would be entitled to treatment under Section 302(a) in the absence of Section 355. Moreover, the transaction is driven by business purposes that have been described above. Accordingly, the subject transaction should not be viewed as failing the non-device requirement. Moreover, the fact that Distributing makes a significant capital contribution to Controlled to equalize the value of Controlled with the value of the shares of Distributing Janus will exchange in the transaction does not alter this result. See Revenue Ruling 64-102, 1964-1 C.B. 136 and Revenue Ruling 71-383, 1971-2 C.B. 180.

4. BUSINESS PURPOSE

     (a) REQUIREMENT: The Distribution must have a valid corporate business purpose. (Treas. Reg. Sec. 1.355-2(b)).

     (b) DISCUSSION: As discussed fully above, Distributing's management has concluded that Janus' direct ownership creates a significant risk to its core mutual fund processing operations and hinders its ability to obtain adequate financing. Additionally, the business conducted by Controlled does not fit well with Distributing's core businesses and the Distribution of Controlled will enable Distributing to operate more effectively by permitting management to focus on its core businesses. The business purposes described herein are valid business purposes.

5. FIVE-YEAR ACTIVE TRADE OR BUSINESS

     (a) REQUIREMENT: The distributing corporation and the corporation to be distributed must each be actively engaged in the conduct of a trade or business immediately after the distribution. (Section 355(b)(1)(A) and Treas. Reg. Sec. 1.355-3(a)(1)). Under Treas. Reg. Sec. 1.355-3(b)(1), a corporation is treated as engaged in the active conduct of a trade or business if it is itself so engaged or if substantially all of its assets consist of stock of corporations controlled by it, each of which is so engaged. Such trade or businesses must (i) be actively conducted throughout the five-year period ending on the date of the distribution, and (ii) not be acquired during such period in a transaction in which gain or loss was recognized in whole or in part. (Section 355(b)(2)(B)-(D) and Treas. Reg. Sec. 1.355-3(b)(1)(5)). The active trade or business requirement under Section 355(b)(2)(C) will be considered violated if the Distributing or Controlled corporation acquires the assets or acquired controlling stock interest in the business in a taxable transaction within the five-year period preceding the distribution. Moreover, Treas. Reg. Sec. 1.355-3(b)(4)((iii) states that a direct or indirect acquisition of a trade or business by one member of an affiliated group from another member of the group is not the type of transaction to which Section 355(b)(2)(C) and (D) is intended to apply. Therefore, in applying Section 355(b)(2)(C) or (D), such an acquisition, even though taxable, shall be disregarded.

     (b) DISCUSSION: After the Distribution, Controlled will continue to be engaged in an active trade or business under Section 355(b) because it will continue its historic line of business along with the business operations acquired in the transactions immediately prior to the Distribution, which acquired businesses also meet the requirement of Section 355(b). Because Controlled's acquisitions of the operations, in whole or in part, of three corporations (DST Output Illinois, DST Output Graphic Resources, and DST Output of California) occurred in tax-free transactions immediately prior to the Distribution, the active business purpose requirement will not be violated; and thus, Controlled can treat these business operations as part of the activities meeting the active business requirement for the five-year period. Furthermore, the assets that Controlled will acquire from an historic subsidiary of USCS, will not violate the active business test because USCS was acquired in a tax-free transfer within the five-year period. Moreover, each of these acquisitions was among members of Distributing's affiliated group.

As noted in the discussion above under the heading, Distributing's Directly Operated Business, Distributing has been engaged in an active trade or business for more than 5 years, which it will continue to conduct after the Distribution. See Revenue Ruling 73-44, 1973-1, C.B. 182; clarified by Revenue Ruling 76-54, 1976-1 C.B. 96, and GCM 34238, dated December 15, 1969, determining that there is no set rule in Section 355 specifying a percentage of total assets that must be related to the distributing or controlled corporation's active business. Thus, Distributing should satisfy the requirements of Section 355(b).

6. CONTINUITY OF INTEREST

     (a) REQUIREMENT: Treas. Reg. Sec. 1.355-2(c)(1) requires that the shareholders of the distributing corporation must own, after the distribution, an amount of stock in both the distributing and controlled corporations establishing a continuity of interest.

     (b) DISCUSSION: Distributing is a publicly traded corporation and its stock is traded on the New York Stock Exchange. The continuity of interest requirement will be satisfied because the persons who are the shareholders of Distributing prior to the Distribution will own, in the aggregate, approximately 100% of the stock in Distributing and Controlled after the Distribution. After the Distribution, the public shareholders of DST will continue to own their DST shares and Janus will own 100% of the stock of the Controlled corporation.

7. NON-APPLICATION OFSECTION 355(D)

     (a) REQUIREMENT: Section 355(d) provides that, in the case of a "disqualified distribution," the distributing corporation will recognize gain on the distribution of the stock of the controlled corporation. A "disqualified distribution" is defined as any distribution otherwise qualifying under Section 355 if, immediately after the distribution, any person holds (directly or under the attribution rules of Section 355(d)) "disqualified stock" in the distributing or controlled corporation which constitutes a 50% or greater interest in either corporation. Section 355(d)(4) defines the term "50% or greater interest" as stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock. "Disqualified stock" is defined in
Section 355(d)(3) as any stock of the distributing corporation acquired by purchase during the five-year period ending on the date of the distribution, and any stock of the controlled corporation either acquired by purchase during this five-year period, or attributable to purchased distributing stock..

     (b) DISCUSSION: Section 355(d) is not applicable to the Distribution. No part of the Distribution will involve a "disqualified distribution" under
Section 355(d), because, immediately after the Distribution, no person will hold directly or by attribution stock . constituting a 50% or greater interest in either Distributing or Controlled that was acquired by purchase during the five-year period ending on the date of the Distribution (all within the meaning of Section 355(d)).

8. NON-APPLICATION OF SECTION 355(E)

     (a)  REQUIREMENT:  Section 355(e) imposes  restrictions on events occurring pursuant to a plan (or series of related transactions) that affect the shareholders' interests in the distributing or controlled corporations or any successors thereto. Section 355(e) provides that the distributing corporation will recognize gain on the distribution of the stock of the controlled corporation if the distribution is part of a plan (or series of related transactions) pursuant to which one or more persons acquire directly or indirectly stock representing a 50 percent or greater interest in either the distributing corporation or controlled corporation. Section 355(e)(2)(B) provides that if one or more persons acquire stock representing a 50 percent or greater interest in the distributing or any controlled corporation during the four-year period beginning on the date which is two years before the date of distribution, a plan will be presumed to exist. Section 355(e)(3) excepts certain acquisitions from this provision.

     (b) DISCUSSION: The Distribution is not a distribution to which Section 355(e) applies. Pursuant to the Distribution, Janus will acquire Controlled common stock by reason of holding stock in Distributing, which under Section 355(e)(3)(A)(ii) is not treated as stock acquired pursuant to a plan. Thus, the acquisition by Janus of Controlled common stock is an acquisition that is not taken into account for purposes of Section 355(e). In addition, it has been represented that the Distribution is not part of a plan or series of related transactions pursuant to which one or more persons will acquire, stock possessing 50 percent or more of the total combined voting power of all classes of stock of either Distributing or Controlled entitled to vote, or stock possessing 50 percent or more of the total value of all classes of stock of either Distributing or Controlled. Nor has one or more persons acquired directly or indirectly stock representing a 50 percent or greater interest in Distributing or Controlled in the two years before the date of the Distribution.

In summary, all of the requirements of Section 355 of the Code and the regulations there under should be satisfied by the Distribution of Controlled stock by DST. Accordingly, Section 361 (c) should apply such that Distributing should not recognize gain or loss upon the Distribution of its Controlled stock to Janus in exchange for DST shares owned by Janus.

C. TAX CONSEQUENCES TO DST

Section 361 affords the transferor in a transaction qualifying as a reorganization under Section 368(a)(1)(D) and Section 355 with non-recognition upon its transfer of assets solely in exchange for stock (or constructive stock) of the transferee corporation. In addition, Section 357(a) provides that liabilities assumed as part of such transaction generally will not be treated as money or property received by the transferor for purposes of Section 361.

In the instant case, DST has represented that the liabilities of the Graphics Division and the liabilities associated with the assets of DST Output Graphic Resources which were assumed by Controlled were incurred in the ordinary course of business and that the bases of the assets transferred to Controlled by DST (through the disregarded entities, New LLC1 and New LLC2) will exceed the amount of liabilities assumed by Controlled plus any liabilities to which the assets received by Controlled from DST (New LLC1 and New LLC2) may be subject. Under these circumstances, DST (New LLC1 and New LLC2) should recognize no gain or loss upon the transfer of assets to Controlled in constructive exchange for Controlled stock and the assumption by Controlled of the liabilities of the Graphics Division and the assets of DST Output Graphic Resources.

Pursuant to Section 361(c), DST should recognize no gain or loss upon its Distribution of Controlled stock to Janus in exchange for 32.3 million shares of DST stock held by Janus.

The Firm does not express an opinion on any other federal income tax aspect of the Distribution described herein. For example, the Firm does not opine on the question whether there is any gain or loss from excess loss accounts, deferred intercompany gains or losses, or on the manner or the extent to which earnings and profits of Distributing immediately prior to the Distribution are apportioned between Distributing and Controlled. Therefore, this opinion only opines on the federal income tax issues expressed above in this Section IV Opinion and not any other federal income tax issues.

D. TAX CONSEQUENCES TO CONTROLLED

Pursuant to Section 1032, Controlled should recognize no gain or loss upon its receipt of (1) the assets of the Graphics Division and the assets of DST Output Graphic Resources and (2) cash from DST (New LLCl and New LLC2) in the transaction as described above in constructive exchange for stock of Controlled.

The bases of the assets of the Graphics Division and the assets of DST Output Graphic Resources should be the same in the hands of Controlled as that of DST Output of California and DST Output Graphic Resources, respectively. (Section 362(b)). The holding period of the assets of the Graphics Division and the assets of DST Output Graphic Resources should be the same in the hands of Controlled as that of DST Output of California and DST Output Graphic Resources, respectively. (Section 1223(2)).

SECTION VI-QUALIFICATIONS AND LIMITATIONS

The Opinion of the Firm expressed in Section V hereof is subject to the following qualifications to, and limitations of, its validity and effectiveness:

1. The Opinion represents the Firm's view of the proper United States federal income tax treatment of the issues presented based upon the Firm's analysis of the relevant United States federal income tax authorities as of the date hereof. The Opinion is not binding on the IRS, state revenue authorities, or the courts. No ruling has been sought from the Internal Revenue Service in this matter.

2. The Opinion is based upon the Code and its legislative history, the Regulations, judicial decisions and current administrative rulings and practices of the IRS, all as in effect on the date of the Opinion Letter. These authorities may be amended or evoked at any time. Any changes may or may not be retroactive with respect to the transactions entered into or contemplated prior to the date thereof and could cause the Opinion to be or become incorrect, in whole or in part, with respect to the United States federal income tax results relating to the transaction. There is and can be no assurance that such legislative, judicial or administrative changes will not occur in the future. The Firm assumes no obligation to update or modify this Opinion Letter to reflect any developments that may impact the Opinion from and after the date of the Opinion Letter.

3. The Opinion is dependent upon the accuracy and completeness of the Facts and Representations set forth and referenced in Sections I and II. The Firm has relied upon the Facts and Representations set forth and referenced in Sections I and II hereof without any independent investigation or verification of their accuracy or completeness. Any inaccuracy or incompleteness in the Firm's understanding of the Facts and Representations in Sections I and II hereof could adversely affect the conclusion expressed by the Firm in the Opinion. By acceptance of the Opinion Letter from the Firm, the DST Group has evidenced its permission for the Firm to rely upon the accuracy of the Facts and Representations set forth and referenced in Sections I and II in performing its analysis of the United States federal income tax issues in connection with the proposed restructuring in rendering the Opinion. In addition, the Firm has assumed, without any independent verification, that all the agreements necessary to effect the proposed transaction described in Section I hereof have been or will be validly executed by persons who are duly authorized to enter into such agreements on behalf of the named parties thereto, that such agreements are or will be legally valid and binding obligations of the parties thereto in accordance with their terms, and that the obligations thereunder have been or will be performed in the manner set forth therein. Finally, the Firm does not undertake, and expressly disclaims, any obligation to monitor the Facts set forth herein or any changes thereto from and after the date of the Opinion Letter.

4. The Firm is expressing its opinion only as to matters expressly addressed in Section V hereof. The Firm is not expressing its opinion as to any other aspects of the transactions described herein. No opinion should be inferred as to any other matters, including without limitation, any other United States federal income tax issues with respect to the proposed restructuring incident to the Distribution or any state, local or foreign tax treatment or any matter incidental thereto described herein, including, but not limited to, reporting requirements. Thus, for example, no determination has been made as to whether any deferred tax items or excess loss accounts exist with respect to the several affiliates or DST.

5. This Opinion Letter is issued solely for the benefit of the DST Group and no other person (such as shareholders of DST) or entity -may rely hereon without the prior, express written consent of the Firm.

If you should have any questions, please call Jimmie Stark at (816) 218-1621.

Very truly yours,



PricewaterhouseCoopers LLP

            EXHIBIT B - [FORM OF ERNST & YOUNG TAX OPINION TO JANUS]

                                                                      APPENDIX B



                        IRREVOCABLE AND CONTINUING PROXY

     Pursuant to the terms of that certain Share Exchange Agreement, dated as of August 25, 2003 (the "Agreement"), by and among DST Systems, Inc., a Delaware corporation ("DST"), DST Output Marketing Services, Inc., a New York corporation ("OMS"), and the undersigned Janus Capital Group Inc., a Delaware corporation ("Janus"), Janus hereby irrevocably appoints the DST Proxy Committee as it shall be constituted from time to time by the Board of Directors of DST, with full power of substitution, as its attorney-in-fact and proxy to attend meetings, vote, execute and deliver written consents and in all other ways act in its place with respect to the exercise of all voting rights with respect to seven million four hundred twenty-four thousand and fifty-two (7,424,052) shares of common stock, par value $0.01 per share, of DST owned by Janus as of the date hereof, appropriately adjusted for any stock dividend, stock split, reverse stock split, share combination, reclassification, recapitalization or similar transaction with respect to the common stock of DST (the "Shares"), until the termination of this proxy as provided below.

     Janus hereby represents, warrants and covenants that (i) this proxy is irrevocable and is coupled with an interest, (ii) Janus shall take all action reasonably requested by the DST Proxy Committee and/or DST to effect the intent of this proxy and (iii) the DST Proxy Committee is hereby authorized to do all such things and take all such actions as necessary to carry out the rights granted hereunder. Janus further confirms that this proxy may be exercised by the DST Proxy Committee with respect to each matter presented to the Stockholders of DST.

     THIS PROXY SHALL TERMINATE UPON ANY TRANSFER OF THE SHARES (INCLUDING PURSUANT TO ANY PLEDGE OR LOAN OF THE SHARES OR ANY SIMILAR TRANSACTION), WITH RESPECT TO THE SHARES TRANSFERRED, EXCEPT WITH RESPECT TO ANY SHARES AS TO WHICH JANUS OR ANY AFFILIATE OF JANUS SHALL HAVE RETAINED VOTING RIGHTS.



Dated:  August 25, 2003

                                           JANUS CAPITAL GROUP INC.



                                       By: ________________________________

                                       Name:  _____________________________

                                      Title:  ______________________________

                                                                      APPENDIX C



August 25, 2003


Board of Directors
DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, MO 64105

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to DST Systems, Inc. ("DST") of the consideration to be exchanged in a Transaction (as defined below) pursuant to a Share Exchange Agreement
("Agreement") to be entered into between DST, DST Output Marketing Services, Inc. ("OMS") and Janus Capital Group Inc. ("Janus"). The Agreement provides for, among other things, a transaction ("Transaction") whereby (a) DST shall assign, transfer, convey and deliver to Janus and Janus shall accept and acquire from DST all of the OMS common shares ("OMS Shares"), subsequent to a Reorganization (as defined in the Agreement), in exchange for 32.3 million shares of DST common stock owned by Janus ("Janus DST Shares") and (b) Janus shall assign, transfer, convey and deliver to DST and DST shall accept and acquire from Janus the Janus DST Shares in exchange for the OMS Shares.

U.S. Bancorp Piper Jaffray Inc. ("U.S. Bancorp Piper Jaffray"), as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We are currently acting as financial advisor to DST in connection with the Transaction, for which DST will pay us a fee for such services that is not contingent upon the consummation of the Transaction. DST has also agreed to indemnify us against certain liabilities that may arise in connection with this engagement. In addition, U.S. Bancorp Piper Jaffray participated as a syndicate member in DST's August 12, 2003 sale of $840,000,000 convertible notes. U.S. Bancorp Piper Jaffray was not a manager or co-manager of this offering and its participation in the selling group approximated three percent (3%) of the notes sold. U.S. Bancorp Piper Jaffray will receive the same pro rata compensation as other selling group members. Furthermore, in the ordinary course of our business, we and our affiliates may actively trade securities of DST for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

In arriving at our opinion, we have undertaken such reviews, analyses and inquiries as we deemed necessary or appropriate under the circumstances. Among other things, we have:


1.   Reviewed a draft dated as of August 21, 2003 of the Agreement;

2. Reviewed certain publicly available business and financial information relating to DST and Janus Capital Group that U.S. Bancorp Piper Jaffray deemed to be relevant, including Annual Reports on Form 10-K for the fiscal years ended December 31, 2002, 2001 and 2000, and Quarterly Reports on Form 10-Q for the quarters ended June 30 and March 31, 2003, and September 30, 2002;

3. Reviewed draft audited financial statements for OMS subsequent to the Reorganization, but excluding the Additional Assets (as defined in the Agreement), (such entity is defined herein as "OMS Post Reorganization") for the years ended 2001 and 2002;

4. Reviewed interim financial statements for the six months ended June 30, 2003 for OMS Post Reorganization;

5. Reviewed financial projections prepared by the management of DST for the years ending December 31, 2003 through December 31, 2005 for the following scenarios:

     -    Base Case DST that excludes the impact of the Transaction;

     -    Proforma DST that includes the impact of the Transaction;

     -    Standalone OMS Post Reorganization.

6. Reviewed valuation of the OMS Post Reorganization operations prepared by Standard & Poor's Corporate Value Consulting dated June 13, 2003;

7. Completed general business and financial due diligence with certain members of DST and OMS management teams. Topics discussed included, but were not limited to, the background and rationale for the Transaction, financial condition, operating performance, balance sheet characteristics and prospects of DST and OMS Post Reorganization;

8. Completed site visits to DST's headquarters in Kansas City, Missouri and operations in Kansas City, Missouri and Chicago, Illinois;

9. Reviewed financial, market performance and other data of publicly traded companies deemed relevant by U.S. Bancorp Piper Jaffray for comparison with similar data from DST and OMS Post Reorganization; and

10. Reviewed additional information and analyses as deemed necessary by U.S. Bancorp Piper Jaffray, including assessment of general economic, industry and financial market conditions.

In conducting our review and in rendering our opinion, we have, with your consent, relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to us by DST or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information. We have assumed, in reliance upon the assurances of DST's management, that the information provided to us has been prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning data and other business outlook information, reflects the best currently available estimates and judgment of the management of DST and OMS, and that management of DST and OMS is not aware of any information or facts that would make the information provided to us incomplete or misleading. We have assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of DST and OMS Post Reorganization since the date of the last financial statements made available to us. We have also assumed that DST and OMS Post Reorganization is not party to any material pending transactions, other than the Transaction, anticipated amendment to the DST credit facility and other transactions in the ordinary course of business.

In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained and that no limitations, restrictions or conditions will be imposed that would have a material adverse effect on DST or the contemplated benefits to DST of the Transaction or will otherwise change the consideration for DST. We have assumed that the Transaction will qualify as a tax-free exchange under the United States Internal Revenue Code. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us, without modification of material terms or conditions.

In arriving at our opinion, we have not performed nor been furnished any appraisals or valuations of the specific assets or liabilities of DST other than the valuation of OMS Post Reorganization prepared by Standard & Poor's Corporate Value Consulting dated June 13, 2003. We express no opinion regarding the liquidation value of DST or OMS. The analyses we performed in connection with this opinion were going concern analyses. We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of an entity, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses. The Board of Directors did not request that we solicit, and we did not solicit, any expression of interest from any other parties with respect to any alternative transaction.

We have undertaken no independent analysis of any pending or threatened litigation, material claims, possible unasserted claims or other contingent liabilities, to which DST or its affiliates is a party or may be subject, or of any other governmental investigation of any possible unasserted claims or other contingent liabilities to which either DST or its affiliates is a party or may be subject. At DST's direction and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the potential effects of any such litigation, claims or investigations or possible assertions of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us, facts and circumstances and economic, market and other conditions as they exist, and are subject to evaluation on the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. Except as provided in the engagement letter between DST and us, we have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and we do not have any obligation to update, revise or reaffirm this opinion. We express no opinion herein as to the prices at which DST common shares have traded or may trade at any future time.

This opinion is furnished pursuant to our engagement letter dated July 24 , 2003. This opinion is directed to the Board of Directors of DST in connection with its consideration of the Transaction. This opinion may not be published or otherwise used, nor may any public references to U.S. Bancorp Piper Jaffray be made except in accordance with our engagement letter. This opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction. In connection with this opinion, we were not requested to opine as to, and this opinion does not address, the basic business decision of DST to proceed with or effect the Transaction or to consider, alternative transactions that may have been available to DST.

Based upon and subject to the foregoing, and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the consideration to be exchanged in the Transaction is fair, from a financial point of view, to DST.

Sincerely,

U.S. BANCORP PIPER JAFFRAY INC.

/s/ U.S. Bancorp Piper Jaffrey

                                                                      APPENDIX D



DST OUTPUT MARKETING
SERVICES

CONDENSED COMBINED FINANCIAL STATEMENTS

JUNE 30, 2003

DST OUTPUT MARKETING SERVICES
CONDENSED COMBINED BALANCE SHEET
--------------------------------------------------------------------------------


                                                  JUNE 30,         DECENBER 31,
 (IN THOUSANDS OF DOLLARS)                          2003               2002
                                                (UNAUDITED)
 ASSETS
 Current assets
   Cash and cash equivalents                     $      3           $      3
   Accounts receivable
    (net of allowance of $680 and $711)            12,969             10,369
   Related party receivable                             -                 16
   Inventories                                      1,537              1,411
   Deferred income taxes                              381                378
   Other current assets                             1,455              1,154
                                                 --------            -------
                                                   16,345             13,331
 Properties                                         5,004              6,097
 Deferred income taxes                                896                342
 Affiliate receivable                                   -              3,286
 Other assets                                         183                183
                                                 --------           --------
      Total assets                               $ 22,428           $ 23,239
                                                 ========           ========

 LIABILITIES AND INVESTED EQUITY
 Current liabilities
   Accounts payable                              $  2,948           $  2,792
   Accrued compensation and benefits                1,632              1,971
   Income taxes payable                               202              1,763
   Customer deposits                                1,511              2,371
   Other accrued liabilities                        3,710              3,441
                                                 --------           --------
                                                   10,003             12,338

 Affiliate payable                                    392                  -
                                                 --------           --------
                                                   10,395             12,338
                                                 --------           --------
 Commitments and contingencies

 Invested equity                                   12,033             10,901
                                                 --------           --------

      Total liabilities and invested equity      $ 22,428           $ 23,239
                                                 ========           ========

   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
CONDENSED COMBINED STATEMENT OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(UNAUDITED)
--------------------------------------------------------------------------------

(IN THOUSANDS OF DOLLARS)                          2003                2002

Total revenues                                  $ 44,524            $ 56,065

Operating costs                                   37,681              46,347
Selling, general and administrative costs          3,597               4,614
Depreciation and amortization                      1,808               2,173
                                                --------            --------

Income from operations                             1,438               2,931

Interest expense                                      (1)                (83)
Other income (expense), net                           97              (1,133)
                                                --------            --------

Income before income taxes                         1,534               1,715
Income taxes                                         606                 705
                                                --------            --------

Net income                                      $    928            $  1,010
                                                ========            ========



















   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
CONDENSED COMBINED STATEMENT OF CHANGES IN INVESTED EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2003
(UNAUDITED)
--------------------------------------------------------------------------------

                                                           TOTAL
                                                          INVESTED
                                                           EQUITY
(IN THOUSANDS OF DOLLARS)                                 --------

DECEMBER 31, 2002                                         $ 10,901

Transfers from parent                                          204
Net income                                                     928
                                                          --------
JUNE 30, 2003                                             $ 12,033
                                                          ========























   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
CONDENSED COMBINED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
(UNAUDITED)
--------------------------------------------------------------------------------

(IN THOUSANDS OF DOLLARS)                             2003               2002

CASH FLOWS - OPERATING ACTIVITIES
Net income                                         $     928          $   1,010
                                                   ---------          ---------

Depreciation and amortization                          1,808              2,173
Deferred taxes                                          (559)              (601)
Increase in accounts receivable                       (2,584)            (2,730)
Decrease (increase) in inventories
  and other current assets                              (426)                70
Decrease in other assets                                   -                 10
Decrease in accounts payable and
  accrued liabilities                                 (1,995)              (466)
Increase (decrease) in accrued
  compensation and benefits                             (339)               400
                                                   ---------          ---------
Total adjustments to net income                       (4,095)            (1,144)
                                                   ---------          ---------
          Net                                         (3,167)              (134)
                                                   ---------          ---------

CASH FLOWS - INVESTING ACTIVITIES
Capital expenditures                                    (715)              (166)
                                                   ---------          ---------
          Net                                           (715)              (166)
                                                   ---------          ---------

CASH FLOWS-FINANCING ACTIVITIES
Distributions to (from) DST                              204                758
Increase (decrease) in affiliate
  receivable/payable                                   3,678               (458)
                                                   ---------          ---------
          Net                                          3,882                300
                                                   ---------          ---------

Net increase (decrease) in cash
  and cash equivalents                                     -                  -
Cash and cash equivalents, beginning
  of period                                                3                  3
                                                   ---------          ---------

Cash and cash equivalents, end of period           $       3          $       3
                                                   ---------          ---------


   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
JUNE 30, 2003 and 2002
(UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.   SUMMARY OF ACCOUNTING POLICIES

     The interim Condensed Combined Financial Statements of DST Output Marketing Services ("OMS" or the "Company") as of June 30, 2003 and for the six months ended June 30, 2003 and June 30, 2002 included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been considered or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to enable a reasonable understanding of the information presented. These Condensed Combined Financial Statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2002.

     In the opinion of management, the accompanying unaudited interim condensed combined financial statements contain all adjustments (consisting of normal interim closing procedures) necessary for a fair statement of the interim results of the Company at June 30, 2003 and the results of operations of the six months ended June 30, 2003 and 2002, and cash flows for the six months ended June 30, 2003 and 2002.

     The results of operations for the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year 2003.

     STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations and has presented the required Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, as amended by SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE ("SFAS 123"), pro forma disclosure in the table below.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
JUNE 30, 2003 and 2002
(UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The Company participates in certain DST Systems, Inc. ("DST") stock based compensation plans. The Company applies APB 25 and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company's fixed stock based compensation. Had compensation cost been determined consistent with SFAS 123, the Company's net income would have been reduced to the following pro forma amounts:

                                                  SIX MONTHS       SIX MONTHS
                                                     ENDED            ENDED
                                                    JUNE 30,         JUNE 30,
                                                      2003             2002

     Net income                  As reported       $    928         $  1,010

     Deduct:  Total stock-based employee
       compensation expense determined under
       fair value based method for all awards,
        net of relaxed tax effects                     (288)            (352)
                                                   --------         --------
     Net income                    Pro forma       $    640         $    658
                                                   ========         ========


     The Company uses the Black-Scholes option pricing model which requires the Company to make certain assumptions in order to estimate fair value.

2.   COMMITMENTS AND CONTINGENCIES

     The Company has a letter of credit of $305 for the period ended June 30, 2003. The letter of credit is secured by DST's debt facility.

     From time to time, the Company enters into agreements with unaffiliated parties containing indemnification provisions, the terms of which vary depending on the negotiated terms of each respective agreement. The amount of such obligations is not stated in the agreements. The Company's liability under such indemnification provisions may be subject to time and materiality limitations, monetary caps and other conditions and defenses.

     The Company has entered into purchase and service agreements with its vendors and consulting agreements with providers of consulting services to the Company pursuant to which the Company has agreed to indemnify certain of such vendors and consultants, respectively, against third party claims arising from the Company's use of the vendor's product or the services of the vendor or consultant.

     At June 30, 2003, the Company had not accrued any liability on the aforementioned indemnifications as amounts are not deemed material.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
JUNE 30, 2003 and 2002
(UNAUDITED)
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The Company is involved in various legal proceedings arising in the normal course of business. While the ultimate outcome of these legal proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with legal counsel, that the final outcome in such proceedings, in the aggregate, would not have a material adverse effect on the combined financial condition or results of operations of the Company.

                                                                    APPENDIX E



DST OUTPUT MARKETING
SERVICES

COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND 2001

PRICEWATERHOUSECOOPERS LLP
-------------------------------------------------------------------------------
                                                   PRICEWATERHOUSECOOPERS LLP
                                                   1055 Broadway, 10th Floor
                                                   Kansas City MO 64105-1595
                                                   Telephone (816) 472 7921
                                                   Facsimile (816) 218 1890


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of DST Systems, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of changes in invested equity and of cash flows present fairly, in all material respects, the financial position of DST Output Marketing Services (the "Company") at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for "Out-of-Pocket" expenses to conform with Emerging Issues Task Force Issue No. 01-14, INCOME STATEMENT CHARACTERIZATION OF REIMBURSEMENTS RECEIVED FOR "OUT-OF-POCKET" EXPENSES INCURRED.


/s/ PricewaterhouseCoopers LLP


Kansas City, Missouri
July 25, 2003

DST OUTPUT MARKETING SERVICES
COMBINED BALANCE SHEET
DECEMBER 31, 2002 AND 2001
-------------------------------------------------------------------------------


(IN THOUSANDS OF DOLLARS)                            2002               2001

ASSETS
Current assets
  Cash and cash equivalents                     $       3          $       3
  Accounts receivable
   (net of allowance of $711 and $974)             10,369             10,107
  Related party receivable                             16                  9
  Inventories                                       1,411              1,280
  Deferred income taxes                               378                460
  Other current assets                              1,154              1,159
                                                ---------          ---------
                                                   13,331             13,018
Properties                                          6,097              9,923
Deferred income taxes                                 342                  -
Affiliate receivable                                3,286                  -
Other assets                                          183                143
                                                ---------          ---------
     Total assets                               $  23,239          $  23,084
                                                =========          =========

LIABILITIES AND INVESTED EQUITY
Current liabilities
  Accounts payable                              $   2,792          $   3,884
  Related party payable                                 -                160
  Accrued compensation and benefits                 1,971              2,043
  Income taxes payable                              1,763              1,582
  Customer deposits                                 2,371              4,076
  Other accrued liabilities                         3,441              2,918
                                                ---------          ---------
                                                   12,338             14,663


Deferred income taxes                                   -                638
Affiliate payable                                       -              7,244
                                                ---------          ---------
                                                   12,338             22,545
                                                ---------          ---------

Commitments and contingencies (Note 10)

Invested equity                                    10,901                539
                                                ---------          ---------

     Total liabilities and invested equity      $  23,239          $  23,084
                                                =========          =========



   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
COMBINED STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------


(IN THOUSANDS OF DOLLARS)                 2002           2001             2000

Total revenues (includes related
  party revenues of $15,497,
  $14,869 and $13,796)                 $ 105,698      $ 112,032       $ 120,986

Operating costs                           86,670         92,126          97,677
Selling, general and
  administrative costs                     9,174         10,517          12,475
Depreciation and amortization              5,249          4,550           3,966
                                       ---------      ---------       ---------

Income from operations                     4,605          4,839           6,868

Interest income                                2              1              60
Interest expense                            (113)          (816)           (821)
Other (expense), net                           -           (104)           (230)
                                       ---------      ---------       ---------

Income before income taxes                 4,494          3,920           5,877
Income taxes                               1,846          1,559           2,501
                                       ---------      ---------       ---------
Net income                             $   2,648      $   2,361       $   3,376
                                       =========      =========       =========















   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
COMBINED STATEMENT OF CHANGES IN INVESTED EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------
                                                              TOTAL
                                                            INVESTED
 (IN THOUSANDS OF DOLLARS)                                   EQUITY
                                                            --------

 DECEMBER 31, 1999                                         $    932

 Capital contributions                                          301
 Distributions                                               (3,133)
 Net income                                                   3,376
                                                           --------
 DECEMBER 31, 2000                                            1,476

 Distributions                                               (3,298)
 Net income                                                   2,361
                                                           --------
 DECEMBER 31, 2001                                              539

 Capital contributions                                        9,000
 Distributions                                               (1,286)
 Net income                                                   2,648
                                                           --------
 DECEMBER 31, 2002                                         $ 10,901
                                                           ========

















   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
COMBINED STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------


(IN THOUSANDS OF DOLLARS)                                    2002             2001             2000
CASH FLOWS - OPERATING ACTIVITIES
Net income                                               $   2,648         $   2,361        $   3,376
                                                         ---------         ---------        ---------
Depreciation and amortization                                5,249             4,550            3,966
Deferred taxes                                                (898)              (66)           1,441
Decrease (increase) in accounts receivable                    (269)            2,348           (1,921)
Decrease (increase) in inventories and other
  current assets                                              (171)              992             (364)
Decrease in accounts payable and accrued liabilities        (3,233)           (2,244)          (1,308)
Increase (decrease) in accrued compensation and
  benefits                                                     (72)             (955)               3
Other, net                                                       5                21               (3)
                                                         ---------         ---------        ---------
Total adjustments to net income                                611             4,646            1,814
                                                         ---------         ---------        ---------
         Net                                                 3,259             7,007            5,190
                                                         ---------         ---------        ---------

CASH FLOWS - INVESTING ACTIVITIES
Capital expenditures                                          (450)           (1,569)          (8,085)
Proceeds from sale of fixed assets                               2                11              875
Other, net                                                       5                22               59
                                                         ---------         ---------        ---------
         Net                                                  (443)           (1,536)          (7,151)
                                                         ---------         ---------        ---------

CASH FLOWS - FINANCING ACTIVITIES
Distributions to DST                                        (1,286)           (3,298)          (3,133)
Increase (decrease) in affiliate receivable/payable         (1,530)           (2,371)           5,030
                                                         ---------         ---------        ---------
         Net                                                (2,816)           (5,669)           1,897
                                                         ---------         ---------        ---------

Net increase (decrease) in cash and cash equivalents             -              (198)             (64)
Cash and cash equivalents, beginning of year                     3               201              265
                                                         ---------         ---------        ---------
Cash and cash equivalents, end of year                   $       3         $       3        $     201
                                                         =========         =========        =========




   The accompanying notes are an integral part of these financial statements.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


1.   BUSINESS AND BASIS OF PRESENTATION

     BUSINESS
     DST Output Marketing Services ("OMS" or the "Company") is a business consisting of the Graphics Design and sheet-fed printing business
     ("Graphics") and the laser printing and fulfillment operations of the Marketing Services Division of DST Systems, Inc. ("DST").


     BASIS OF PRESENTATION
     The combined financial statements have been derived from the financial statements and accounting records of DST based on the historical assets, liabilities and related operations of DST Output Marketing Services, Inc., DST Output of Illinois, Inc., the Graphics division of DST Output Graphic Resources, Inc. and the Graphics division of DST Output of California, Inc. DST is the ultimate parent of each of these entities. Since certain of these operations are divisions, DST's investment in the Company is shown in lieu of shareholder's equity in the combined financial statements. All significant intercompany balances and transactions have been eliminated.

     Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial statements included herein may not necessarily reflect the Company's results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company operated as a stand-alone entity during the periods presented.

     The historical financial statements of the entities comprising OMS include charges from DST for costs such as rent and utility costs, insurance, employee benefits and payroll processing, and information technology. The historical amounts charged to the entities comprising OMS were based on direct identification through the Company's cost accounting records, and for Graphics, these costs were allocated based on various methods including square footage, headcount and percentage of revenue. Additionally for purposes of the combined financial statements, costs of $56 have been recorded for the years ended December 31, 2002, 2001 and 2000, respectively, which primarily represent costs associated with additional information technology provided by DST. The Company's management believes the methods used for assessing direct charges and allocations are reasonable.

     DST uses a centralized approach to cash management and the finance of its operations. Cash deposits and payments for the Company are received or distributed by DST on a regular basis and are netted against the affiliate receivable/payable account. As a result, none of DST's cash, or cash equivalents at the corporate level have been allocated to the Company in the combined financial statements. Cash in the combined financial statements represents amounts held by the Company's operations.

     The Company maintains a borrowing/lending arrangement with an affiliate. The Company pays or earns interest on its average outstanding balance based on the prime rate and the average federated rate, respectively. For the years ended December 31, 2002, 2001 and 2000, interest expense under this arrangement was $113, $816 and $821, respectively, and interest earned was $2, $1 and $60, respectively. At December 31, 2002 and 2001, the Company had $3,286 and $(7,244), respectively, of net affiliate receivables/(payables) attributable to this arrangement.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

2.   SIGNIFICANT ACCOUNTING POLICIES


     USE OF ESTIMATES
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION
     The Company's revenues are recognized upon completion of the services provided. Allowances for billing adjustments are estimated when revenues are recognized and are recorded as reductions in revenues. The allowance for doubtful accounts represents an amount considered by management to be adequate to cover potential losses. Effective January 1, 2002, the Company adopted Emerging Issues Task Force ("EITF") Issue No. 01-14, INCOME STATEMENT CHARACTERIZATION OF REIMBURSEMENTS RECEIVED FOR "OUT-OF-POCKET" EXPENSES INCURRED ("EITF No. 01-14), formerly EITF Topic No. D-103. In accordance with EITF No. 01-14, the Company records the reimbursements received for out-of-pocket expenses as revenue on an accrual basis.

     CAPITALIZATION OF SOFTWARE DEVELOPMENT COSTS
     The Company capitalizes costs for the development of internal use software, including coding and software configuration costs and costs of upgrades and enhancements in accordance with Statement of Position ("SOP") 98-1, ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE. These costs are amortized under the Company's current policy on a straight-line basis, depending on the nature of the project, generally over a three to ten year period. For the years ended December 31, 2002, 2001 and 2000, the Company capitalized $0, $1,202 and $1,942, respectively, of costs related to such development.

     INVENTORIES
     Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out basis. Inventories are comprised primarily of paper and envelope stocks.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost with major additions and improvements capitalized. Cost includes the amount of interest cost associated with significant capital additions. Production equipment, data processing equipment, data processing software, furniture, fixtures and other equipment are depreciated using straight-line and accelerated methods over the estimated useful lives, principally three to five years. Leasehold improvements are depreciated using the straight-line method over the lesser of the term of the lease or life of the improvements.

     LONG-LIVED ASSETS
     Long-lived assets are assessed for impairment whenever events or circumstances indicate the carrying value may not be fully recoverable by comparing the carrying value to future undiscounted cash flows. To the extent there is impairment, analysis is performed based on several criteria, including, but not limited to, revenue trends, discounted operating cash flows and other operating factors to determine the impairment amount.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     INCOME TAXES
     The Company files a consolidated federal income tax return, as well as consolidated or unitary returns in certain states, with DST and other affiliates. The tax provisions of DST and the Company are prepared on a separate return basis.

     Deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded by the liability method. This method gives consideration to the future tax consequences of deferred income or expense items and immediately recognizes changes in income tax laws upon enactment. The income statement effect is generally derived from changes in deferred income taxes on the balance sheet.

     CUSTOMER DEPOSITS
     The Company may require postage deposits from certain of its clients based on contractual arrangements.

     STOCK-BASED COMPENSATION
     The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations and has presented the required Statement of Financial Accounting Standards ("SFAS") No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, as amended by SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION - TRANSITION AND DISCLOSURE ("SFAS 123"), pro forma disclosure in the table below.

     The Company participates in certain DST stock based compensation plans, which are described separately in Note 5. The Company applies APB 25 and related interpretations in accounting for its plans, and accordingly, no compensation cost has been recognized for the Company's fixed stock based compensation. Had compensation cost been determined consistent with SFAS 123, the Company's net income would have been reduced to the following pro forma amounts:


                                                  YEAR ENDED DECEMBER 31,
                                           -----------------------------------
                                              2002        2001         2000
                                           ---------    ---------    ---------

     Net income              As reported   $   2,648    $   2,361    $   3,376

     Deduct:  Total stock-based employee
       compensation expense determined
       under fair value based method for
       all awards, net of related tax
       effects                                  (674)        (737)        (467)
                                           ---------    ---------     --------
     Net income                Pro forma   $   1,974    $   1,624    $   2,909
                                           =========    =========    =========

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     FINANCIAL INSTRUMENTS
     The carrying values of the Company's financial instruments including cash, accounts receivable, accounts payable and accrued liabilities and other noncurrent liabilities, approximate fair value due to their short-term nature.

3.   LEASEHOLD IMPAIRMENT

     During the year ended December 31, 2002, the Company recognized, in depreciation and amortization, leasehold impairments of $980.

4.   PROPERTIES

     Properties and related accumulated depreciation and amortization are as follows:

                                                             December 31,
                                                        ----------------------
                                                          2002          2001
                                                        ----------------------
     Production equipment                                $ 9,181      $ 9,154
     Data processing equipment                             5,403        5,976
     Furniture, fixtures and other equipment               3,892        3,868
     Software                                              6,530        6,728
     Leasehold improvements                                4,197        4,049
     Construction in progress                                121           20
                                                         -------      -------
                                                          29,324       29,795
     Less accumulated depreciation and amortization       23,227       19,872
                                                         -------      -------
     Net properties                                      $ 6,097      $ 9,923
                                                         =======      =======

     Depreciation and amortization expense for the years ended December 31, 2002, 2001 and 2000, was $5,249, $4,550 and $3,966, respectively.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

5.   INCOME TAXES

     Income tax expense consists of the following components:


                                                  YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                             2002         2001          2000
                                          --------      --------      --------
     Current
       Federal                            $  2,281      $  1,393      $    703
       State and local                         463           232           357
                                          --------      --------      --------
              Total current                  2,744         1,625         1,060

     Deferred
       Federal                                (755)          (62)        1,217
       State and local                        (143)           (4)          224
                                          --------      --------      --------
              Total deferred                  (898)          (66)        1,441
                                          --------      --------      --------
     Total income tax expense             $  1,846      $  1,559      $  2,501
                                          ========      ========      ========

Differences between the Company's effective income tax rate and the U.S. federal income tax statutory rate are as follows:


                                                  YEAR ENDED DECEMBER 31,
                                          ------------------------------------
                                            2002          2001          2000
                                          --------      --------     ---------

     Income tax expense using the
       statutory rate in effect           $  1,573      $  1,372     $   2,057
     Tax effect of
       State and local income taxes, net       208           148           378
       Other                                    65            39            66
                                          --------      --------     ---------
     Total income tax expense             $  1,846      $  1,559     $   2,501
                                          ========      ========     =========
     Effective tax rate                       41.1%         39.8%         42.6%
     Statutory federal tax rate               35.0%         35.0%         35.0%

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The federal and state deferred tax assets (liabilities) recorded on the Consolidated Balance Sheet are as follows:


                                                               DECEMBER 31,
                                                           -------------------
                                                             2002        2001
                                                           -------    --------
     Liabilities
       Accumulated depreciation and amortization           $     -     $   701
                                                           -------     -------
       Gross deferred tax liabilities                            -         701
                                                           -------     -------
     Assets
       Accumulated depreciation and amortization               240           -
       Book accruals not currently deductible for tax          379         450
       Deferred compensation and other employee benefits       101          73
                                                           -------     -------
       Gross deferred tax assets                               720         523
                                                           -------     -------
     Net deferred tax assets (liabilities)                 $   720     $  (178)
                                                           =======     =======

     The Company files a consolidated return with its parent. The Internal Revenue Service ("IRS") is completing its examination of the tax years ended December 31, 1995 and 1996. There are no IRS proposed adjustments for the Company for these periods. The IRS has recently initiated an examination of the tax years ended December 31, 1999 and 2000.

6.   INVESTED EQUITY

     Certain transactions between OMS and DST are reflected as distributions to or transfers to/from DST within the combined financial statements. Amounts treated as distributions are recorded as a reduction to Invested Equity and amounts treated as transfers to/from DST are recorded as a decrease/increase to the affiliate receivable/payable component included in the Combined Balance Sheet. Generally, increases in the affiliate receivable/payable component result from the timing of cash requirements throughout each year. Amounts treated as distributions to DST generally reflect the transfer to DST of excess cash, to the extent such amounts were not required for investing, financing or operating needs.

     During 2002 and 2000, DST forgave intercompany advances of $9,000 and $301, respectively, to OMS, which have been treated as capital contributions in the Combined Statement of Changes in Invested Equity and are non-cash activities for purposes of the Combined Statement of Cash Flows

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     STOCK OPTION PLANS
     The Company participates in several DST stock based compensation plans, which are described separately below.

     The  weighted  average  fair value of options  granted to  employees of the
     Company   was  $10.70,   $16.42  and  $10.91  for  2002,   2001  and  2000,
     respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2002, 2001 and 2000, respectively: expected option term of 2.9, 2.4 and 2.6 years, volatility of 44.4%, 42.0% and 38.5%, dividend yield of 0% and risk-free interest rate of 2.5%, 4.2% and 6.5%.

     In September 1995, DST established the 1995 Stock Option and Performance Award Plan, which now provides for the availability of 30,000,000 shares of DST's common stock for the grant of awards to officers, directors and other designated employees. The awards may take the form of an option, stock appreciation right, limited right, performance share or unit, dividend equivalent, or any other right, interest or option relating to shares of common stock granted under the plan. The option exercise prices must be at least equal to the fair market value of the underlying shares on the date of grant. Options become exercisable and expire as determined by the Compensation Committee of the DST Board of Directors at the date of grant.

     Summary stock option activity for the Company is presented in the table below (shares in thousands and weighted average exercise price in $):

                                                      YEAR ENDED DECEMBER 31,
                             ------------------------------------------------------------------
                                     2002                  2001                     2000
                             -------------------   ---------------------   --------------------
                                        WEIGHTED               WEIGHTED               WEIGHTED
                                        AVERAGE                AVERAGE                 AVERAGE
                                        EXERCISE               EXERCISE               EXERCISE
                              SHARES      PRICE     SHARES       PRICE      SHARES      PRICE
                             --------   --------   --------    --------    --------    --------

Outstanding at January 1          151   $  46.38        151    $  30.17          83   $  22.57
Granted                           125      34.59         92       56.92         110      32.61
Exercised                         (16)     24.23        (82)      28.06         (42)     21.57
Forfeited                          (8)     48.68        (10)      49.08
                             --------              --------                --------
Outstanding at December 31        252   $  41.90        151    $  46.38         151   $  30.17
                             ========              ========                ========
Exercisable at December 31         98   $  46.47         51    $  26.72          40   $  23.76


DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     Summary information concerning the Company's outstanding and exercisable stock options as of December 31, 2002 follows:

                                         OUTSTANDING OPTIONS                            EXERCISABLE OPTIONS
                            -------------------------------------------------    ---------------------------------
                                                WEIGHTED          WEIGHTED                              WEIGHTED
                                                AVERAGE           AVERAGE                               AVERAGE
          RANGE OF            NUMBER           REMAINING          EXERCISE            NUMBER            EXERCISE
      EXERCISE PRICES       OF OPTIONS     CONTRACTUAL LIFE         PRICE           OF OPTIONS            PRICE
         PER SHARE        (IN THOUSANDS)        (IN YEARS)        PER SHARE       (IN THOUSANDS)        PER SHARE
     ----------------   ----------------   ----------------   ----------------   ----------------   --------------

      $10.00 - $19.99                  4                3.5   $          11.38                  4   $        11.38
       20.00 -  29.99                 29                7.1              28.50                 29            28.50
       30.00 -  39.99                 94                9.6              31.84
       40.00 -  49.99                 48                9.0              44.12                 15            47.75
       50.00 -  60.35                 70                8.3              57.83                 50            58.93
       64.00 -  74.06                  7                7.9              73.36
                        ----------------   ----------------   ----------------   ----------------   --------------
      $10.00 - $74.06                252                8.7   $          41.90                 98   $        46.47



     STOCK PURCHASE PLANS
     The 2000 DST Systems, Inc. Employee Stock Purchase Plan (the "Plan") provides the right to subscribe to 2.0 million shares of common stock to substantially all employees of DST and participating subsidiaries, except those whose customary employment is less than 20 hours per week or is five months or less per calendar year, or those who are 5% or greater stockholders of DST. The purchase price for shares under any stock offering is to be 85% of the average market price on either the exercise date or the offering date, whichever is lower. Approximately 10 thousand shares were issued to employees of the Company under the Plan in 2002. At December 31, 2002, there were approximately 1.3 million shares available for future offerings. The fair value of purchase rights granted in 2002, 2001 and 2000 was $9.06, $13.26 and $8.05, respectively. The fair value of purchase rights granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2002, 2001 and 2000, respectively: expected option term of 1.0, 1.0 and 0.64 year, volatility of 44.5%, 44.2% and 38.7%, dividend yield of 0% and risk-free interest rate of 1.3%, 3.0% and 6.8%.

7.   BENEFITS PLANS


     DST sponsors defined contribution plans that cover the Company's employees following the completion of an eligibility period. Company contributions under these plans totaled $1,086, $1,229 and $1,385 in 2002, 2001 and 2000, respectively.

     The Company or DST has active and non-active non-qualified deferred compensation plans for senior management, certain highly compensated employees and directors. The active plans permit participants to defer a portion of their compensation and may provide additional life insurance benefits until termination of their employment, at which time payment of amounts deferred is made in a lump sum or annual installments. Deferred amounts earn interest at a rate determined by the Board of Directors or are credited with deemed gains or losses of the underlying hypothetical investments. Amounts deferred under the plans totaled approximately $7 and $11 at December 31, 2002 and 2001, respectively.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.   SUPPLEMENTAL CASH FLOW INFORMATION

     Supplemental  disclosure of cash flow information:

                                                   YEAR ENDED DECEMBER 31,
                                              ------------------------------
                                                2002       2001       2000
                                              --------   --------   --------
     Interest paid during the year             $  113       $ 816    $  821
     Income taxes paid/(received)
     during  the  year                          2,697        (204)    1,588



9.   RELATED PARTY TRANSACTIONS

     The Company provides certain products and services to DST and its affiliated entities. Other general, administrative and miscellaneous services, including payroll processing, are provided by DST and its affiliated entities.

     The Company recognized revenues from DST and its affiliates of $15,497, $14,869 and $13,796 in 2002, 2001 and 2000, respectively. The Company paid DST and its affiliates $3,580, $6,181 and $14,044 in 2002, 2001 and 2000,
     respectively, for products, services and leases. At December 31, 2002 and 2001, DST and its affiliates owed the Company $16 and $9, respectively.

10.  COMMITMENTS AND CONTINGENCIES

          The Company has future obligations under certain operating lease agreements. The operating leases, which include facilities, data processing and other equipment, have lease terms ranging from 1 to 14 years excluding options to extend the leases for various lengths of time. Rental expense from operating leases was $108, $93 and $91 for the years ended December 31, 2002, 2001 and 2000, respectively. Certain leases have clauses that call for the annual rents to be increased during the term of the lease. Such lease payments are expensed on a straight-line basis. The Company leases certain facilities from unconsolidated real estate affiliates and incurred occupancy expenses of $658, $690 and $749 for the years ended December 31, 2002, 2001 and 2000, respectively.



     The Company has a letter of credit of $305 for each of the years ended December 31, 2002, 2001 and 2000, respectively. The letter of credit is secured by DST's debt facility.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     The following table sets forth the Company's contractual cash obligations including minimum rentals for the non-cancelable term of all operating leases:

                                                 OPERATING
                                                   LEASES

            2003                                $   9,378
            2004                                    7,281
            2005                                    4,816
            2006                                    4,133
            2007                                    4,034
            Thereafter                              6,225
                                                ---------
            Total                               $  35,867
                                                =========



     From time to time, the Company enters into agreements with unaffiliated parties containing indemnification provisions, the terms of which vary depending on the negotiated terms of each respective agreement. The amount of such obligations is not stated in the agreements. The Company's liability under such indemnification provisions may be subject to time and materiality limitations, monetary caps and other conditions and defenses.

     The Company has entered into purchase and service agreements with its vendors, and consulting agreements with providers of consulting services to the Company, pursuant to which the Company has agreed to indemnify certain of such vendors and consultants, respectively, against third party claims arising from the Company's use of the vendor's product or the services of the vendor or consultant.

     At December 31, 2002, the Company had not accrued any liability on the aforementioned indemnifications.

     The Company is involved in various legal proceedings arising in the normal course of business. While the ultimate outcome of these legal proceedings cannot be predicted with certainty, it is the opinion of management, after consultation with legal counsel, that the final outcome in such proceedings, in the aggregate, would not have a material adverse effect on the combined financial condition or results of operations of the Company.

DST OUTPUT MARKETING SERVICES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2002 and 2001
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     RISKS AND UNCERTAINTIES
     The Company has no history operating as an independent entity, may be unable to make the changes necessary to operate as a stand-alone entity, or may incur greater costs as a stand-alone entity that may cause the Company's profitability to decline. The Company's business has been operated by DST within a segment of its broader corporate organization rather than as a separate stand-alone entity. DST has assisted the Company by providing corporate functions such as legal and tax functions. If the Company were a stand-alone entity, DST may have no obligation to provide assistance to the Company other than interim and transitional services. Because the Company's business has never been operated as a stand-alone entity, there can be no assurance that the Company would be able to successfully implement the changes necessary to operate independently or may incur additional costs as a result of operating independently. Each of these events would cause the Company's profitability to decline.

         PLEASE MARK VOTES,                            ESPP                    CERT                        ESOP
 [ X ]   AS IN THIS EXAMPLE                            401K                    C401

-----------------------------------------------------------

                  DST SYSTEMS, INC.

-----------------------------------------------------------

                                                                                                       For   Against  Abstain
By  signing  this  card,  you  are   authorizing  the  Proxy     1.  Approval of the Share Exchange
Committee  (if you own Cert and ESPP shares) and the Trustee         Agreement dated August 25, 2003,  [  ]    [  ]     [  ]
of the DST Benefit  Plan(s) (if you own Benefit Plan Shares)         by and among DST Systems, Inc.,
to vote your shares as you specify on the proposal presented         DST Output Marketing Services,
at the  Special  Meeting or any  adjournment  thereof and to         Inc. and Janus Capital Group Inc.
vote in their respective  discretion on other proposals that         and the transactions contemplated
may properly come thereby before such meeting.                       thereby

TO VOTE IN ACCORDANCE WITH THE DST BOARD OF DIRECTORS'
RECOMMENDATION, PLEASE SIGN AND DATE; YOU NEED NOT MARK
ANY BOXES.  THE DST BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE PROPOSAL.




                 CONTROL NUMBER
                                                                 SEE IMPORTANT INFORMATION ON THE REVERSE
                                                                 SIDE OF THIS CARD

                                                                 Mark box at right                Mark box at right
                                                                 if you plan to attend [   ]      if an address change has  [   ]
                                                                 the Special Meeting              been noted on the reverse
                                                                 of Stockholders.                 side of this card

                                                                 Please be sure to sign exactly as your name appears
                                                                 on this card and to date this Voting Card.

                                                                 For Cert and ESPP shares, all joint owners must sign,
                                                                 and executors, administrators, trustees, officers of
                                                                 corporate stockholders, guardians and  attorneys-in-fact
                                                                 must indicate the capacity in which they are signing.
                                                                 For  Benefit  Plan  Shares, the Plan Participant must sign.
Stockholder/
Plan
Participant
sign
here                                           Co-owner
    ------------------------- Date ----------- sign here         ----------------------------------- Date -----------

                                DST SYSTEMS, INC.

                SPECIAL MEETING OF STOCKHOLDERS - ________, 2003

                  THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE

The DST Board is making the proposal, and it is not related to or conditioned on the approval of any other proposals which may come before the Special Meeting.

The Cert number shown on the front of the card is the number of shares you held in certificate form as of the close of business on the Record Date (________, 2003). The ESPP number shown on the front of the card is the number of shares you held of record as of the close of business on the Record Date through your DST Employee Stock Purchase Plan book entry account with DST's transfer agent. The Proxy Committee appointed by the DST Board that will vote your Cert and ESPP shares is comprised of Thomas A. McDonnell, Randall D. Young, and Kenneth V. Hager. IF YOU DO NOT SPECIFY HOW YOU AUTHORIZE THE PROXY COMMITTEE TO VOTE YOUR CERT AND ESPP SHARES, YOU AUTHORIZE IT TO VOTE FOR EACH OF THE PROPOSALS.

The ESOP, 401k and C401 numbers shown on the front of the card ("Benefit Plan Shares") are the total number of shares you held as of the close of business on the Record Date through your participation in any of the DST Employee Stock Ownership Plan, the DST 401(k) Profit Sharing Plan, or the DST Systems of California 401(k) Plan. IF YOU FAIL TO RETURN THIS VOTING CARD OR DO NOT SPECIFY YOUR VOTE, THE TRUSTEE OF THE APPLICABLE PLAN WILL VOTE THE SHARES ALLOCATED TO YOUR BENEFIT PLAN ACCOUNT(S) IN THE SAME PROPORTION AS THE SHARES HELD BY THE PLAN FOR WHICH THE TRUSTEE RECEIVES VOTING INSTRUCTIONS.

You may revoke this proxy in the manner described in the Proxy Statement dated ________, 2003, receipt of which you hereby acknowledge.


--------------------------------------------------------------------------------
PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR MAKE YOUR INSTRUCTIONS BY TELEPHONE AT (877) 779-8683 OR ELECTRONICALLY AT HTTP://WWW.EPROXYVOTE.COM/DST.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE NOTE THE NEW ADDRESS BELOW.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------